Filed Pursuant to Rule 424(b)(3)
Registration No. 333-212639

Maximum Offering of $1,095,000,000 in Shares of Common Stock

Strategic Storage Trust IV, Inc. is a Maryland corporation that elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes for the taxable year ended December 31, 2017. We expect to use a substantial amount of the net proceeds from this offering to primarily invest in income-producing and growth self storage properties and related self storage real estate investments. As of March 29, 2019, we owned 16 properties in six states. We are externally managed by Strategic Storage Advisor IV, LLC, our advisor. SmartStop Asset Management, LLC, our sponsor, is the sole voting member of our advisor and Strategic Storage Property Management IV, LLC, our property manager.

We are offering up to $1.0 billion in shares of our common stock in our primary offering, consisting of three classes of shares: Class A shares for $25.00 per share (up to $450 million in shares), Class T shares for $24.21 per share (up to $450 million in shares), and Class W shares for $22.75 per share (up to $100 million in shares). Our share classes are designed for and available for different categories of investors. All investors can choose to purchase Class A shares or Class T shares in the offering, while Class W shares are only available to investors purchasing through certain fee-based programs or registered investment advisers. The share classes have differing sales commissions; there is an ongoing stockholder servicing fee with respect to Class T shares and there is an ongoing dealer manager servicing fee with respect to Class W shares. There are discounts available for certain categories of purchasers of Class A shares as described in “Plan of Distribution.” We are also offering up to $95,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at $23.75 per share for Class A shares, $23.00 per share for Class T shares and $22.75 per share for Class W shares. As of April 5, 2019, we had sold approximately $158.6 million in shares, consisting of approximately $80.5 million from the sale of approximately 3.2 million Class A shares, approximately $63.2 million from the sale of approximately 2.6 million Class T shares, and approximately $14.9 million from the sale of approximately 0.7 Class W shares pursuant to our public offering. We will offer these shares until March 17, 2020, which is three years after the effective date of this offering, unless further extended by our board of directors as permitted under applicable law, or extended with respect to shares offered pursuant to our distribution reinvestment plan. Some jurisdictions require us to renew this registration annually. We reserve the right to reallocate shares offered among classes of shares and between our primary offering and our distribution reinvestment plan. We also reserve the right to terminate this offering in our sole discretion.

On January 25, 2017, we sold $7.5 million in Class A shares, or approximately 360,577 Class A shares, to an institutional account investor pursuant to a private offering transaction. In connection with this private offering transaction, we paid approximately $300,000 in sales commissions and approximately $150,000 in dealer manager fees to our dealer manager.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Restrictions on Ownership and Transfer” beginning on page 162 to read about limitations on transferability. See “Risk Factors” beginning on page 25 to read about the risks you should consider before buying shares of our common stock. The most significant risks include the following:

•	As of December 31, 2018, our accumulated deficit was approximately $5.9 million, and we anticipate that our operations will not be profitable in 2019.

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We have paid distributions from sources other than our cash flows from operations, including from the net proceeds of this offering and the private offering transaction. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. From commencement of paying cash distributions in February 2017, the payment of distributions has been funded from the private offering transaction and this offering. Until we generate cash flows sufficient to pay distributions to you, we may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows.

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Until we generate operating cash flows sufficient to pay distributions to you, we may pay distributions from financing activities, which may include borrowings in anticipation of future cash flows or the net proceeds of this offering (which may constitute a return of capital). It is likely that we will be required to use return of capital to fund distributions (if any) in at least the first few years of operation. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. From the commencement of paying cash distributions in February 2017, all distributions have been paid from the net proceeds of our public offering and private offering transaction.

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No public market currently exists for shares of our common stock and we may not list our shares on a national securities exchange before three to five years after completion of this offering, if at all; therefore, it may be difficult to sell your shares. If you sell your shares, it will likely be at a substantial discount. Our charter does not require us to pursue a liquidity transaction at any time.

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This is an initial public offering; we have limited operating history, and the prior performance of real estate programs sponsored by affiliates of our sponsor may not be indicative of our future results.

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This is a “best efforts” offering. If we are unable to raise substantial funds in this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

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We are a “blind pool.” As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

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Investors in this offering will experience immediate dilution in their investment primarily because (i) we pay upfront fees in connection with the sale of our shares that reduce the proceeds to us, (ii) on January 25, 2017 we sold approximately 360,577 shares of our Class A common stock at a purchase price of approximately $20.80 per share in a private offering transaction as described above, and (iii) we paid offering expenses in connection with our private offering transaction.

•	There are substantial conflicts of interest among us, our sponsor, advisor, property manager, transfer agent and dealer manager.

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Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust II, Inc., and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

•	We have no employees and must depend on our advisor to select investments and conduct our operations, and there is no guarantee that our advisor will devote adequate time or resources to us.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which will reduce cash available for investment and distribution.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment.

•	We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions.

•	Our board of directors may change any of our investment objectives without your consent.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

	Price to Public	Sales Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Per Class A Share	$25.00	$1.50	$0.75	$22.75
Per Class T Share	$24.21	$0.73	$0.73	$22.75
Per Class W Share	$22.75	$0.00	$0.00	$22.75
Total Maximum (1)	$1,000,000,000	$40,500,000	$27,000,000	$932,500,000

Distribution Reinvestment Plan
Per Class A Share	$23.75	$—	$—	$23.75
Per Class T Share	$23.00	$—	$—	$23.00
Per Class W Share	$22.75	$—	$—	$22.75
Total Maximum	$95,000,000	$—	$—	$95,000,000

(1)	Assumes $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares are sold.
*

The maximum amount of sales commissions we will pay is 6% of the gross offering proceeds in our primary offering. The maximum amount of dealer manager fees we will pay is 3% of the gross offering proceeds in our primary offering. The amount of sales commissions differs among Class A shares, Class T shares and Class W shares. The sales commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a reduction in the per share purchase price, except that shares sold under the distribution reinvestment plan will be sold at set prices as set forth above. See “Plan of Distribution.” We will also pay our dealer manager ongoing fees not shown in the table above, including (i) a monthly stockholder servicing fee for Class T shares that will accrue daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering, and (ii) a monthly dealer manager servicing fee for Class W shares that will accrue daily in the amount of 1/365th of 0.5% of the purchase price per share of Class W shares sold in our primary offering. In the aggregate, underwriting compensation from all sources, including the sales commission, dealer manager fees, stockholder servicing fees and dealer manager servicing fees will not exceed the 10% limitation on underwriting compensation imposed by FINRA.

Select Capital Corporation is the dealer manager of this offering and will offer the shares on a best efforts basis. Our dealer manager is a member firm of the Financial Industry Regulatory Authority. Our sponsor owns, indirectly through its wholly-owned subsidiaries, a 15% non-voting equity interest in our dealer manager and affiliates of our dealer manager own a 2.5% non-voting membership interest in our advisor. The minimum permitted purchase is generally $5,000.

April 19, 2019

SUITABILITY STANDARDS

An investment in our shares of common stock involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment, and will not need liquidity from their investment. Initially, there will be no public market for our shares and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who seek liquidity or guaranteed income, or who seek a short-term investment.

In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•	For Alabama Residents - Shares will only be sold to Alabama residents representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates.

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For Iowa Residents - Iowa investors must have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in us, shares of our affiliates, and other non exchange traded real estate investment trusts may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, as amended, are not subject to the 10% investment limitation.

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For Kansas Residents - It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs.

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For Kentucky Residents - Investments by residents of the State of Kentucky must not exceed 10% of such investor’s liquid net worth in our shares or the shares of our affiliates’ non-publicly traded REITs.

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For Maine Residents - The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•	For Massachusetts Residents - No more than 10% of any one Massachusetts investor’s liquid net worth may be invested in us and in other illiquid direct participation programs.

•	For Missouri Residents - No more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in any single class of our stock.

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For Nebraska Residents - In addition to the suitability standards above, Nebraska investors must limit their aggregate investment in our shares and in other non-publicly traded real estate investment trusts (REITs) to 10% of such investor’s net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation.

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For New Jersey Residents - Shares will only be sold to residents of New Jersey who have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income at least $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

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For New Mexico Residents - In addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in us, our affiliates, and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.

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For North Dakota Residents - Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in us and that they meet one of our suitability standards.

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For Ohio Residents - It shall be unsuitable for an Ohio investor’s aggregate investment in shares of us, our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his, her, or its liquid net worth.

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For Oregon Residents - Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates and that they meet one of our suitability standards.

•	For Pennsylvania Residents - A Pennsylvania resident’s investment in us must be no more than 10% of his or her net worth.

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For Puerto Rico Residents - In addition to the general suitability standards listed above, an investor may not invest, and we may not accept from an investor more than 10% of that investor’s liquid net worth in shares of us, our affiliates, and in other similar non-traded direct participation programs.

•	For Tennessee Residents - A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).

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For Vermont Residents - Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Other than as set forth above, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

The minimum initial investment is at least $5,000 in shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, (2) existing investors in other programs sponsored by our sponsor and its affiliates, which may be in lesser amounts, and (3) purchases made by an IRA, for which the minimum initial investment is at least $1,500. After you have purchased the minimum investment, any additional purchases must be investments of at least $100, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts. In addition, you may not transfer, fractionalize, or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, spouses may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

Our sponsor and each participating broker-dealer, authorized representative, or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Our sponsor or the participating broker-dealer, authorized representative, or any other person selling shares on our behalf will make this determination based on information provided by such investor to our sponsor or the participating broker-dealer, authorized representative, or any other person selling shares on our behalf, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments held by such investor, as well as any other pertinent factors.

Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, our sponsor or the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards that we have established;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, the person who directly or indirectly supplied the funds for the purchase of the shares, or the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives, and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a real estate investment trust?

A:	In general, a real estate investment trust, or REIT, is a company that:

•	combines the capital of many investors to acquire or provide financing for commercial real estate;

•	allows individual investors the opportunity to invest in a diversified portfolio of real estate under professional management;

•	pays distributions to investors of at least 90% of its taxable income; and

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avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

Q:	What is Strategic Storage Trust IV, Inc.?

A:

Strategic Storage Trust IV, Inc. is a Maryland corporation that elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes for the taxable year ended December 31, 2017. We do not have any employees and are externally managed by our advisor, Strategic Storage Advisor IV, LLC.

Q:	Do you currently own any self storage facilities?

A:	Yes. As of March 29, 2019, our self storage portfolio was comprised as follows:

Property	Purchase Price	Year Built	Approx. Sq. Ft. (net)(1)	Approx. Units(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)
Jensen Beach – FL	$4,950,000	1979	67,000	600	5.1%	92%
Texas City – TX	$7,960,000	2010	60,000	480	4.6%	95%
Riverside – CA	$6,850,000	1984	57,500	470	4.4%	94%
Las Vegas I – NV	$9,150,000	1996	55,000	580	4.2%	93%
Puyallup – WA	$13,600,000	1990	98,000	830	7.5%	91%
Las Vegas II – NV	$12,800,000	2006	76,500	640	5.9%	92%
Naples – FL	$27,250,000	2001	77,900	700	6.0%	92%
Woodlands I – TX	$9,900,000	2002	61,900	560	4.7%	88%
Katy – TX	$9,200,000	2003	59,200	570	4.5%	91%
Humble – TX	$7,400,000	2004	116,100	670	9.0%	86%
Woodlands II – TX	$10,000,000	2007	83,700	610	6.4%	81%
College Station – TX	$7,300,000	2004	71,900	600	5.5%	91%
Cypress – TX	$7,700,000	2002	90,100	580	6.9%	78%
Queenston – TX	$7,000,000	2007	63,000	540	4.8%	92%
Plant City – FL	$14,500,000	2004	110,000	820	8.4%	76%
Newark – NJ	$30,000,000	1935	158,000	1,900	12.1%	79%

TOTAL	$185,560,000		1,305,800	11,150	100%	87%

(1)	Includes all rentable square feet consisting of storage units and parking units (approximately 187,000 square feet).
(2)	Includes all rentable units, consisting of storage units and parking units (approximately 500 units).
(3)	Represents the occupied square feet divided by total rentable square feet as of March 29, 2019.

Q.	Do you currently have any shares outstanding?

A.

Yes. On January 25, 2017, we sold $7.5 million in Class A shares, or approximately 360,577 Class A shares, to an institutional account investor pursuant to a private offering transaction. On March 17, 2017, our public offering was declared effective. As of March 29, 2019, in connection with our public offering, we have received gross offering proceeds of approximately $155.3 million, consisting of approximately $79.2 million from the sale of approximately 3.2 million Class A shares, approximately $61.7 million from the sale of approximately 2.5 million Class T shares, and approximately $14.4 million from the sale of approximately 0.6 million Class W shares.

Q:	What is your acquisition strategy?

A:

We intend to use a substantial amount of the net proceeds we raise in this offering to primarily invest in a portfolio of self storage properties consisting of both income-producing and growth properties located in the United States and Canada. We may also invest in self storage facilities in other countries as well as mortgage loans and other real estate-related investments.

Self storage facilities are properties that offer do-it-yourself, month-to-month storage unit rental for personal or business use. According to the Self Storage Association’s Self Storage Industry Fact Sheet (July 2015), there are approximately 60,000 self storage facilities worldwide, including more than 48,500 “primary” facilities in the United States and more than 3,000 self storage facilities in Canada. The industry is highly fragmented and is comprised mainly of local operators and a few national owners and operators, including, we believe, only seven publicly traded self storage REITs. As a result of the track record of our sponsor and its affiliates in investing in self storage facilities (see “Prior Performance Summary”), our experienced management team and the fragmented nature of the self storage industry, we believe there is a significant opportunity for us to achieve market penetration and name recognition in this industry within three years of the commencement of this offering, resulting in greater economies of scale and potential operating cost savings over smaller local or regional operators.

Q:	What is your strategy for use of debt?

A:

Although we intend to use low leverage (less than 50% loan to purchase price) to make our investments during this offering, at certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering. As of December 31, 2018, our debt leverage was approximately 47%.

Q:	How will you own the self storage properties?

A:

Strategic Storage Operating Partnership IV, L.P., our subsidiary operating partnership, will own, directly or indirectly through one or more special purpose entities, all of the self storage properties that we acquire. We are the sole general partner of our operating partnership, and we control the operating partnership. This structure is commonly known as an UPREIT.

Q:	What is an UPREIT?

A:

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through an operating partnership in which the REIT holds a controlling interest. Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling property owner. However, in an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT’s operating partnership without recognizing gain for tax purposes.

Q:	What is a taxable REIT subsidiary?

A:

A taxable REIT subsidiary is a fully taxable corporation that can perform activities unrelated to the leasing of self storage space to tenants or customers, such as third-party management, development and other independent business activities, as well as provide products and services to our tenants or customers. Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries. We will be subject to a 100% penalty tax on certain amounts if (i) the economic arrangements among our tenants and customers, our taxable REIT subsidiary and us or (ii) payment terms for services provided by our taxable REIT subsidiary for us are not comparable to similar arrangements among unrelated parties. We, along with Strategic Storage TRS IV, Inc., a wholly-owned subsidiary of our operating partnership, made an election to treat Strategic Storage TRS IV, Inc. as a taxable REIT subsidiary. Strategic Storage TRS IV, Inc., among other things, conducts certain activities (such as selling moving supplies and locks and renting trucks or other moving equipment) that, if conducted by us, could cause us to receive non-qualifying income under the REIT gross income tests.

Q:	If I buy shares, will I receive distributions, and how often?

A:	Yes. We commenced paying distributions in February 2017 and expect to continue to pay distributions on a monthly basis to our stockholders. See “Description of Shares — Distribution Policy.”

Q:	Will the distributions I receive be taxable as ordinary income?

A:

Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we have made and may continue to make distributions using offering proceeds. We are not prohibited from using offering proceeds to make distributions by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. The portion of your distribution that is not subject to tax immediately is considered a return of investors’ capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	Are there risks involved in an investment in your shares?

A:

An investment in our shares is subject to significant risks, including risks related to this offering, risks related to conflicts of interest, risks related to the self storage industry, risks related to investments in real estate, risks associated with debt financing and federal income tax risks. You should carefully consider the information set forth in “Prospectus Summary — Summary Risk Factors” beginning on page 15 and “Risk Factors” beginning on page 25 for a discussion of the material risk factors relevant to an investment in our shares.

Q:	What will you do with the money raised in this offering?

A:

We will use the net offering proceeds from your investment to primarily make self storage investments pursuant to our acquisition strategy. We will focus on both income-producing and growth self storage properties. The diversification of our portfolio is dependent upon the amount of proceeds we receive in this offering. We intend to use the net offering proceeds to primarily make investments in self storage facilities and related self storage real estate investments and pay real estate-related acquisition expenses. We may also use net offering proceeds to pay down debt or make distributions if our cash flows from operations are insufficient. See “Estimated Use of Proceeds” for a detailed discussion on the use of proceeds in connection with this offering.

Q:	What kind of offering is this?

A:

Through our dealer manager, we are offering a maximum of $1 billion in shares of our common stock in our primary offering, consisting of three classes of shares: Class A shares at a price of $25.00 per share (up to $450 million in shares), Class T shares at a price of $24.21 per share (up to $450 million in shares) and Class W shares at a price of $22.75 per share (up to $100 million in shares). These shares are being offered on a “best efforts” basis. We are also offering up to $95,000,000 in shares of our common stock at $23.75 per share for Class A shares, $23.00 per share for Class T shares and $22.75 per share for Class W shares pursuant to our distribution reinvestment plan to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares offered among classes of shares and between our primary offering and our distribution reinvestment plan.

Q:	Why are you offering three classes of your common stock, and what are the similarities and differences between the classes?

A:

We are offering three classes of our common stock in order to provide investors with more flexibility in making their investment in us. In determining to offer three classes of shares of common stock, our board of directors took into consideration a number of factors, including recent amendments to Financial Industry Regulatory Authority (“FINRA”) Rule 2310 and NASD Rule 2340, as described more fully in FINRA Regulatory Notice 15-02. These amendments require investor account statements to reflect an estimated value per share as determined based on either the net investment method or appraised value method. The net investment method may only be used before 150 days following the second anniversary of the date we received the gross offering proceeds in the private offering transaction and generally determines the estimated value per share based on the “amount available for investment” percentage in the “Estimated Use of Proceeds” section of our prospectus, which deducts from gross offering proceeds the sales commissions, dealer manager fees, and organization and offering expenses. The appraised value method, which can be used at any time, consists of the appraised valuation disclosed in the issuer’s most recent periodic or current report filed with the Securities and Exchange Commission (“SEC”). In turn, the per share estimated value disclosed in an issuer’s most recent periodic or current report must be based on valuations of the assets and liabilities of the issuer and those valuations must be: (a) conducted by, or with the material assistance or confirmation of, a third-party valuation expert or service; (b) performed at least annually; and (c) derived from a methodology that conforms to standard industry practice. All investors can choose to purchase Class A shares or Class T shares in the offering, while Class W shares are only available to investors purchasing through certain fee-based programs or registered investment advisers. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The differences among each class relate to the sales commissions and other fees payable in respect of each class. The following summarizes the differences in sales commissions and other fees among our classes of common stock.

	Class A Shares	Class T Shares		Class W Shares
Offering Price	$25.00	$24.21		$22.75
Sales Commissions	Up to 6%	Up to 3%		0%
Dealer Manager Fee	3%	3%		0%
Stockholder Servicing Fee	None	1	%(1)	None
Dealer Manager Servicing Fee	None	None		0.50	%(2)

(1)

We will pay our dealer manager a monthly stockholder servicing fee for Class T shares sold in our primary offering that will accrue daily in the amount of 1/365th of 1% of the purchase price per Class T share sold in our primary offering. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding.

(2)

We will pay our dealer manager a monthly dealer manager servicing fee for Class W shares sold in our primary offering that will accrue daily in the amount of 1/365th of 0.5% of the purchase price per Class W share sold in our primary offering. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate underwriting compensation paid in our primary offering with respect to Class W shares, comprised of the dealer manager servicing fees, equals 9.0% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding.

Class A Shares

•

A higher front end sales commission than Class T shares, which is a one-time fee charged at the time of purchase of the shares. Front-end fees are not paid on Class W shares. The sales commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution” for additional information.

•	No monthly stockholder servicing fee or dealer manager servicing fee charges.

Class T Shares

•	Lower front end sales commission than Class A shares.

•

Class T shares purchased in the primary offering pay a stockholder servicing fee which will accrue daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. The stockholder servicing fee paid in respect of Class T shares will be allocated to the Class T shares as a class, and these fees will impact the amount of distributions payable on Class T shares.

A purchaser of Class T shares in our primary offering will pay approximately $0.0202 per Class T share per month (i.e., 1% divided by 12 months, then multiplied by the purchase price of $24.21 per share) in stockholder servicing fees for each month from the date of purchase through the date we cease paying the stockholder servicing fee. Although we cannot predict the precise length of time over which this fee will be paid by any given investor due to, among many factors, the timing of a liquidity event, we currently estimate that a Class T share purchased immediately after the effective date of this offering will be subject to the stockholder servicing fee for three years and the investor will pay aggregate fees of $0.73 per share during that time. For example, assuming none of the shares purchased are redeemed or otherwise disposed of prior to the date we cease paying the stockholder servicing fee, with respect to a one-time $10,000 investment in Class T shares, $300.00 in stockholder servicing fees will be paid to the dealer manager over three years.

Class W Shares

•

Only available to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus.

•	No front end sales commission or dealer manager fee, and no monthly stockholder servicing fee.

•

Class W shares purchased in the primary offering pay a dealer manager servicing fee which will accrue daily in the amount of 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering. The dealer manager servicing fee paid in respect of Class W shares will be allocated to the Class W shares as a class, and these fees will impact the amount of distributions payable on Class W shares.

A purchaser of Class W shares in our primary offering will pay approximately $0.0095 per Class W share per month (i.e., 0.50% divided by 12 months, then multiplied by the purchase price of $22.75 per share) in dealer manager servicing fees for each month from the date of purchase through the date we cease paying the dealer manager servicing fee. We cannot predict with great accuracy the length of time over which this fee will be paid by any given investor due to, among many factors, the varying dates of purchase and the timing of a liquidity event. However, assuming we sell the maximum amount in our primary offering, of which 10% is from the sale of Class W shares and assuming we do not undergo a liquidity event, we currently estimate that a Class W share purchased immediately after the effective date of this offering will be subject to the dealer manager servicing fee for approximately 18 years and the investor will pay dealer manager servicing fees of approximately $2.05 per share during that time, or approximately 9% of the purchase price. For example, making the assumptions above and assuming none of the shares purchased are redeemed or otherwise disposed of prior to the date we cease paying the dealer manager servicing fee, we currently estimate that with respect to a one-time $10,000 investment in Class W shares immediately after the effective date of this offering, approximately $900.00 in dealer manager servicing fees will be paid to the dealer manager over 18 years.

•

Our advisor will fund 1.15% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.

We will not pay a sales commission, dealer manager fee, stockholder servicing fee, or dealer manager servicing fee with respect to shares sold pursuant to our distribution reinvestment plan. The payment of class-specific expenses on shares purchased in our primary offering will result in different amounts of distributions being paid with respect to each class of shares. Specifically, distributions on Class T shares and Class W shares will be lower than distributions on Class A shares because Class T shares are subject to the ongoing stockholder servicing fee and Class W shares are subject to the ongoing dealer manager servicing fee. The fees and expenses above related to the Class W shares do not include any wrap account fees or other fees that may be charged directly by a Class W stockholder’s investment adviser or other financial representative. See “Description of Shares” and “Plan of Distribution” for further discussion of the differences between our classes of shares.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed among the holders of Class A shares, Class T shares and Class W shares ratably in proportion to the respective net asset value for each class until the net asset value for each class has been paid. We will calculate the estimated net asset value per share as a whole for all Class A shares, Class T shares and Class W shares and then will determine any differences attributable to each class. We expect the estimated net asset value per share of each Class A share, Class T share and Class W share to be the same, except in the unlikely event that the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares or the dealer manager servicing fees exceed the amount otherwise available for distribution to holders of Class W shares in a particular period (prior to the deduction of the stockholder servicing fees or the dealer manager servicing fees, as applicable). If the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares or if the dealer manager servicing fees exceed the amount otherwise available for distribution to the holders of Class W shares, the excess will reduce the estimated net asset value per share of each Class T share and Class W share, as applicable. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. Until we calculate our first estimated net asset value per share, we will use the net investment method (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares on account statements.

Only Class A shares are available for purchase in this offering by our directors and officers, as well as directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants. When deciding which class of shares to buy, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the sales commission and fees attributable to each class of shares, and whether you qualify for any sales commission discounts described herein. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of shares you may be eligible to purchase.

Q:	How does a “best efforts” offering work?

A:

When shares are offered to the public on a “best efforts” basis, the dealer manager and the participating broker-dealers are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:	How long will this offering last?

A:

The offering will not last beyond March 17, 2020 (three years after the effective date of this offering); provided, however, that to the extent permitted by applicable law, we may further extend this offering in certain circumstances. Our board of directors may determine that it is in the best interest of our stockholders to conduct a follow-on offering, in which case offerings of our common stock could be conducted for six years or more. We reserve the right to terminate this offering earlier at any time.

Q:	Who can buy shares?

A:

Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Some states have higher suitability requirements. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom is an investment in your shares recommended?

A:

An investment in our shares may be appropriate if you (1) meet the suitability standards as set forth herein, (2) seek to diversify your personal portfolio with a finite-life, real estate-based investment, (3) seek to receive income, (4) seek to preserve capital, (5) wish to obtain the benefits of potential capital appreciation, and (6) are able to hold your investment for a long period of time. On the other hand, we caution persons who require liquidity or guaranteed income, or who seek a short-term investment.

Q:	May I make an investment through my IRA, SEP, or other tax-deferred account?

A:

Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:

Yes. Generally, you must invest at least $5,000. Investors who already own our shares and existing investors in other programs sponsored by our sponsor and its affiliates can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:

If you meet the suitability standards described herein and choose to purchase shares in this offering, you must complete a subscription agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	May I reinvest my distributions?

A:

Yes. Under our distribution reinvestment plan, you may reinvest the distributions you receive. Distributions on Class A shares will be reinvested in Class A shares, distributions on Class T shares will be reinvested in Class T shares and distributions on Class W shares will be reinvested in Class W shares. The purchase price per share under our distribution reinvestment plan will be $23.75 per share for Class A shares, $23.00 per share for Class T shares and $22.75 per share for Class W shares during this offering. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. Please see “Description of Shares — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares in this offering, how may I later sell them?

A:

At the time you purchase the shares, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then-outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then-outstanding common stock. See “Suitability Standards” and “Description of Shares — Restrictions on Ownership and Transfer.” We are offering a share redemption program, as discussed under “Description of Shares — Share Redemption Program,” which may provide limited liquidity for some of our stockholders; however, our share redemption program contains significant restrictions and limitations and we may suspend or terminate our share redemption program if our board of directors determines that such program is not in the best interests of our stockholders.

Q:	What is the impact of being an “emerging growth company”?

A:

We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, will have a significant impact on our business or this offering. As an “emerging growth company,” we are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain shareholder approval of any golden parachute payments not previously approved. If we take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1.07 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), or (iii) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	quarterly distribution reports from our transfer agent;

•	quarterly account statements from our transfer agent;

•	three quarterly financial reports;

•	an annual report; and

•	an annual IRS Form 1099 (as applicable).

We will provide this information to you via U.S. mail or other courier, facsimile, electronic delivery, in a filing with the SEC or annual report, or posting on our website at www.strategicreit.com.

Q:	When will I get my detailed tax information?

A:	Your IRS Form 1099 will be placed in the mail by January 31 of each year, as applicable.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Select Capital Corporation

31351 Rancho Viejo Road, Suite 205

San Juan Capistrano, CA 92675

Telephone: (866) 699-5338

Q:	Who is the transfer agent?

A:	The name and address of the transfer agent is as follows:

Strategic Transfer Agent Services, LLC

10 Terrace Road

Ladera Ranch, California 92694

(866) 418-5144

Strategic Transfer Agent Services, LLC, or our transfer agent, will provide transfer agent services to us and subscribers of our shares. Our sponsor is the owner and manager of our transfer agent. For more detail about our transfer agent, see “Management — Affiliated Companies — Transfer Agent.”

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Questions and Answers About this Offering” and “Risk Factors” sections and the financial statements, before making a decision to invest in our shares.

Strategic Storage Trust IV, Inc.

Strategic Storage Trust IV, Inc. is a Maryland corporation incorporated in 2016 that elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes for the taxable year ended December 31, 2017. We commenced our initial public offering of shares of our common stock on March 17, 2017 on a “best efforts” basis. As of March 29, 2019, we had received gross offering proceeds of approximately $155.3 million, consisting of approximately $79.2 million from the sale of approximately 3.2 million Class A shares, approximately $61.7 million from the sale of approximately 2.5 million Class T shares, and approximately $14.4 million from the sale of approximately 0.6 million Class W shares. We expect to use substantially all of the net proceeds from this offering to invest in self storage facilities and related self storage real estate investments. While we have identified minimal assets to be purchased with the proceeds of this offering, we are considered to be a blind pool. As of March 29, 2019, we owned 16 properties in six states.

Our office is located at 10 Terrace Road, Ladera Ranch, California 92694. Our telephone number is (949) 429-6600 and our fax number is (949) 429-6606. Additional information about us may be obtained at www.strategicreit.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor

Our sponsor, SmartStop Asset Management, LLC, is a diversified real estate company focused on self storage assets, along with student and senior housing. It has approximately $1.9 billion of real estate assets under management, including 129 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 83,000 units and 9.6 million rentable square feet. Our sponsor’s real estate portfolio also comprises five student housing communities with approximately 2,800 beds and 1.1 million square feet of space and four senior housing communities with approximately 650 beds and 500,000 rentable square feet of space.

In addition to being our sponsor, it is the owner of our property manager and the majority and sole voting member of our advisor.

Our Advisor

Strategic Storage Advisor IV, LLC, which was formed in Delaware in 2016, is our advisor and is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. Our sponsor owns 97.5% of the economic interests (and 100% of the voting membership interests) of our advisor.

Our Property Manager

Strategic Storage Property Management IV, LLC, a Delaware limited liability company, is our property manager and manages our properties. See “Management — Affiliated Companies — Our Property Manager” and “Conflicts of Interest.” Our property manager was formed in 2016 to manage our properties. See “Management Compensation” for a discussion of the fees and expense reimbursements that will be payable to our property manager. Our property manager may enter into sub-property management agreements with affiliates or third party management companies and pay part of its management fee to such affiliates or third parties.

As of March 29, 2019, our sponsor and its affiliates managed 129 self storage facilities, consisting of approximately 83,000 units and approximately 9.6 million rentable square feet located in 15 states and Canada. The officers and employees of our property manager and its affiliates have significant experience managing self storage facilities throughout the United States. Many of our property manager’s senior property management personnel previously worked for large self storage operators, including publicly-traded self storage REITs. As of March 29, 2019, our sponsor employed approximately 278 property management personnel, including 3 regional directors, and 14 district and area managers.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors — H. Michael Schwartz, our Chief Executive Officer, and two independent directors, Dean I. Ader and Alexander S. Vellandi. All of our executive officers and our chairman of the board of directors are affiliated with our advisor and/or our property manager. Our charter, which requires that a majority of our directors be independent of our advisor, provides that our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Concurrent Offerings

Our sponsor also sponsors Strategic Student & Senior Housing Trust, Inc., or SSSHT, which is, as of the date of this prospectus, raising capital pursuant to a public offering of shares of its common stock. SSSHT commenced its primary offering on May 1, 2018 and is offering up to $1 billion in shares of common stock pursuant to its primary offering. In addition, SSSHT is offering up to $95 million in shares of common stock pursuant to its distribution reinvestment plan. As of March 31, 2019, SSSHT had sold approximately $4.0 million in shares pursuant to its public offering, consisting of approximately $2.9 million from the sale of approximately 286,000 Class A shares, approximately $0.5 million from the sale of approximately 52,000 Class T shares and approximately $0.6 million from the sale of approximately 67,000 Class W shares pursuant to its public offering. In addition, SSSHT had previously commenced a private offering, which terminated on March 15, 2018, pursuant to which it sold approximately $91.5 million in shares. For additional information regarding concurrent offerings sponsored by our sponsor, see the section of this prospectus captioned “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings.”

Our REIT Status

If we continue to qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Our Structure

Below is a chart showing our ownership structure and the entities that are affiliated with our advisor and sponsor.

*

The address of all of these entities, except Select Capital Corporation, is 10 Terrace Road, Ladera Ranch, California 92694. The address for Select Capital Corporation is 31351 Rancho Viejo Road, Suite 205, San Juan Capistrano, CA 92675

**	SmartStop Asset Management, LLC is controlled by H. Michael Schwartz, our Chief Executive Officer and Chairman.

Summary Risk Factors

An investment in our shares is subject to significant risks. You should carefully consider the information set forth under “Risk Factors” beginning on page 25 for a discussion of the material risk factors relevant to an investment in our shares. Some of the more significant risks include the following:

•	We have limited operating history and established financing sources and we cannot assure you that we will be successful in the marketplace.

•	We have incurred a net loss to date, have an accumulated deficit and our operations may not be profitable in 2019.

•	The prior performance of real estate investment programs sponsored by affiliates of our sponsor may not be an indication of our future results.

•

There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. Our charter does not require us to pursue a liquidity transaction at any time.

•

We have paid, and may continue to pay, distributions from sources other than cash flow from operations, which may include borrowings or the net proceeds of this offering (which may constitute a return of capital); therefore, we will have fewer funds available for the acquisition of properties, and our stockholders’ overall return may be reduced. From commencement of paying cash distributions in February 2017, the payment of distributions has been funded from the private offering transaction and this offering. Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least the in the first few years of operation.

•

This is a fixed price offering and the offering price for each class of our shares was arbitrarily determined and may not accurately represent the current value of our assets at any particular time. Therefore, the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

•

This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares.

•	If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

•

Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations and the ability of our property manager to effectively manage our properties.

•	Because our dealer manager is affiliated with our sponsor, you may not have the benefit of an independent review of the prospectus or our company as is customarily performed in underwritten offerings.

•

Investors in this offering will experience immediate dilution in their investment primarily because (i) we pay upfront fees in connection with the sale of our shares that reduce the proceeds to us, (ii) on January 25, 2017 we sold approximately 360,577 shares of our Class A common stock at a purchase price of approximately $20.80 per share in a private offering transaction, and (iii) we paid offering expenses in connection with our private offering transaction.

•	Our advisor, property manager and their officers and certain of our key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.

•

Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust II, Inc., and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

•

Our advisor will face conflicts of interest relating to the incentive fee structure under our operating partnership agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

•

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution. There are a number of such fees that may have to be paid and certain fees may be added or the amounts increased without stockholder approval.

•

Because we are focused on the self storage industry, our rental revenues will be significantly influenced by demand for self storage units generally, and a decrease in such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

•

We depend on on-site personnel to maximize customer satisfaction at each of our facilities and any difficulties our property manager encounters in hiring, training and retaining skilled field personnel may adversely affect our rental revenues.

•	We may suffer reduced or delayed revenues for, or have difficulty selling, properties with vacancies.

•	We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

•	Our obligation to make balloon payments could increase the risk of default.

•	Increases in interest rates would increase the amount of our debt payments and adversely affect our ability to make distributions to you.

•

If we breach covenants under our KeyBank Credit Facility, we could be held in default under such loan, which could accelerate our repayment date and materially adversely affect the value of our stockholders’ investment in us.

•	Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

•	You may have tax liability on distributions you elect to reinvest in our common stock.

•

There are special considerations that apply to pension or profit-sharing trusts or IRAs and certain other benefit accounts investing in our shares that could cause an investment in our company to be a prohibited transaction and could result in additional tax consequences.

•	Our board of directors may change any of our investment objectives without your consent, including our focus on a mix of income-producing and growth self storage facilities.

Conflicts of Interest

Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

The management personnel of our advisor and its affiliates also make investment decisions for SST II and other programs sponsored by our sponsor and its affiliates, many of which also invest in self storage properties. Consequently, management personnel will need to determine which investment opportunities to recommend to us or an affiliated program or joint venture and also determine how to allocate resources among us and the other affiliated programs;

•	Our advisor or its affiliates may receive higher fees by providing an investment opportunity to an entity other than us;

•

We may engage in transactions with other programs sponsored by affiliates of our advisor or sponsor which may entitle such affiliates to fees in connection with their services, as well as entitle our advisor and its affiliates to fees on both sides of the transaction;

•	We may structure the terms of joint ventures between us and other programs sponsored by our sponsor and its affiliates;

•

Our advisor and its affiliates, including our property manager, will have to allocate their time between us and other real estate programs and activities in which they are involved, including SST II and other private programs sponsored by our sponsor;

•

We do not own or control the intellectual property rights to the “SmartStop® Self Storage” brand and other trademarks and intellectual property that we expect to use in connection with our self storage facilities;

•	Our advisor and its affiliates will receive substantial fees in connection with the management of our properties regardless of the quality of the property acquired or the services provided to us; and

•	Our advisor may receive substantial compensation in connection with a potential listing or other liquidity event.

These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” and the “Risk Factors — Risks Related to Conflicts of Interest” sections of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and reimbursements for services relating to this offering and the management of our assets. The most significant items of compensation are summarized in the table below. Such items of compensation and fees may be increased by our board of directors without the approval of our stockholders. Please see the “Management Compensation” section of this prospectus for a complete discussion of the compensation payable to our advisor and its affiliates. The sales commissions and dealer manager fees may vary for different categories of purchasers as described in the “Plan of Distribution” section of this prospectus. The table below assumes the sale of $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares and that such shares will be sold through distribution channels associated with the highest possible sales commissions and dealer manager fees and accounts for the fact that shares will be sold through our distribution reinvestment plan at $23.75 per share for Class A shares, $23.00 per share for Class T shares and $22.75 per share for Class W shares with no sales commissions and no dealer manager fees.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering

Offering Stage

Sales Commissions (Participating Dealers)	Up to 6% of gross proceeds of the sale of Class A shares in our primary offering and up to 3% of gross offering proceeds from the sale of Class T shares in our primary offering; we will not pay any sales commissions on sales of Class W shares or shares under our distribution reinvestment plan; the dealer manager will reallow all sales commissions to participating broker-dealers.	$40,500,000

Dealer Manager Fee (Dealer Manager)	3% of gross proceeds of the sale of Class A and Class T shares in our primary offering; we will not pay a dealer manager fee on sales of Class W shares or shares under our distribution reinvestment plan.	$27,000,000

Stockholder Servicing Fee (Participating Dealers)	Subject to FINRA limitations on underwriting compensation, 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering which will accrue daily and be paid monthly. Generally, 100% of the stockholder servicing fee will be re-allowed to participating broker-dealers.	Actual amounts are dependent on the number of Class T shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Dealer Manager Servicing Fee (Dealer Manager)	Subject to FINRA limitations on underwriting compensation, 1/365th of 0.50% of the purchase price of Class W shares sold in our primary offering which will accrue daily and be paid monthly.	Actual amounts are dependent on the number of Class W shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Other Organization and Offering Expenses (Advisor)	Estimated to be 1.15% of gross offering proceeds from our primary offering in the event we raise the maximum offering. Our advisor will fund 1.15% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.	$10,350,000

Operational Stage

Acquisition Expenses (Advisor)	We do not intend to pay our advisor any acquisition fees in connection with making investments. We will, however, reimburse our advisor for acquisition expenses incurred in the process of acquiring our properties. We expect these expenses to be approximately 1% of the purchase price of each property.	$9,130,199 (estimate without leverage) $17,902,349 (estimate assuming 49% leverage)

Asset Management Fees (Advisor)	Monthly fee of 0.0833%, which is one-twelfth of 1%, of our aggregate asset value.	Not determinable at this time.

Operating Expenses (Advisor and Property Manager)	Reimbursement of our advisor and property manager for costs of providing administrative services, including related personnel costs such as salaries, bonuses and related benefits paid to our named executive officers , subject to the limitation that we will not reimburse our advisor or property manager for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering

Initial Property Manager Setup Fee (Property Manager)	One-time fee of $3,750 for each property acquired by us that will be managed by our property manager.	Not determinable at this time.

Property Management Fees (Property Manager)	Aggregate property management fees equal to the greater of $3,000 per month or 6% of gross revenues from our properties. These property management fees may be paid or re-allowed to affiliated or third party property managers.	Not determinable at this time.

Tenant Insurance Revenues (Property Manager)	An affiliate of our property manager receives substantially all of the net revenues generated for tenant insurance purchased by a customer at one of our properties.	Not determinable at this time.

Construction Fees (Property Manager)	We will pay our property manager a construction fee of 5% of the amount of construction or capital improvement work in excess of $10,000.	Not determinable at this time.

Incentive Plan Compensation (Employees and Affiliates of Advisor)	We may issue stock based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 5% of our outstanding shares at any time.	Not determinable at this time.

Transfer Agent and Registrar Fees (Transfer Agent)	We paid our transfer agent a one-time setup fee of $50,000. In addition, we will pay our transfer agent the following fees: (i) a fixed fee of $8,000 per quarter, (ii) a one-time account setup fee of $30 per account and (iii) a monthly fee of $3.10 per open account per month. In addition, we will reimburse our transfer agent for all reasonable expenses or other changes incurred by it in connection with the provision of its services to us, and we will pay our transfer agent fees for any additional services we may request from time to time, in accordance with its rates then in effect. Upon request of our transfer agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it.	Not determinable at this time.

Development Fees (Advisor)	For properties that we do not wholly-own (directly or indirectly), such as properties owned through a joint venture, our advisor or its affiliate will be entitled to receive from such joint venture or other such co-ownership entity a market-based development fee, some or all of which may be reallowed to a third party developer. The development fee will be paid in connection with joint venture properties that we anticipate developing or expanding within 12 months of the acquisition of such properties. A development fee to a third party developer may take the form of an up-front fee and participation in a back-end performance fee.	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering

Liquidation/Listing Stage

Subordinated Share of Net Sale Proceeds (not payable if we are listed on an exchange or have merged) (Advisor)	Upon sale of our properties, our advisor will receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of remaining net sale proceeds after we pay stockholders total distributions equal to their invested capital plus a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

Subordinated Distribution Due Upon Termination of Advisory Agreement (not payable if we are listed on an exchange or have merged) (Advisor)	Upon an involuntary termination or non-renewal of the advisory agreement, our advisor shall be entitled to receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of the amount by which (i) the appraised value of our properties, plus the GAAP basis carrying value of our assets less the GAAP basis carrying value of our liabilities at the termination date, plus prior distributions as of the termination date exceeds (ii) the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital. Payment of this distribution will be deferred until we receive net proceeds from the sale or refinancing of properties held at the termination date.	Not determinable at this time.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange and have not merged) (Advisor)	Upon listing, our advisor will receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of the amount by which (i) the sum of our adjusted market value (plus the amount payable pursuant to this provision) plus total distributions exceeds (ii) the sum of the stockholders’ invested capital and the total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

Subordinated Distribution Due Upon Extraordinary Transaction (payable only if we merge and are not listed on an exchange) (Advisor)	Upon a merger or other corporate reorganization, we will pay our advisor a subordinated distribution due upon extraordinary transaction from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which the transaction amount (calculated as the aggregate value of all of our issued and outstanding shares using a per share value equal to the per share value paid to our stockholders in such transaction) (plus the amount payable pursuant to this provision), plus total distributions we made prior to such transaction, exceeds the sum of the stockholders’ invested capital and the total distributions required to be paid to the stockholders in order to pay a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

Estimated Use of Proceeds

If we sell the maximum offering in our primary offering, we estimate that approximately 92.21% of our gross offering proceeds will be used to primarily make investments in self storage facilities and related self storage real estate investments and pay real estate-related acquisition expenses, while the remaining 7.79% will be used to pay sales commissions, dealer manager fees, and other organization and offering expenses. We expect our acquisition expenses to be approximately 0.91% of gross offering proceeds, which will allow us to invest approximately 91.30% in real estate investments. We have assumed sales during our offering will consist of 45% Class A shares, 45% Class T shares and 10% Class W shares based on discussions with our dealer manager and participating dealers. However, there can be no assurance as to how many shares of each class will be sold. In the event that we sell a greater percentage of Class A shares (which are subject to sales commissions of up to 6%) than currently allocated in this prospectus, the amounts and percentages of offering expenses will increase and the amounts and percentages available for investment will decrease. We may also use net offering proceeds to pay down debt or to fund distributions if our cash flows from operations are insufficient. We may use an unlimited amount from any source to pay our distributions. We will not pay sales commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. Please see the “Estimated Use of Proceeds” section of this prospectus.

Primary Investment Objectives

Our primary investment objectives are to:

•	invest in income-producing and growth self storage properties in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	preserve and protect your invested capital;

•	provide regular cash distributions to our investors; and

•	achieve appreciation in the value of our properties and, hence, appreciation in stockholder value.

See the “Investment Objectives, Strategy and Related Policies” section of this prospectus for a more complete description of our investment policies and restrictions.

General Acquisition and Investment Policies

While we intend to focus our investment strategy on self storage properties and related self storage real estate investments, we may invest in other storage-related investments such as storage facilities for automobiles, recreation vehicles, and boats. We may additionally invest in other types of commercial real estate properties if our board of directors deems appropriate; however, we have no current intention of investing more than 20% of the net proceeds of this offering in such other commercial real estate properties. We will seek to make investments that will satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have the potential for both growth in value and for providing cash distributions to our stockholders. Each acquisition will be approved by our board of directors. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in this offering.

Liquidity Events

Subject to then-existing market conditions and the sole discretion of our board of directors, we intend to achieve one or more of the following liquidity events within three to five years after completion of this offering:

•	merge, reorganize, or otherwise transfer our company or its assets to another entity that has listed securities;

•	list our shares on a national securities exchange;

•	commence selling our properties and liquidate our company; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will achieve one or more of the above-described liquidity events within the time frame contemplated or at all. This time frame represents our best faith estimate of the time necessary to build a portfolio sufficient enough to effectuate one of the liquidity events listed above. Our charter does not provide a date for termination of our corporate existence and does not require us to pursue a liquidity transaction at any time. Our board of directors has the sole discretion to continue operations beyond five years after completion of the offering if it deems such continuation to be in the best interests of our stockholders.

Our Borrowing Strategy and Policies

Although we intend to use low leverage (less than 50% based on loan to purchase price) to make our investments during this offering, at certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering. As of December 31, 2018, our debt leverage was approximately 47%.

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or a separate loan for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs, or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares, or to provide working capital.

There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets, as defined (approximately 75% of the cost of our assets), unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report after such approval. Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote.

Distribution Policy

To qualify and maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States). Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions will be made on all classes of our common stock at the same time. Distributions paid with respect to Class A shares will be higher than those paid with respect to Class T shares and Class W shares because distributions paid with respect to Class T shares will be reduced by the payment of the stockholder servicing fees and Class W shares will be reduced by the payment of the dealer manager servicing fees. We will calculate our monthly distributions based upon daily record and distribution declaration dates, so investors may be entitled to distributions immediately upon purchasing our shares. We commenced paying distributions in February 2017 and expect to continue to pay distributions on a monthly basis to our stockholders. From commencement of paying distributions in February 2017, the payment of distributions has been paid from offering proceeds and proceeds of the private offering transaction. To the extent we pay distributions in excess of our cash flow from operations, we may continue to pay such excess distributions from the proceeds of this offering or by borrowing funds from third parties. We are not prohibited from undertaking such activities by our charter, bylaws, or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. See the “Description of Shares – Distribution Policy” section of this prospectus for a more complete description of our stockholder distribution policy.

Distribution Reinvestment Plan

Under our distribution reinvestment plan, you may reinvest the distributions you receive in additional shares of our common stock. Distributions on Class A shares will be reinvested in Class A shares, distributions on Class T shares will be reinvested in Class T shares and distributions on Class W shares will be reinvested in Class W shares. The purchase price per share under our distribution reinvestment plan is $23.75 per share for Class A shares, $23.00 per share for Class T shares and $22.75 per share for Class W shares during this offering. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon 10 days’ prior written notice to you. See the “Description of Shares — Distribution Reinvestment Plan” section of this prospectus.

Share Redemption Program

Our board of directors adopted a share redemption program that enables you to sell your shares back to us in limited circumstances. Our share redemption program generally permits you to submit your shares for redemption after you have held them for at least one year, subject to the significant restrictions and limitations described below.

There are several restrictions on your ability to sell your shares to us under our share redemption program. You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. In addition, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits may prevent us from accommodating all requests made in any year.

During the term of this offering, and subject to certain provisions described in “Description of Shares — Share Redemption Program,” the redemption price per share will equal the net investment amount of our shares, which will be based on the “amount available for investment” percentage, assuming the maximum amount of our public offering is raised, shown in the estimated use of proceeds table in our prospectus in effect as of the investor’s purchase date. Once our board of directors approves an estimated net asset value per share, the per share price for the repurchase of a given class of shares shall be equal to the then-current estimated net asset value per share for such class of shares.

For the year ended December 31, 2018, we received redemption requests totaling approximately $110,000 (approximately 4,900 shares), approximately $30,000 of which were fulfilled during the year ended December 31, 2018, with the remaining approximately $80,000 included in accounts payable and accrued liabilities as of December 31, 2018, and fulfilled in January 2019. For the year ended December 31, 2017, we did not receive any requests for redemptions.

Our board of directors may choose to amend, suspend, or terminate our share redemption program upon 30 days’ written notice at any time. See “Description of Shares — Share Redemption Program” below.

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Our board of directors authorized the issuance of our shares without certificates. We expect that, unless and until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to you upon request.

Stockholder Voting Rights

We intend to hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of our shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of stock unless waived by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (1) they meet the minimum suitability standards regarding income or net worth, and (2) the transfer complies with the minimum purchase requirements, which are both described in the “Suitability Standards” section immediately following the cover page of this prospectus.

RISK FACTORS

An investment in our shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects, and financial condition. These risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.

Risks Related to this Offering and an Investment in Strategic Storage Trust IV, Inc.

We have limited operating history and established financing sources and we cannot assure you that we will be successful in the marketplace.

This is an initial public offering; we have limited operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our sponsor to predict our future results. We were incorporated in June 2016. As of March 29, 2019, we owned 16 properties, located in six states.

You should consider our prospects in light of the risks, uncertainties, and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, we must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the “Strategic Storage Trust IV, Inc.” name within the investment products market;

•	expand and maintain our network of participating broker-dealers;

•	attract, integrate, motivate, and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

The prior performance of real estate investment programs sponsored by affiliates of our sponsor may not be an indication of our future results.

The past performance of our sponsor or its real estate investment programs should not be relied upon as an indicator of our future performance. We cannot guarantee that we will be able to find suitable investments with the proceeds of our offering. Our failure to timely invest in quality assets could diminish returns to investors and our ability to pay distributions to our stockholders.

We have incurred a net loss to date, have an accumulated deficit and our operations may not be profitable in 2019.

We incurred a net loss attributable to stockholders of approximately $4.7 million for the year ended December 31, 2018. Our accumulated deficit was approximately $5.9 million as of December 31, 2018. Given that we are still early in our fundraising and acquisition stage, our operations may not be profitable in 2019.

We have paid, and may continue to pay, distributions from sources other than cash flow from operations which may include borrowings or the net proceeds of this offering (which may constitute a return of capital); therefore, we will have fewer funds available for the acquisition of properties, and our stockholders’ overall return may be reduced. Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation.

In the event we do not have enough cash from operations to fund our distributions, we may borrow, issue additional securities, or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering (which may constitute a return of capital) and the private offering transaction. Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation. From the commencement of paying cash distributions in February 2017, all distributions have been paid from the net proceeds of our offering and the private offering transaction. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. Payment of distributions in excess of earnings may have a dilutive effect on the value of your shares. If we continue to pay distributions from sources other than cash flow from operations, we will have fewer funds available for acquiring properties, which may reduce our stockholders’ overall returns. Additionally, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock may be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize a capital gain. See the “Description of Shares — Distribution Policy” section of this prospectus.

There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. Our charter does not require us to pursue a liquidity transaction at any time.

There is currently no public market for our shares and there may never be one. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership by any one individual of more than 9.8% of our stock, unless waived by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors could choose to amend, suspend, or terminate our share redemption program upon 30 days’ notice. We describe these restrictions in more detail under the “Description of Shares — Share Redemption Program” section of this prospectus. Therefore, it may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares.

You may be unable to sell your shares because your ability to have your shares redeemed pursuant to our share redemption program is subject to significant restrictions and limitations and if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Further, our board of directors may limit, suspend, terminate, or amend any provision of the share redemption program upon 30 days’ notice. Redemption of shares, when requested, will generally be made quarterly. During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year and redemptions will be funded solely from proceeds from our distribution reinvestment plan. Therefore, in making a decision to purchase our shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program at any time or at all.

The purchase price for shares purchased under our share redemption program will initially be equal to the net investment amount of our shares, which will be based on the “amount available for investment” percentage, assuming the maximum amount of our public offering is raised, shown in the estimated use of proceeds table in our prospectus in effect as of the investor’s purchase date. Accordingly, you may receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation. For a more detailed description of the share redemption program, see the “Description of Shares — Share Redemption Program” section of this prospectus.

The actual value of shares we redeem under our share redemption program may be substantially less than what we pay.

Under our share redemption program, until our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K, publicly filed with the SEC, the price for the repurchase of shares shall be equal to the net investment amount of our shares, which will be based on the “amount available for investment” percentage, assuming the maximum amount of our public offering is raised, shown in the estimated use of proceeds table in our prospectus in effect as of the investor’s purchase date. For each class of shares, this amount will equal the current offering price of the shares, less the associated sales commissions, dealer manager fee and estimated organization and offering expenses not reimbursed by our advisor assuming the maximum amount of our public offering is raised. Once our board of directors approves an estimated net asset value per share, the per share price for the repurchase of a given class of shares shall be equal to the then-current estimated net asset value per share for such class of shares. The net investment amount of our shares may not accurately represent the net asset value per share of our common stock at any particular time and may be higher or lower than the actual net asset value per share at such time. Accordingly, if, at the time of redemption, the net asset value of the shares that we repurchase is less than the price that we pay, the redemption may be dilutive to our remaining stockholders. Alternatively, if, at the time of redemption, the net asset value of the shares that we repurchase is higher than the redemption price, the redeeming stockholder will not benefit from any increase in the value of the underlying assets.

This is a fixed price offering and the offering price for each class of our shares was arbitrarily determined and may not accurately represent the current value of our assets at any particular time. Therefore, the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for each class of shares of our common stock is fixed and will not vary unless and until our board of directors determines to change the offering price for each class of our shares. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we own or may own. Therefore, the fixed offering price established for each class of shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. In addition, the fixed offering price may not be indicative of the price you would receive if you sold your shares, the price at which shares of our common stock would trade if they were listed on a national securities exchange or the price you would receive if we were liquidated or dissolved.

We will be required to disclose an estimated value per share of our common stock prior to, or shortly after, the conclusion of this offering, and such estimated value per share may be lower than the purchase price you pay for shares of our common stock in this offering. The estimated value per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of our company.

To assist FINRA members and their associated persons that participate in this offering of common stock in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules, we will disclose an estimated value per share of our shares of each class. Initially, we will report the net investment amount of our shares, which will be based on the “amount available for investment” percentage shown in our estimated use of proceeds table. This estimated value per share will be accompanied by any disclosures required under the FINRA and NASD Conduct Rules. This approach to valuing our shares may bear little relationship to and may exceed, what you would receive for your shares if you tried to sell them or if we liquidated our portfolio or completed a merger or other sale of our company.

As required by recent amendments to rules promulgated by FINRA, we expect to disclose an estimated per share value of our shares based on a valuation no later than 150 days following the second anniversary of the date we received the gross offering proceeds in the private offering transaction, although we may determine to provide an estimated per share value based upon a valuation earlier than presently anticipated. If we provide an estimated per share value of our shares based on a valuation prior to the conclusion of this offering, our board of directors may determine to modify the offering price, including the price at which the shares are offered pursuant to the distribution reinvestment plan, to reflect the estimated value per share.

The price at which you purchase shares and any subsequent estimated values are likely to differ from the price at which a stockholder could resell such shares because: (i) there is no public trading market for our shares at this time; (ii) until we disclose an estimated value per share based on a valuation, the price does not reflect, and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of our assets or sale of our company, because the amount of proceeds available for investment from our offering is net of sales commissions, dealer manager fees, and issuer organization and offering expenses; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the values of our investments; (iv) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio; and (v) the estimated value does not take into account any portfolio premium or premiums to value that may be achieved in a liquidation of our assets or sale of our portfolio.

When determining the estimated value per share from and after 150 days following the second anniversary of the date we received the gross offering proceeds in the private offering transaction and annually thereafter, there are currently no SEC, federal, or state rules that establish requirements specifying the methodology to employ in determining an estimated value per share; provided, however, that the determination of the estimated value per share must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert or service and must be derived from a methodology that conforms to standard industry practice. After the initial appraisal, appraisals will be done annually and may be done on a quarterly rolling basis. The valuations will be estimates and consequently should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. During the term of this offering, distributions will be based principally on distribution expectations of our potential investors and cash available from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available, our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase or that future acquisitions of real properties will increase our cash available for distribution to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the “Description of Shares — Distribution Policy” section of this prospectus.

Investors in this offering will experience immediate dilution of their investment in us primarily because (i) we pay upfront fees in connection with the sale of our shares that reduce the proceeds to us, (ii) on January 25, 2017 we sold approximately 360,577 shares of our Class A common stock at a purchase price of approximately $20.80 per share in a private offering transaction, and (iii) we have paid offering expenses in connection with our private offering transaction.

Stockholders who purchase shares in this offering will incur immediate dilution of their investment in us. This is primarily because of the reasons discussed herein. We pay upfront fees, including sales commissions, dealer manager fees and organization and other offering expenses in connection with this offering that are not available for investment in real estate. In addition, on January 25, 2017, we sold approximately 360,577 shares of our Class A common stock at a purchase price of approximately $20.80 per share, which is substantially below the purchase price of our Class A common stock in this offering, in a private offering transaction. Further, we paid approximately $300,000 in sales commissions and approximately $150,000 in dealer manager fees to our dealer manager pursuant to the private offering transaction. In addition, to date we have not made any significant investments that would offset the dilutive effect of the incurrence of these offering expenses and the sale of Class A shares prior to commencement of this offering at a purchase price of less than the purchase price in this offering; therefore, the current value per share for investors purchasing our stock in this offering will be below the current offering price.

This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, meaning that the dealer manager and participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If this occurs, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a fully diversified portfolio of investments. Further, we will have certain fixed operating expenses, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds could increase our fixed operating expenses as a percentage of gross income, potentially reducing our net income and cash flow and potentially limiting our ability to make distributions.

Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow to cover distributions. As a result, investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. In addition, any investments by us in development or redevelopment projects and in properties that have significant capital requirements, will negatively impact our ability to make distributions, especially during our early periods of operation. Until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom, some or all of our distributions, if any, will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to continue to pay distributions is dependent upon the performance of our advisor in selecting our investments and obtaining suitable financing. You will essentially have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments prior to the time we make them. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. In such an event, our ability to continue to pay distributions to our stockholders would be adversely affected.

Because this is a “blind pool” offering, you will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares.

We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of a mix of income-producing and growth self storage properties. We may also, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. For a more detailed discussion of our investment policies, see the “Investment Objectives, Strategy, and Related Policies” section of this prospectus. Our board of directors and our advisor have broad discretion when identifying, evaluating, and making investments with the proceeds of this offering, and we have only identified minimal assets to be purchased with the proceeds of this offering. We are therefore generally unable to provide you with information to evaluate our potential investments with the proceeds of this offering prior to your purchase of our shares. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties, and you will have no opportunity to evaluate the terms of transaction or other economic or financial data concerning our investments that are not described in this prospectus. You must rely on our board of directors and our advisor to evaluate our investment opportunities, and we are subject to the risk that our board of directors or our advisor may not be able to achieve our objectives, may make unwise decisions, or may make decisions that are not in our best interest because of conflicts of interest.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs, including SST II and other private programs sponsored by our sponsor. Delays we encounter in the selection, acquisition, and development of income-producing and growth properties are likely to adversely affect our ability to make distributions and may also adversely affect the value of your investment. In such event, we may pay all or a substantial portion of any distributions from the proceeds of this offering and the private offering transaction or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. We are not prohibited from undertaking such activities by our charter, bylaws, or investment policies. We have established no maximum of distributions to be paid from such funds. See “Description of Shares — Distribution Policy” for further information on our distribution policy and procedures. Distributions from the proceeds of this offering, future offerings or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available storage units. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties.

If our sponsor, advisor, or property manager loses or is unable to retain its executive officers, then our ability to implement our investment objectives could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of our executive officers and the executive officers of our advisor and property manager, including H. Michael Schwartz, Michael S. McClure, Wayne Johnson, James Berg and Matt F. Lopez, each of whom would be difficult to replace. Neither our advisor nor our property manager, as applicable, has an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor or our property manager. If any of these executive officers were to cease their affiliation with our sponsor, our advisor, or our property manager, our operating results could suffer. Further, we have purchased and only intend to maintain key person life insurance on our Chief Executive Officer. If our sponsor, our advisor, or our property manager loses or is unable to retain its executive officers or does not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment. See “Management — Our Advisor” for more information on our advisor and its officers and key personnel.

Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations and the ability of our property manager to effectively manage our properties.

We rely on our advisor to manage our business and assets. Our advisor makes all decisions with respect to our day-to-day operations. In addition, we rely on our property manager to effectively manage our properties. Thus, the success of our business depends in large part on the ability of our advisor and property manager to manage our operations. Any adversity experienced by our advisor or our property manager or problems in our relationship with our advisor or property manager could adversely impact our operations and, consequently, our cash flow and ability to make distributions to our stockholders.

We do not own or control the intellectual property rights to the “SmartStop® Self Storage” brand and other trademarks and intellectual property that we expect to use in connection with our self storage facilities; therefore, we could potentially lose revenues and incur significant costs if we cease to operate under this brand.

Our sponsor currently owns and controls the intellectual property rights to the “SmartStop® Self Storage” brand, the website www.smartstopselfstorage.com, the trade name “Strategic Storage” and other intellectual property that we expect to use in connection with our business and our self storage properties. We are authorized to use this brand and other intellectual property pursuant to a sub-license agreement with our sponsor. In the event that we ever cease to operate under the trade name and the “SmartStop® Self Storage” brand, which has garnered substantial value due to its goodwill and reputation associated therewith, we may lose market share and customers, which could result in lost revenues. In addition, we could incur significant costs to change the signage and otherwise change our name and brand.

If our property manager suffers financial or other difficulties, our operating results and financial condition may be adversely impacted.

All of our properties are managed by our property manager. Accordingly, financial or other difficulties experienced by our property manager would have a greater impact on our operating results and financial condition that would be the case if the properties did not have common management. For example, a financial failure or bankruptcy filing involving our property manager, given that it manages all of our properties, could have a greater impact on our operating results and financial condition than a financial failure or bankruptcy filing involving a property manager that does not manage multiple properties of ours.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1.07 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months), or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the Public Company Accounting Oversight Board after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies, or (4) hold shareholder advisory votes on executive compensation. If we take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We may loan a portion of the proceeds of this offering to fund the development or purchase of income-producing and growth self storage properties, and we may invest in mortgage or other loans, but if these loans are not fully repaid, the resulting losses could reduce the expected cash available for distribution to you and the value of your investment.

We will use the net offering proceeds of this offering to purchase primarily a mix of income-producing and growth self storage facilities, to repay debt financing that we may incur when acquiring properties, and to pay real estate commissions and acquisition expenses relating to the selection and acquisition of properties, including amounts paid to our advisor and its affiliates. In addition, we may loan a portion of the net offering proceeds from our offering to entities developing or acquiring self storage facilities, including affiliates of our advisor, subject to the limitations in our charter. We may also invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may also invest in participating or convertible mortgages if our board of directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. There can be no assurance that these loans will be repaid to us in part or in full in accordance with the terms of the loan or that we will receive interest payments on the outstanding balance of the loan. We anticipate that these loans will be secured by mortgages on the self storage facilities, but in the event of a foreclosure, there can be no assurances that we will recover the outstanding balance of the loan. If there are defaults under these loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay and associated costs could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan. See the “Investment Objectives, Strategy and Related Policies — Investments in Mortgage Loans” section of this prospectus.

Government regulation of investment advice could have a negative impact on our ability to raise capital.

On April 8, 2016, the U.S. Department of Labor (“DOL”) issued a final regulation relating to the definition of a “fiduciary” under ERISA and Section 4975 of the Code. The final regulation broadened the definition of fiduciary. On March 15, 2018, the U.S. Court of Appeals for the Fifth Circuit vacated the final regulation. The DOL has indicated that intends to introduce a revised final fiduciary rule in September 2019. In addition, the DOL also issued guidance on May 7, 2018 that continues a non-enforcement policy with respect to entities that continue to operate in accordance with the impartial conduct standards established as part of the transition guidance. The future of the fiduciary rule remains uncertain at this point. The final regulation and the related exemptions are complex, but it is possible that the final regulation, if implemented, could have a negative effect on the marketing of investments in our shares to such plans or accounts due to uncertainty and/or restrictions under the regulation and the exemptions.

On April 18, 2018, the SEC proposed “Regulation Best Interest,” a new standard of conduct for broker-dealers under the Exchange Act, which would require a broker-dealer to act in the best interest of a retail customer, including participants in ERISA-covered plans and IRAs, when making a recommendation of any securities transaction, without putting its financial interests ahead of the interests of a retail customer. The proposed rule includes guidance on what constitutes a “recommendation” and a definition of who would be a “retail customer” in addition to provisions setting forth certain required disclosures, policies and procedures to identify conflicts of interest, and customer-specific best interest obligations. The SEC has indicated that the regulation will also be finalized in September 2019.

In addition to the SEC proposed rules, several states, including Connecticut, Maryland, Nevada, New Jersey, and New York, have passed laws or proposed regulations requiring investment advisers, broker-dealers and/or agents to disclose conflicts of interest to clients or to meet standards that their advice be in the customer’s best interest. These recent developments could result in additional requirements imposed on such persons related to the marketing of our shares.

While we continue to monitor and evaluate the various proposals, we cannot predict what other proposals may be made, what legislation or regulation may be introduced or become law. Therefore, until such time as final rules or laws are in place, the potential impact on the marketing of our shares through the impacted channels is uncertain.

Increases in interest rates may adversely affect the demand for our shares.

One of the factors that influence the demand for purchase of our shares is the annual rate of distributions that we pay on our shares, as compared with interest rates. An increase in interest rates may lead potential purchasers of our shares to demand higher annual distribution rates, which could adversely affect our ability to sell our shares and raise proceeds in this offering, which could result in a less diversified portfolio of real estate.

Because our dealer manager is affiliated with our sponsor, you may not have the benefit of an independent review of the prospectus or our company as is customarily performed in underwritten offerings.

Our sponsor, indirectly through its subsidiaries, owns a 15% non-voting equity interest in our dealer manager, Select Capital Corporation. Accordingly, our dealer manager may not be deemed to have made an independent review of our company or the offering. See “Management — Affiliated Companies” for more information on our dealer manager. You will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of our company by our dealer manager should not be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Because the current offering price for our Class A, Class T, and Class W shares in the primary offering exceeds the net tangible book value per share, investors in this offering will experience immediate dilution in the net tangible book value of their shares.

We are currently offering shares of our Class A common stock, Class T common stock, and our Class W common stock in the primary offering at $25.00, $24.21, and $22.75 per share, respectively, with discounts available to certain categories of purchasers of our Class A shares. Our current primary offering price for our Class A, Class T, and Class W shares exceeds our net tangible book value per share, which amount is the same for each class. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does and will reflect certain dilution in value of our common stock from the issue price primarily as a result of (1) the substantial fees paid in connection with this offering, including sales commissions and marketing fees reallowed by our dealer manager to participating broker-dealers, (2) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management, and sale of our investments, (3) general and administrative expenses, (4) accumulated depreciation and amortization of real estate investments, and (5) the sale of approximately 360,577 shares of our Class A common stock pursuant to a private offering transaction at a purchase price of approximately $20.80 per share.

As of December 31, 2018, the net tangible book value per share for our common stock was $18.96. To the extent we are able to raise additional proceeds in our offering stage, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our real estate investments.

Risks Related to Conflicts of Interest

Our advisor, property manager, and their officers and certain of our key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.

Our advisor, property manager, and their officers and certain of our key personnel and their respective affiliates are key personnel, advisors, managers, and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours, including SST II and other private programs sponsored by our sponsor, and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on your investment may suffer.

Our officers and one of our directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our investment objectives and to generate returns to you.

Our executive officers and one of our directors are also officers of our advisor, our property manager, and other affiliated entities, including SST II and other private programs sponsored by our sponsor. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the investment in or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates of our advisor, (6) compensation to our advisor, and (7) our relationship with our dealer manager and property manager. If we do not successfully implement our investment objectives, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust II, Inc., and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities

We may be buying properties at the same time as one or more of the other programs managed by officers and key personnel of our advisor, including SST II, a public non-traded REIT sponsored by our sponsor that invests in self storage properties with assets of approximately $800 million as of December 31, 2018, SSGT II, which did not have any assets as of December 31, 2018, and other private programs sponsored by our sponsor. Our advisor and its affiliates are actively involved in six other real estate programs (four of which invest in self storage properties) that may compete with us or otherwise have similar business interests. Our advisor and our property manager will have conflicts of interest in allocating potential properties, acquisition expenses, management time, services, and other functions between various existing enterprises or future enterprises with which they may be or become involved and our sponsor’s investment allocation policy may not mitigate these risks. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another program sponsored by our sponsor or its affiliates. We cannot be sure that officers and key personnel acting on behalf of our advisor and on behalf of these other programs will act in our best interests when deciding whether to allocate any particular property to us. Such conflicts that are not resolved in our favor could result in a reduced level of distributions we may be able to pay to you and the value of your investment. If our advisor or its affiliates breach their legal or other obligations or duties to us, or do not resolve conflicts of interest in the manner described in this prospectus, we may not meet our investment objectives, which could reduce our expected cash available for distribution to you and the value of your investment.

We may face a conflict of interest if we purchase properties from, or sell properties to, affiliates of our advisor.

We may purchase properties from, or sell properties to, one or more affiliates of our advisor in the future. A conflict of interest may exist if such acquisition or disposition occurs. The business interests of our advisor and its affiliates may be adverse to, or to the detriment of, our interests. Additionally, if we purchase properties from affiliates of our advisor, the prices we pay to these affiliates for our properties may be equal to, or in excess of, the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. If we sell properties to affiliates of our advisor, the offers we receive from these affiliates for our properties may be equal to, or less than, the prices we paid for the properties. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from, or selling properties to, our advisor and its affiliates, we may pay more, or may not be offered as much, for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

Furthermore, because any agreement that we enter into with affiliates of our advisor will not be negotiated in an arm’s-length transaction, our advisor may be reluctant to enforce the agreements against its affiliated entities. Please see the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus.

Our advisor will face conflicts of interest relating to the incentive fee structure under our operating partnership agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to our operating partnership agreement, our advisor and its affiliates will be entitled to distributions that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. The amount of such compensation has not been determined as a result of arm’s-length negotiations, and such amounts may be greater than otherwise would be payable to independent third parties. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests will not be wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to distributions. In addition, our advisor’s entitlement to distributions upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

Our operating partnership agreement requires us to pay a performance-based termination distribution to our advisor in the event that we terminate our advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sale proceeds. To avoid paying this distribution, our board of directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the distribution to our advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make in order to satisfy our obligation to pay the distribution to the terminated advisor. Please see the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to other joint venture partners at our expense.

We may enter into joint ventures with other programs sponsored by our sponsor or its affiliates for the acquisition, development, or improvement of properties. Our advisor may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture, and this could reduce the returns on your investment.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) acts as legal counsel to us and also represents our sponsor, advisor, and some of their affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the code of professional responsibility of the legal profession, Nelson Mullins may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Nelson Mullins may inadvertently act in derogation of the interest of the parties, which could affect our ability to meet our investment objectives.

Strategic Transfer Agent Services, LLC, our transfer agent, has a limited operating history and a failure by our transfer agent to perform its functions for us effectively may adversely affect our operations.

Our transfer agent is a related party which was recently launched as a new business. While it is a registered transfer agent with the SEC, the business was formed on October 21, 2017 and has not had any significant operations to date. Because of its limited experience, there is no assurance that our transfer agent will be able to effectively provide transfer agent and registrar services to us. Furthermore, our transfer agent will be responsible for supervising third party service providers who may, at times, be responsible for executing certain transfer agent and registrar services. If our transfer agent fails to perform its functions for us effectively, our operations may be adversely affected.

Risks Related to Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To ensure that we do not fail to qualify as a REIT under this test, our charter restricts ownership by one person or entity to no more than 9.8% of the value of our then-outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then-outstanding common stock. This restriction may have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer, or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. Please see the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 900,000,000 shares of capital stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring, or preventing a change in control of our company, including an extraordinary transaction (such as a merger, tender offer, or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. Please see the “Description of Shares — Preferred Stock” section of this prospectus.

We will not be afforded the protection of Maryland law relating to business combinations.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of our board of directors. Since our charter contains limitations on ownership of 9.8% or more of our common stock, we opted out of the business combinations statute in our charter. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our charter would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder. Please see the “Description of Shares — Business Combinations” section of this prospectus.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940. If we lose our exemption from registration under the 1940 Act, we will not be able to continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940 (the “1940 Act”). Our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the 1940 Act. In order to maintain an exemption from regulation under the 1940 Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with our 1940 Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations, except as provided for in our charter and under applicable law.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, REIT qualification, and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•

any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to (a) increase or decrease the aggregate number of our shares, (b) increase or decrease the number of our shares of any class or series that we have the authority to issue, or (c) classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our liquidation or dissolution; and

•	any merger, reorganization, consolidation or sale or other disposition of substantially all of our assets.

The board of directors must declare advisable any amendment to the charter or any merger, consolidation, transfer of substantially all assets, share exchange, or dissolution prior to such amendment or transaction, under the Maryland General Corporation Law. All other matters are subject to the discretion of our board of directors. Therefore, you are limited in your ability to change our policies and operations.

Our rights and the rights of our stockholders to recover claims against our officers, directors, and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees, and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees, and agents, and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees, and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees, and agents or our advisor in some cases which would decrease the cash otherwise available for distribution to you. Please see the “Management — Limited Liability and Indemnification of Directors, Officers, Employees, and Other Agents” section of this prospectus.

Our board of directors may change any of our investment objectives without your consent, including our focus on a mix of income-producing and growth self storage facilities.

Our board of directors may change any of our investment objectives, including our focus on a mix of income-producing and growth self storage facilities, without obtaining prior stockholder consent. If you do not agree with a decision of our board of directors to change any of our investment objectives, you only have limited control over such changes. Additionally, we cannot assure you that we would be successful in attaining any of these investment objectives, which may adversely impact our financial performance and ability to make distributions to you.

Your interest in us will be diluted as we issue additional shares.

Our stockholders will not have preemptive rights to any shares issued by us in the future. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock (currently 900,000,000 shares), increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All such shares may be issued in the discretion of our board of directors. Therefore, existing stockholders and investors purchasing shares in this offering will experience dilution of their equity investment in us as we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue restricted shares of our common stock to our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock in a merger or to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange, or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you may experience substantial dilution of your percentage ownership of our shares.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution. There are a number of such fees that may have to be paid and certain fees may be added or the amounts increased without stockholder approval.

Our advisor and its affiliates perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, and the management of our properties. They are paid substantial fees for these services, which reduces the amount of cash available for investment in properties or distribution to stockholders. As additional compensation for selling Class T shares in the offering and for ongoing stockholder services, we pay our dealer manager a stockholder servicing fee. We also pay a dealer manager servicing fee in connection with sales of our Class W shares. The amount available for distributions on all Class T shares and Class W shares is reduced by the amount of such fees payable to our dealer manager with respect to the Class T shares and Class W shares issued in the primary offering. Payment of these fees to our advisor and its affiliates reduces cash available for investment and distribution. Furthermore, subject to limitations in our charter, the fees, compensation, income, expense reimbursements, incentive distributions and other payments payable to our advisor and its affiliates may increase during this offering or in the future without stockholder approval if such increase is approved by a majority of our independent directors. For a more detailed discussion of these fees, see the “Management Compensation” section of this prospectus.

We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties, pay other expenses, or expand our business may be impaired or delayed.

The gross proceeds of this offering are used to purchase real estate investments and to pay various fees and expenses. In addition, in order to continue to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. To the extent we obtain any additional sources of debt or equity for future funding, such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses, or expand our business.

Our advisor may receive economic benefits from its status as a special limited partner without bearing any of the investment risk.

Our advisor is a special limited partner in our operating partnership. As the special limited partner, our advisor is entitled to receive, among other distributions, an incentive distribution of net proceeds from the sale of properties after we have received and paid to our stockholders a specified threshold return. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we may not be entitled to all of the operating partnership’s proceeds from a property sale and certain other events.

Risks Related to the Self Storage Industry

Because we are focused on the self storage industry, our rental revenues will be significantly influenced by demand for self storage space generally, and a decrease in such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

Because our portfolio of properties consists primarily of self storage facilities, we are subject to risks inherent in investments in a single industry. A decrease in the demand for self storage space would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio. Demand for self storage space has been and could be adversely affected by weakness in the national, regional, and local economies and changes in supply of or demand for similar or competing self storage facilities in an area. To the extent that any of these conditions occur, they are likely to affect demand and market rents for self storage space, which could cause a decrease in our rental revenue. Any such decrease could impair our ability to make distributions to you. We do not expect to invest in other real estate or businesses to hedge against the risk that industry trends might decrease the profitability of our self storage-related investments.

We face significant competition in the self storage industry, which may increase the cost of acquisitions or developments or impede our ability to retain customers or re-let space when existing customers vacate.

We face intense competition in every market in which we purchase or develop self storage facilities. We compete with numerous national, regional, and local developers, owners, and operators in the self storage industry, including SST II, other private programs sponsored by our sponsor, and other REITs, some of which own or may in the future own facilities similar to, or in the same markets as, the self storage properties we develop and acquire, and some of which will have greater capital resources, greater cash reserves, less demanding rules governing distributions to stockholders, and a greater ability to borrow funds to acquire facilities. See “The Self Storage Industry” section of this prospectus. In addition, due to the relatively low cost of each individual self storage facility, other developers, owners, and operators have the capability to build additional facilities that may compete with our facilities. In addition, competition for suitable investments may reduce the number of suitable investment opportunities available to us, may increase acquisition costs, and may reduce demand for self storage units in certain areas where our facilities are located, all of which may adversely affect our operating results. Additionally, an economic slowdown in a particular market could have a negative effect on our self storage revenues.

If competitors build new facilities that compete with our facilities or offer space at rental rates below the rental rates we charge our customers, we may lose potential or existing customers and we may be pressured to discount our rental rates to retain customers. As a result, our rental revenues may become insufficient to make distributions to you. In addition, increased competition for customers may require us to make capital improvements to facilities that we would not otherwise make.

The acquisition of new properties may give rise to difficulties in predicting revenue potential.

New acquisitions could fail to perform in accordance with our expectations. If we fail to accurately estimate occupancy levels, rental rates, operating costs, or costs of improvements to bring an acquired facility up to our standards, the performance of the facility may be below expectations. Properties we acquire may have characteristics or deficiencies affecting their valuation or revenue potential that we have not yet discovered. We cannot assure you that the performance of properties we acquire will increase or be maintained under our management.

We may be unable to promptly re-let units within our facilities at satisfactory rental rates.

Generally our unit leases will be on a month-to-month basis. Delays in re-letting units as vacancies arise would reduce our revenues and could adversely affect our operating performance. In addition, lower-than-expected rental rates and higher rental concessions upon re-letting could adversely affect our rental revenues and impede our growth.

We depend on the on-site personnel to maximize customer satisfaction at each of our facilities and any difficulties our property manager encounters in hiring, training and retaining skilled field personnel may adversely affect our rental revenues.

The customer service, marketing skills, knowledge of local market demand and competitive dynamics of our facility managers will be contributing factors to our ability to maximize our rental income and to achieve the highest sustainable rent levels at each of our facilities. If our property manager is unable to successfully recruit, train and retain qualified field personnel, our rental revenues may be adversely affected, which could impair our ability to make distributions to you.

Legal claims related to moisture infiltration and mold could arise in one or more of our properties, which could adversely affect our revenues.

There has been an increasing number of claims and litigation against owners and managers of rental and self storage properties relating to moisture infiltration, which can result in mold or other property damage. We cannot guarantee that moisture infiltration will not occur at one or more of our properties. When we receive a complaint concerning moisture infiltration, condensation or mold problems, and/or become aware that an air quality concern exists, we will implement corrective measures in accordance with guidelines and protocols we have developed with the assistance of outside experts. We cannot assure you that material legal claims relating to moisture infiltration and the presence of, or exposure to, mold will not arise in the future. These legal claims could require significant expenditures for legal defense representation which could adversely affect our revenues.

Delays in development and lease-up of our properties would reduce our profitability.

We may acquire properties that require repositioning or redeveloping such properties with the goal of increasing cash flow, value, or both. Construction delays to new or existing self storage properties due to weather, unforeseen site conditions, personnel problems, and other factors could delay our anticipated customer occupancy plan which could adversely affect our profitability and cash flow. Furthermore, our estimate of the costs of repositioning or redeveloping an acquired property may prove to be inaccurate, which may result in our failure to meet our profitability goals. Additionally, we may acquire a new property that has a relatively low physical occupancy, and the cash flow from existing operations may be insufficient to pay the operating expenses associated with that property until the property is adequately leased. If one or more of these properties do not perform as expected or we are unable to successfully integrate new properties into our existing operations, our financial performance and our ability to make distributions may be adversely affected.

The risks associated with storage contents may increase our operating costs or expose us to potential liability that may not be covered by insurance, which may have adverse effects on our results of operations and returns to you.

The self storage facilities we own and operate are leased directly to customers who store their belongings without any immediate inspections or oversight from us. We may unintentionally lease space to groups engaged in illegal and dangerous activities. Damage to storage contents may occur due to, among other occurrences, the following: war, acts of terrorism, earthquakes, floods, fires, hurricanes, pollution, environmental matters, or events caused by fault of a customer, fault of a third party, or fault of our own. Such damage may or may not be covered by insurance maintained by us, if any. Our advisor will determine the amounts and types of insurance coverage that we will maintain including any coverage over the contents of any properties in which we may invest. Such determinations will be made on a case-by-case basis by our advisor, based on the type, value, location, and risks associated with each investment, as well as any lender requirements, among any other factors our advisor may consider relevant. There is no guarantee as to the type of insurance that we will obtain for any investments that we may make and there is no guarantee that any particular damage to storage contents would be covered by such insurance, even if obtained. The costs associated with maintaining such insurance, as well as any liability imposed upon us due to damage to storage contents, may have an adverse effect on our results of operations and returns to you.

Additionally, although we require our customers to sign an agreement stating that they will not store flammable, hazardous, illegal, or dangerous contents in the self storage units, we cannot ensure that our customers will abide by such agreement. The storage of such materials might cause destruction to a facility or impose liability on us for the costs of removal or remediation if these various contents or substances are released on, from or in a facility, which may have an adverse effect on our results of operations and returns to you.

Our operating results may be affected by regulatory changes that have an adverse impact on our specific facilities, which may adversely affect our results of operations and returns to you.

Certain regulatory changes may have a direct impact on our self storage facilities, including but not limited to, land use, zoning and permitting requirements by governmental authorities at the local level, which can restrict the availability of land for development, and special zoning codes which omit certain uses of property from a zoning category. These special uses (i.e., hospitals, schools, and self storage facilities) are allowed in that particular zoning classification only by obtaining a special use permit and the permission of local zoning authority. If we are delayed in obtaining or unable to obtain a special use permit where one is required, new developments or expansion of existing developments could be delayed or reduced. Additionally, certain municipalities require holders of a special use permit to have higher levels of liability coverage than is normally required. The acquisition of, or the inability to obtain, a special use permit and the possibility of higher levels of insurance coverage associated therewith may have an adverse effect on our results of operations and returns to you.

A failure in, or breach of, our operational or security systems or infrastructure, or those of our third party vendors and other service providers or other third parties, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs, and cause losses.

We rely heavily on communications and information systems to conduct our business. Information security risks for our business have generally increased in recent years in part because of the proliferation of new technologies; the use of the Internet and telecommunications technologies to process, transmit, and store electronic information, including the management and support of a variety of business processes, including financial transactions and records, personally identifiable information, and tenant and lease data; and the increased sophistication and activities of organized crime, hackers, terrorists, activists, and other external parties. As customer, public, and regulatory expectations regarding operational and information security have increased, our operating systems and infrastructure must continue to be safeguarded and monitored for potential failures, disruptions, and breakdowns. Our business, financial, accounting, and data processing systems, or other operating systems and facilities, may stop operating properly or become disabled or damaged as a result of a number of factors, including events that are wholly or partially beyond our control. For example, there could be electrical or telecommunication outages; natural disasters such as earthquakes, tornadoes, and hurricanes; disease pandemics; events arising from local or larger scale political or social matters, including terrorist acts; and, as described below, cyber attacks.

Our business relies on its digital technologies, computer and email systems, software, and networks to conduct its operations. Although we have information security procedures and controls in place, our technologies, systems, and networks and, because the nature of our business involves the receipt and retention of personal information about our customers, our customers’ personal accounts may become the target of cyber attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss, or destruction of our customers’, or other third parties’ confidential information. Third parties with whom we do business or who facilitate our business activities, including intermediaries or vendors that provide service or security solutions for our operations, and other third parties, could also be sources of operational and information security risk to us, including from breakdowns or failures of their own systems or capacity constraints. In addition, hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security.

While we have disaster recovery and other policies and procedures designed to prevent or limit the effect of the failure, interruption, or security breach of our information systems, there can be no assurance that any such failures, interruptions, or security breaches will not occur or, if they do occur, that they will be adequately addressed. Our risk and exposure to these matters remain heightened because of the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of our controls, processes, and practices designed to protect our systems, computers, software, data, and networks from attack, damage, or unauthorized access remain a focus for us. As threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate information security vulnerabilities. Disruptions or failures in the physical infrastructure or operating systems that support our businesses and customers, or cyber attacks or security breaches of the networks, systems, or devices that our customers use to access our products and services, could result in customer attrition, regulatory fines, penalties or intervention, reputation damage, reimbursement or other compensation costs, and/or additional compliance costs, any of which could have a material effect on our results of operations or financial condition. Furthermore, if such attacks are not detected immediately, their effect could be compounded. To date, to our knowledge, we have not experienced any material impact relating to cyber-attacks or other information security breaches.

If we enter into non-compete agreements with the sellers of the self storage properties that we acquire, and the terms of those agreements expire, the sellers may compete with us within the general location of one of our self storage facilities, which could have an adverse effect on our operating results and returns to you.

We may enter into non-compete agreements with the sellers of the self storage properties that we acquire in order to prohibit the seller from owning, operating, or being employed by a competing self storage property for a predetermined time frame and within a geographic radius of a self storage facility we acquire. When these non-compete agreements expire, we may face the risk that the seller will develop, own, operate, or become employed by a competing self storage facility within the general location of one of our properties, which could have an adverse effect on our operating results and returns to you.

General Risks Related to Investments in Real Estate

The growth portion of our property acquisition strategy involves a higher risk of loss than more conservative investment strategies.

Our strategy for acquiring properties may involve the acquisition of properties in markets that are depressed or overbuilt, and/or have high growth potential in real estate lease rates and sale prices. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. In addition, we will be acquiring self storage properties that require lease-up or repositioning in order to increase the value of such properties. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to make distributions to our stockholders could be affected. Our intended approach of allocating a portion of our portfolio to acquiring and operating growth assets involves more risk than comparable real estate programs that have a targeted holding period for investments that is longer than ours, utilize leverage to a lesser degree, and/or employ more conservative investment strategies.

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	changes in property tax assessments and insurance costs; and

•	increases in interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

We may suffer reduced or delayed revenues for, or have difficulty selling, properties with vacancies.

Many of the real properties we acquire may have some level of vacancy at the time of closing either because the property is in the process of being developed and constructed, it is newly constructed and in the process of obtaining customers, or because of economic or competitive or other factors. Shortly after a new property is opened, during a time of development and construction, or because of economic or competitive or other factors, we may suffer reduced revenues resulting in lower cash distributions to you due to a lack of an optimum level of customers. The resale value of properties with prolonged low occupancy rates could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property.

The seller of a property will often sell such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations, and indemnifications that will only survive for a limited period after the closing. Also, many sellers of real estate are single purpose entities without significant other assets. The purchase of properties with limited warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the property as well as rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Real estate generally cannot be sold quickly. Also, the tax laws applicable to REITs require that we hold our facilities for investment, rather than for sale in the ordinary course of business, which may cause us to forego or defer sales of facilities that otherwise would be in our best interest. Therefore, we may not be able to dispose of facilities promptly, or on favorable terms, in response to economic or other market conditions, and this may adversely impact our ability to make distributions to you.

In addition, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would also restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

We may be purchasing our properties at a time when capitalization rates are at historically low levels and purchase prices are high. Therefore, the value of our properties may not increase over time, which may restrict our ability to sell our properties, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the properties.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions are provisions that generally prohibit repayment of a loan balance for a certain number of years following the origination date of a loan. Such provisions are typically provided for by the Internal Revenue Code or the terms of the agreement underlying a loan. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distribution to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in your best interests and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in your best interests.

Rising expenses could reduce cash available for future acquisitions.

Any properties that we buy in the future will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds for that property’s operating expenses. Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs, and maintenance and administrative expenses.

If we are unable to offset such cost increases through rent increases, we could be required to fund those increases in operating costs which could adversely affect funds available for future acquisitions or cash available for distribution.

Adverse economic conditions will negatively affect our returns and profitability.

The following market and economic challenges may adversely affect our operating results:

•	poor economic times may result in customer defaults under leases or bankruptcy;

•	re-leasing may require reduced rental rates under the new leases; and

•	increased insurance premiums, resulting in part from the increased risk of terrorism and natural disasters, may reduce funds available for distribution.

We are susceptible to the effects of adverse macro-economic events that can result in higher unemployment, shrinking demand for products, large-scale business failures, and tight credit markets. Because our portfolio of facilities consists of self storage facilities, we are subject to risks inherent in investments in a single industry, and our results of operations are sensitive to changes in overall economic conditions that impact consumer spending, including discretionary spending, as well as to increased bad debts due to recessionary pressures. A continuation of, or slow recovery from, ongoing adverse economic conditions affecting disposable consumer income, such as employment levels, business conditions, interest rates, tax rates, or fuel and energy costs, could reduce consumer spending or cause consumers to shift their spending to other products and services. A general reduction in the level of discretionary spending or shifts in consumer discretionary spending could adversely affect our growth and profitability.

Since we cannot predict when real estate markets may recover, the value of the properties we acquire may decline if market conditions persist or worsen. Further, the results of operations for a property in any one period may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, fires, hurricanes, pollution, or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Delays in the acquisition, development, and construction of properties may have adverse effects on our results of operations and returns to you.

Delays we encounter in the selection, acquisition, and development of real properties could adversely affect your returns. From time to time we may acquire unimproved real property, properties that are in need of redevelopment, or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups, and our builders’ ability to build in conformity with plans, specifications, budgets, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control.

Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take up to 24 months or more to complete construction, prior to beginning to lease the available space, which can take as long as or longer than the construction process. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. We also must rely on rental income and expense projections and estimates of the fair market value of a property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for distribution.

All real property, including any self storage properties we acquire, and the operations conducted on real property are subject to federal, state, and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation, and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on customers, owners, or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent a property, or to pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances, or regulations may impose material environmental liability. Additionally, our customers’ activities, the existing condition of land when we buy it, operations in the vicinity of our properties (such as the presence of underground storage tanks), or activities of unrelated third parties may affect our properties. In addition, there are various local, state, and federal fire, health, life-safety, and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

We cannot assure you that the independent third-party environmental assessments we obtain prior to acquiring any properties we purchase will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure you that our business, assets, results of operations, liquidity, or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distribution, and the amount of distributions to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distribution.

Our properties will be subject to the Americans with Disabilities Act of 1990, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available for distribution and the amount of distributions to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Additionally, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced, or otherwise extinguished. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to you.

Property taxes may increase, which will adversely affect our net operating income and cash available for distributions.

Each of the properties we acquire will be subject to real property taxes. Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. From time to time, our property taxes may increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. Recent local government shortfalls in tax revenue may cause pressure to increase tax rates or assessment levels. Increases in real property taxes will adversely affect our net operating income and cash available for distributions.

We will be subject to risks associated with the joint venture partners in our joint venture arrangements that otherwise may not be present in other real estate investments.

We have entered into and intend to continue to enter into joint ventures with respect to a portion of the properties we acquire. Ownership of joint venture interests involves risks generally not otherwise present with an investment in real estate such as the following:

•	the risk that a joint venture partner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a joint venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the risk that disputes with our joint venture partners may result in litigation, which may cause us to incur substantial costs and/or prevent our management from focusing on our business objectives;

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the possibility that a joint venture partner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property, if any, and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by a lender;

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the risk that a joint venture partner could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities laws and otherwise adversely affect the property and the joint venture arrangement; or

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the risk that a default by joint venture partner would constitute a default under the applicable mortgage loan financing documents, if any, that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the joint venture partner.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce the amount available for distribution to our stockholders.

In the event that our interests become adverse to those of the other joint venture partners, we may not have the contractual right to purchase the joint venture interests from the other joint venture partners. Even if we are given the opportunity to purchase such joint venture interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase such joint venture interests. We may not be able to sell our interest in a property at the time we would like to sell, such as at a time when the other joint venture partners in such property do not desire to sell their interests. In addition, we anticipate that it will be much more difficult to find a willing buyer for our joint venture interests in a property than it would be to find a buyer for a property we owned outright.

We will be subject to additional risks if we continue to make international investments.

We have acquired, and may continue to acquire, properties located outside of the United States, and we may make or purchase loans secured by properties located outside of the United States. For example, see “Our Self Storage Properties – Potential Acquisitions” for properties we may acquire in the Toronto, Canada area. All such investments and acquisitions may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments pose the following risks:

•	the burden of complying with a wide variety of foreign laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws;

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existing or new laws relating to the foreign ownership of real property or loans and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates or laws and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	the limited experience and expertise in foreign countries of our advisor’s and its affiliates’ employees relative to their experience and expertise in the United States.

Investments in properties or other real estate investments outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore, any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. Dollar (“USD”). As a result, changes in exchange rates of any such foreign currency to USD may affect our revenues, operating margins, and distributions, and may also affect the book value of our assets and the amount of stockholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our ability to qualify as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our ability to qualify as a REIT.

Changes in the Canadian Dollar/USD exchange rate could have a material adverse effect on our operating results and value of the investment of our stockholders.

We have acquired joint venture interests and may continue to acquire joint venture interests and properties in Canada. As a result, our financial results may be adversely affected by fluctuations in the Canadian Dollar/USD exchange rate. We cannot predict with any certainty changes in foreign currency exchange rates or our ability to mitigate these risks. Several factors may affect the Canadian Dollar/USD exchange rate, including:

•	Sovereign debt levels and trade deficits;

•	domestic and foreign inflation rates and interest rates and investors’ expectations concerning those rates;

•	other currency exchange rates;

•	changing supply and demand for a particular currency;

•	monetary policies of governments;

•	changes in balances of payments and trade;

•	trade restrictions;

•	direct sovereign intervention, such as currency devaluations and revaluations;

•	investment and trading activities of mutual funds, hedge funds and currency funds; and

•	other global or regional political, economic or financial events and situations.

These events and actions are unpredictable. In addition, the Canadian Dollar may not maintain its long term value in terms of purchasing power in the future. The resulting volatility in the Canadian Dollar/USD exchange rate could materially and adversely affect our performance.

We are subject to additional risks as a result of any joint venture interest or properties we acquire in Canada.

In addition to currency exchange rates, the value of any joint venture interest or properties we acquire in Canada may be affected by factors peculiar to the laws and business practices of Canada. Canadian laws and customs may expose us to risks that are different from and in addition to those commonly found in the United States. Ownership and operation of foreign assets pose several risks, including, but not limited to the following:

•	the burden of complying with both Canadian and United States’ laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws;

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existing or new Canadian laws relating to the foreign ownership of real property or loans and laws restricting the ability of Canadian persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates or laws and changes in other operating expenses in Canada;

•	possible challenges to the anticipated tax treatment of our revenue and our properties;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions; and

•	our limited experience and expertise in foreign countries relative to our experience and expertise in the United States.

Risks Associated with Debt Financing

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter generally limits us to incurring debt no greater than 300% of our net assets before deducting depreciation or other non-cash reserves (equivalent to 75% leverage), unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We have incurred and intend to continue to incur, mortgage indebtedness and other borrowings, which may increase our business risks.

We have placed, and intend to continue to place, permanent financing on our properties and we may obtain additional credit facilities or other similar financing arrangements in order to acquire additional properties. We may also decide to later further leverage our properties. We may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire real properties. We may borrow if we need funds to pay a desired distribution rate to our stockholders. We may also borrow if we deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. If there is a shortfall between the cash flow from our properties and the cash flow needed to service mortgage debt, then the amount available for distribution to our stockholders may be reduced.

If we breach covenants under our KeyBank Credit Facility, we could be held in default under such loan, which could accelerate our repayment date and materially adversely affect the value of our stockholders’ investment in us.

On July 31, 2018, we entered into a term loan (the “KeyBank Credit Facility”) with KeyBank with a maximum borrowing capacity of approximately $68 million. The KeyBank Credit Facility is secured by cross-collateralized first mortgage liens or first lien deeds of trust on 12 of our properties. The loan imposes a number of financial covenant requirements on us. If we should breach certain of those financial covenant requirements or otherwise default on this KeyBank Credit Facility, KeyBank could accelerate our repayment dates. If we do not have sufficient cash to repay these loans at the time of a default, KeyBank could foreclose on the properties securing such loans. Such foreclosure could result in a material loss for us and would adversely affect the value of our stockholders’ investment in us.

We have incurred, and intend to continue to incur, indebtedness secured by our properties, which may result in foreclosure.

Most of our borrowings to acquire properties have been and will continue to be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan, which could adversely affect distributions to our stockholders. To the extent lenders require us to cross-collateralize our properties, or our loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.

Our obligation to make balloon payments could increase the risk of default.

Our debt may have balloon payments of up to 100% of the principal amount of such loans due on the respective maturity dates. Thus, such debt will have a substantial payment due at the scheduled maturity date, unless previously prepaid or refinanced. Loans with a substantial remaining principal balance on their stated maturity involve greater degrees of risk of non-payment at stated maturity than fully amortizing loans. As a result, our ability to repay the such loans on their respective maturity dates will largely depend upon our ability either to prepay such loans, refinance such loans or to sell, to the extent permitted, all or a portion of the properties encumbered by such loans, if any. Our ability to accomplish any of these goals will be affected by a number of factors at the time of attempted prepayment, refinancing or sale, including, but not limited to: (i) the availability of, and competition for, credit for commercial real estate; (ii) prevailing interest rates; (iii) the net operating income generated by our properties; (iv) the fair market value of our properties; (v) our equity in our properties; (vi) our financial condition; (vii) the operating history and occupancy level of our properties; (viii) the tax laws; and (ix) the prevailing general and regional economic conditions.

Lenders have required and will likely continue to require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our Advisor. These or other limitations may adversely affect our flexibility and limit our ability to make distributions to our stockholders. If the limits set forth in these covenants prevent us from satisfying our distribution requirements, we could fail to qualify for federal income tax purposes as a REIT. If the limits set forth in these covenants do not jeopardize our qualification for taxation as a REIT, but prevent us from distributing 100% of our REIT taxable income, we will be subject to U.S. federal income tax, and potentially a nondeductible excise tax, on the retained amounts.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We currently have outstanding debt payments which are indexed to variable interest rates. We may also incur additional debt or issue preferred equity in the future which rely on variable interest rates. Increases in these variable interest rates in the future would increase our interest costs, which would likely reduce our cash flows and our ability to make distributions to our stockholders. In addition, if we need to make payments on instruments which contain variable interest during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

Disruptions in the credit markets could have a material adverse effect on our results of operations, financial condition, and ability to pay distributions to you.

Domestic and international financial markets recently experienced significant disruptions which were brought about in large part by failures in the U.S. banking system. These disruptions severely impacted the availability of credit and contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If these disruptions in the credit markets resurface, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reduce the number of properties we can purchase, and/or dispose of some of our assets. These disruptions could also adversely affect the return on the properties we do purchase. In addition, if we pay fees to lock in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition, and ability to pay distributions.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

Nelson Mullins, our legal counsel, has reviewed the federal tax summary and is of the opinion that it fairly summarizes the federal income tax considerations that are likely to be material to our stockholders. It is also the opinion of our legal counsel that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ending December 31 of the year preceding the taxable year in which 100 or more persons own our stock and we are not closely-held. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus. This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet the various tests imposed by the Code through investments, actual operating results, distributions, and satisfaction of specific stockholder rules. Nelson Mullins will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Nelson Mullins’s legal judgment based on the law in effect as of the date of the opinion. Nelson Mullins’s opinion is not binding on the IRS or the courts and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial, or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. If our REIT status is terminated for any reason, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of such termination. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances that are not entirely within our control. New legislation, regulations, administrative interpretations, or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to continue to qualify as a REIT would adversely affect the return of your investment. See “Federal Income Tax Considerations — Failure to Qualify as a REIT” for more information on the consequences of failing to qualify as a REIT.

To qualify as a REIT, and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income, generally determined without regard to the deduction for distributions paid and excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and subject to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income, and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes. We may be required to make distributions to stockholders at times it would be more advantageous to reinvest cash in our business or when we do not have cash readily available for distribution, and we may be forced to liquidate assets on terms and at times unfavorable to us. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of investors’ capital for federal income tax purposes. See the “Federal Income Tax Considerations” section of this prospectus.

If any of our partnerships fail to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We intend to maintain the status of our partnerships, including our operating partnership, as partnerships for federal income tax purposes. However, if the Internal Revenue Service (“IRS”) were to successfully challenge the status of any of our partnerships as a partnership, then it would be taxable as a corporation. Such an event would reduce the amount of distributions that such partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on our stockholders’ investments. In addition, if any of the entities through which any of our partnerships owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, then it would become subject to taxation as a corporation, thereby reducing distributions to such partnership. Such a recharacterization of any of our partnerships or an underlying property owner could also threaten our ability to maintain REIT status. See the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership” section of this prospectus.

You may have tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly, at the level of our operating partnership, or at the level of any other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

We may be required to pay some taxes due to actions of our taxable REIT subsidiaries, which would reduce our cash available for distribution to you.

Any net taxable income earned directly by our taxable REIT subsidiaries, or through entities that are disregarded for federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. We filed an election to treat Strategic Storage TRS IV, Inc. as a taxable REIT subsidiary, and we may elect to treat other subsidiaries as taxable REIT subsidiaries in the future. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to federal income tax on that income because not all states and localities follow the federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state, or local taxes, we will have less cash available for distributions to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock, nor gain from the sale of common stock, should generally constitute unrelated business taxable income (“UBTI”) to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

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part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

•	part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute UBTI if the investor incurs debt in order to acquire the common stock; and

•

part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as UBTI.

See the “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders, and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Legislative or regulatory action could adversely affect investors.

Individuals with incomes below certain thresholds are subject to taxation at a 15% qualified dividend rate. For those with income above such thresholds, the qualified dividend rate is 20%. These tax rates are generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) we pay to individual investors generally will be subject to the tax rates that are otherwise applicable to ordinary income for federal income tax purposes, subject to a 20% deduction for REIT dividends available under the 2017 Tax Act, which is discussed further under the section of this prospectus entitled “Federal Income Tax Considerations – Taxation as a REIT.” This disparity in tax treatment may make an investment in our shares comparatively less attractive to individual investors than an investment in the shares of non-REIT corporations, and could have an adverse effect on the value of our common stock. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our common stock and the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our legal counsel’s tax opinion assumes that no legislation will be enacted after the date of such opinion that will be applicable to an investment in our shares.

To the extent our distributions represent a return of capital for tax purposes, you could recognize an increased capital gain upon a subsequent sale of your common stock.

Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent those distributions do not exceed the stockholder’s adjusted tax basis in his or her common stock, but instead will constitute a return of capital and will reduce such adjusted basis. (Such distributions to Non-U.S. Stockholders may be subject to withholding, which may be refundable.) If distributions exceed such adjusted basis, then such adjusted basis will be reduced to zero and the excess will be capital gain to the stockholder. If distributions result in a reduction of a stockholder’s adjusted basis in his or her common stock, then subsequent sales of such stockholder’s common stock potentially will result in recognition of an increased capital gain.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest – including shares of a U.S. corporation whose assets consist principally of U.S. real property interests – is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder” section of this prospectus.

ERISA Risks

There are special considerations that apply to qualified pension or profit-sharing trusts, IRAs and certain other benefit accounts investing in our shares that could cause an investment in our company to be a prohibited transaction and could result in additional tax consequences.

If you are investing the assets of a qualified pension, profit-sharing, 401(k), Keogh, or other qualified retirement plan or the assets of an IRA or other benefit account in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or account, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or account;

•	your investment will not produce UBTI for the plan or account;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Persons investing the assets of employee benefit plans should consider ERISA risks of investing in our shares.

ERISA and Code Section 4975 prohibit certain transactions that involve (1) certain pension, profit-sharing, employee benefit, or retirement plans, individual retirement accounts or certain other benefit accounts, or Keogh plans, and (2) any person who is a “party-in-interest” or “disqualified person” with respect to such a plan or account. Consequently, the fiduciary of a plan or account contemplating an investment in the shares should consider whether we, any other person associated with the issuance of the shares, or any of our or their affiliates is or might become a “party-in-interest” or “disqualified person” with respect to the plan or account and, if so, whether an exception from such prohibited transaction rules is applicable. In addition, the Department of Labor plan asset regulations provide that, subject to certain exceptions, the assets of an entity in which a plan holds an equity interest may be treated as assets of an investing plan, in which event the underlying assets of such entity (and transactions involving such assets) would be subject to the prohibited transaction provisions. We intend to take such steps as may be necessary to qualify us for one or more of the exceptions available, and thereby prevent our assets from being treated as assets of any investing plan.

For further discussion of issues and risks associated with an investment in shares by IRAs, employee benefit plans, and other benefit plan investors, see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures. In addition, any forward-looking statements are subject to unknown risks and uncertainties including those discussed in the “Risk Factors” section of this prospectus.

MARKET DATA

Market and industry data and forecasts used in this prospectus have been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as other forward-looking statements in this prospectus.

ESTIMATED USE OF PROCEEDS

The following table estimates the use of the proceeds raised in this offering assuming that we sell the midpoint of $500 million in shares (allocated as $225 million in Class A shares, $225 million in Class T shares and $50 million in Class W shares) and the maximum of $1.0 billion in shares (allocated as $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares). We have made assumptions relating to the percentage of shares of each class that will be sold based on our prior experience, and discussions with our dealer manager and participating dealers. However, there can be no assurance as to how many shares of each class will be sold. We will use the remainder of the offering proceeds to pay offering costs, including sales commissions and dealer manager fees. If we raise less than the maximum offering amount or if we sell a different combination of Class A shares, Class T shares and Class W shares, the amount of fees, commissions, costs and expenses presented in the tables below would be different. If a higher percentage of Class A shares are sold, fewer proceeds will be available to us for investment. We reserve the right to reallocate the shares of common stock we are offering among classes of common stock and between the primary offering and our distribution reinvestment plan. We have not given effect to any special sales or volume discounts that could reduce the sales commissions or dealer manager fees for sales pursuant to our primary offering. A reduction in these fees would be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investment. See “Plan of Distribution” for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares in our distribution reinvestment plan. As long as our shares are not listed on a national securities exchange, we anticipate that all or substantially all of the proceeds from the sale of shares pursuant to our distribution reinvestment plan will be used to fund repurchases of shares under our share redemption program. Many of the figures set forth below represent management’s best estimates since these figures cannot be precisely calculated at this time. In the event that we sell the maximum offering in our primary offering (allocated as set forth above), we estimate that approximately 92.21% of our gross offering proceeds will be used to primarily make investments in self storage facilities and related self storage real estate investments, of which approximately 0.91% of our gross offering proceeds will be used to pay real estate related acquisition expenses, while the remaining 7.79% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses.

Although a substantial portion of the amount available for investment presented in this table is expected to be invested in properties, we may use a portion of such amount (a) to repay debt incurred in connection with property acquisitions or other investment activities, (b) to establish reserves if we or our lenders deem appropriate, or (c) for other corporate purposes, including, but not limited to, payment of distributions to stockholders, or payments of organization and offering expenses in connection with future offerings pending the receipt of offering proceeds from such offerings, provided that these organization and offering expenses may not exceed the limitation of organization and offering expenses pursuant to our charter and FINRA rules. We may use an unlimited amount of proceeds for other corporate purposes, including to fund distributions. If we use any net offering proceeds for any purposes other than making investments in properties or reducing debt, it may negatively impact the value of your investment.

	Midpoint ($500,000,000 in shares)(1)						Maximum ($1,000,000,000 in shares)(1)
	Class A		Class T		Class W		Class A		Class T		Class W
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$225,000,000	100.00%	$225,000,000	100.00%	$50,000,000	100.00%	$450,000,000	100.00%	$450,000,000	100.00%	$100,000,000	100.00%
Less Offering Expenses:
Sales Commission(2)	(13,500,000)	6.00%	(6,750,000)	3.00%	—	0.00%	(27,000,000)	6.00%	(13,500,000)	3.00%	—	0.00%
Dealer Manager Fee(3)	(6,750,000)	3.00%	(6,750,000)	3.00%	—	0.00%	(13,500,000)	3.00%	(13,500,000)	3.00%	—	0.00%
Organization and Offering Expenses(4)	(4,500,000)	2.00%	(4,500,000)	2.00%	(1,000,000)	2.00%	(5,175,000)	1.15%	(5,175,000)	1.15%	(1,150,000)	1.15%
Funded by Advisor	—	0.00%	—	0.00%	575,000	-1.15%	—	0.00%	—	0.00%	1,150,000	-1.15%

Amount Available for Investment(5)	200,250,000	89.00%	207,000,000	92.00%	49,575,000	99.15%	404,325,000	89.85%	417,825,000	92.85%	100,000,000	100.00%
Acquisition Expenses(6)	(1,982,675)	0.88%	(2,049,500)	0.91%	(490,840)	0.98%	(4,003,220)	0.89%	(4,136,880)	0.92%	(990,099)	0.99%

Amount Invested in Properties	$198,267,325	88.12%	$204,950,500	91.09%	$49,084,160	98.17%	$400,321,780	88.96%	$413,688,120	91.93%	$99,009,901	99.01%

(1)

This table assumes an allocation of 45% Class A shares, 45% Class T shares and 10% Class W shares will be sold in the midpoint and maximum offering. In the event that we sell a greater percentage allocation of Class A shares (which are subject to sales commissions of up to 6%), the amounts and percentages of offering costs will be higher and the amounts and percentages available for investment will be lower than the amounts and percentages shown in the table. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)

In the primary offering, we pay sales commissions in the amount of up to 6% of the gross offering proceeds for sales of Class A shares and up to 3% of the gross offering proceeds for sales of Class T shares. We also pay a monthly stockholder servicing fee for Class T shares that accrues daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. We have excluded this stockholder servicing fee from this table. We have assumed for purposes of this table that all sales of Class A shares will be made with the 6% sales commissions taken at the time of sale, that all sales of Class T shares will be made with the 3% sales commissions taken at the time of sale and that all sales of Class W shares will be made without sales commissions.

(3)

In the primary offering, we pay our dealer manager 3% of the gross offering proceeds for sales of Class A and Class T shares. We also pay a monthly dealer manager servicing fee for Class W shares that accrues daily in the amount of 1/365th of 0.5% of the purchase price per share of Class W shares sold in our primary offering. We have excluded this dealer manager servicing fee from this table. We have assumed for purposes of this table that all sales of Class A and Class T shares will be made with the 3% dealer manager fee taken at the time of sale and that all sales of Class W shares will be made without a dealer manager fee.

(4)

Organization and offering expenses consist of all expenses (other than sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries, bonuses and related benefits of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, our named executive officers and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. Our advisor has agreed to pay or reimburse us to the extent our organization and offering expenses exceed 3.5% of gross offering proceeds from our primary offering at the completion of the offering. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1.15% of gross offering proceeds raised in our primary offering. Our advisor will fund 1.15% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.

(5)

Until we use our net proceeds to make investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(6)

Acquisition expenses include customary third-party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. For purposes of this table, we have assumed acquisition expenses of 1% of the purchase price of our properties, which we have assumed is our estimated amount invested in properties. Because we intend to primarily invest in self storage facilities which by their nature are smaller in size than a typical commercial property, the amount of our acquisition expenses as a percentage of the purchase price will be higher than those for REITs that invest in other commercial properties that are larger in size. Notwithstanding the foregoing, pursuant to our charter, the total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property.

In the aggregate, underwriting compensation from all sources, including upfront sales commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

SELECTED FINANCIAL DATA

The following selected financial and operating information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus:

	As of and for the Year Ended December 31, 2018	As of and for the Year Ended December 31, 2017	As of and For the Period June 1, 2016 (date of inception) through December 31, 2016
Operating Data
Total revenues	$5,764,028	$475,404	$—
Operating loss	(3,517,494)	(1,246,680)	—
Net loss attributable to Strategic Storage Trust IV, Inc. common stockholders	(4,708,285)	(1,230,755)	—
Net loss per Class A common share-basic and diluted	(1.39)	(1.74)	—
Net loss per Class T common share-basic and diluted	(1.39)	(1.74)	—
Net loss per Class W common share-basic and diluted	(1.39)	(1.74)	—
Dividends declared per common share	1.56	1.32	—
Balance Sheet Data
Real estate facilities	$135,980,078	$12,339,539	$—
Total assets	161,942,760	35,804,087	201,000
Total debt	63,777,861	—	—
Total liabilities	69,129,692	1,105,316	—
Total equity	90,719,079	34,515,351	201,000
Other Data
Net cash used in operating activities	$(97,732)	$(1,289,006)	$—
Net cash used in investing activities	(132,453,332)	(13,337,799)	—
Net cash provided by financing activities	126,417,379	36,354,930	201,000

OUR SELF STORAGE PROPERTIES

Portfolio Summary

Our self storage facilities offer inexpensive, easily accessible, enclosed storage space to residential and commercial users on a month-to-month basis. Most of our facilities are fenced with computerized gates and are well-lighted. Most of our properties are single-story, thereby providing customers with the convenience of direct vehicle access to their storage spaces. Our facilities range in size from approximately 55,000 to approximately 158,000 net rentable square feet, with an average of approximately 82,000 net rentable square feet. Our facilities generally are constructed of masonry or steel walls resting on concrete slabs and have standing seam metal, shingle, or tar and gravel roofs. Customers have access to their storage areas during business hours, and some of our facilities provide 24-hour access. Individual storage spaces are secured by a lock furnished by the customer to provide the customer with control of access to the space.

As of March 29, 2019, we owned the following self storage facilities:

Property	Purchase Price	Year Built	Approx. Sq. Ft. (net)(1)	Approx. Units(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)
Jensen Beach – FL	$4,950,000	1979	67,000	600	5.1%	92%
Texas City – TX	$7,960,000	2010	60,000	480	4.6%	95%
Riverside – CA	$6,850,000	1984	57,500	470	4.4%	94%
Las Vegas I – NV	$9,150,000	1996	55,000	580	4.2%	93%
Puyallup – WA	$13,600,000	1990	98,000	830	7.5%	91%
Las Vegas II – NV	$12,800,000	2006	76,500	640	5.9%	92%
Naples – FL	$27,250,000	2001	77,900	700	6.0%	92%
Woodlands I – TX	$9,900,000	2002	61,900	560	4.7%	88%
Katy – TX	$9,200,000	2003	59,200	570	4.5%	91%
Humble – TX	$7,400,000	2004	116,100	670	9.0%	86%
Woodlands II – TX	$10,000,000	2007	83,700	610	6.4%	81%
College Station – TX	$7,300,000	2004	71,900	600	5.5%	91%
Cypress – TX	$7,700,000	2002	90,100	580	6.9%	78%
Queenston – TX	$7,000,000	2007	63,000	540	4.8%	92%
Plant City – FL	$14,500,000	2004	110,000	820	8.4%	76%
Newark – NJ	$30,000,000	1935	158,000	1,900	12.1%	79%

TOTAL	$185,560,000		1,305,800	11,150	100%	87%

(1)	Includes all rentable square feet consisting of storage units and parking units (approximately 187,000 square feet).
(2)	Includes all rentable units, consisting of storage units and parking units (approximately 500 units).
(3)	Represents the occupied square feet divided by total rentable square feet as of March 29, 2019.

The weighted average capitalization rate for the 16 self storage facilities we owned as of March 29, 2019 was approximately 5.4%. The weighted average capitalization rate is calculated as the estimated first year annual net operating income at the respective property divided by the property purchase price, exclusive of offering costs, closing costs and acquisition expenses paid to our advisor and third parties. Estimated first year net operating income on our real estate investments is total estimated revenues generally derived from the terms of in-place leases, less property operating expenses generally based on the operating history of the property. In instances where management determines that historical amounts will not be representative of first year revenues or property operating expenses, management uses its best faith estimate of such amounts based on anticipated property operations. Estimated first year net operating income excludes interest expense, asset management fees, depreciation and amortization and our company-level general and administrative expenses. Historical operating income for these properties is not necessarily indicative of future operating results.

As of March 29, 2019, our self storage portfolio was comprised as follows:

State	No. of Properties	Units(1)	Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)
California	1	470	57,500	4.4%	94%
Florida	3	2,120	254,900	19.5%	85%
Nevada	2	1,220	131,500	12.1%	93%
New Jersey	1	1,900	158,000	10.1%	79%
Texas	8	4,610	605,900	46.4%	87%
Washington	1	830	98,000	7.5%	91%

Total	16	11,150	1,305,800	100%	87%

(1)	Includes all rentable units, consisting of storage units, and parking units (approximately 500 units).
(2)	Includes all rentable square feet consisting of storage units, and parking units (approximately 187,000 square feet).
(3)	Represents the occupied square feet of all facilities we owned in a state divided by total rentable square feet of all the facilities we owned in such state as of March 29, 2019.

Other Real Estate Investments

From time to time, we have entered into, and expect to continue to enter into, joint venture agreements with SmartCentres, for tracts of land owned in the Greater Toronto Area by SmartCentres that are intended to be developed into self storage facilities. As of March 29, 2019, we had entered into six such agreements for tracts of land located in the following cities in Ontario, Canada: Oshawa, Vaughan, Brampton, East York and Scarborough. For more information, please see Note 3—Real Estate Facilities—Joint Venture with SmartCentres and Note 10—Potential Acquisitions—Joint Ventures with SmartCentres to the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus.

We anticipate that each of the foregoing will be developed into self storage facilities, as follows:

Tract of Land	Est. Completion Date	Apprx. Units	Apprx. Sq. Ft. (net)
Oshawa	2020	900	119,000
Vaughan	2020	880	118,700
Brampton	2020	1,030	133,000
East York	2020	990	136,000
Brampton (Kingspoint)	2021	1,000	97,100
Scarborough	2021	870	90,200

Total		5,670	694,000

Potential Acquisitions

Surprise, Arizona

On November 7, 2017 (as amended on March 14, 2018), one of our subsidiaries executed a purchase and sale agreement with an unaffiliated third party for the acquisition of a property that is being developed into a self storage facility located in Surprise, Arizona (the “Surprise Property”). The purchase price for the Surprise Property is approximately $7.8 million, plus closing and acquisition costs. We expect the acquisition of the Surprise Property to close in the third quarter of 2019 after construction is complete on the self storage facility and a certificate of occupancy has been issued. We expect to fund such acquisition with a combination of net proceeds from our offering and a credit facility or other debt financing. If we fail to acquire the Surprise Property, in addition to the incurred acquisition costs, we may also forfeit approximately $300,000 in earnest money as a result.

San Gabriel, California

On January 4, 2018, one of our subsidiaries executed a purchase and sale agreement with an unaffiliated third party for the acquisition of a property that is being developed into a self storage facility located in San Gabriel, California (the “San Gabriel Property”). The purchase price for the San Gabriel Property is approximately $13.5 million, plus closing and acquisition costs. We expect the acquisition of the San Gabriel Property to close in the second half of 2020 after construction is complete on the self storage facility and a certificate of occupancy has been issued. We expect to fund such acquisition with net proceeds from our offering and a credit facility or other debt financing. If we fail to acquire the San Gabriel Property, in addition to the incurred acquisition costs, we may also forfeit approximately $200,000 in earnest money as a result.

Escondido, California

On April 16, 2018, one of our subsidiaries executed a purchase and sale agreement with an unaffiliated third party for the acquisition of a property that is being developed into a self storage facility located in Escondido, California (the “Escondido Property”). The purchase price for the Escondido Property is approximately $18.0 million, plus closing and acquisition costs. We expect the acquisition of the Escondido Property to close in the second half of 2019 after construction is complete on the self storage facility and a certificate of occupancy has been issued. We expect to fund such acquisition with net proceeds from our offering and/or potential debt financing. If we fail to acquire the Escondido Property, in addition to the incurred acquisition costs, we may also forfeit $750,000 in earnest money as a result.

On July 31, 2018, one of our subsidiaries made a preferred equity investment of approximately $2.5 million in the entity that is developing the Escondido Property. Such investment will be redeemed upon purchase of the completed property and has an annual preferred return of 8%, to be paid quarterly, with an additional 4% preferred return to be paid upon closing of the property. The Company accounts for this preferred equity investment using the equity method of accounting and it is included in other assets in the accompanying Consolidated Balance Sheet as of December 31, 2018.

Throughout the term of this offering, we may enter into purchase agreements for the purchase of various properties. Pursuant to the various purchase agreements, we would likely be obligated to purchase such properties only after satisfactory completion of agreed upon closing conditions. We will decide whether to acquire properties generally based upon:

•	our ability to raise sufficient net proceeds from our public offering and/or obtain debt financing;

•	satisfactory completion of due diligence on the properties and the sellers of the properties;

•	if applicable, the completion of construction of the self storage facility and the issuance of a certificate of occupancy for such property;

•	if applicable, approval from existing lenders for our assumptions of existing loans encumbering the properties;

•	approval by our board of directors to purchase the properties;

•	satisfaction of the conditions to the acquisitions in accordance with the various purchase agreements;

•	if applicable, satisfaction of requirements relating to assumption of any loans; and

•	no material adverse changes relating to the properties, the sellers of the properties or certain economic conditions.

There can be no assurance that we will complete the acquisition of any additional properties. In some circumstances, if we fail to complete a potential acquisition, we may forfeit our earnest money on such property. Due to the considerable conditions to the consummation of the acquisition of properties, we cannot make any assurances that the closing of any properties is probable.

Potential Acquisition of Properties in the Greater Toronto Area of Canada Pursuant to Joint Ventures with SmartCentres

Since January 2018, we have entered into or assumed contribution agreements with subsidiaries of SmartCentres Real Estate Investment Trust, an unaffiliated third party (“SmartCentres”), for various tracts of land located in the Greater Toronto Area. We refer to the contribution agreements, collectively, as the “Contribution Agreements” and the various tracts of land, collectively, as the “Ontario Lots.” Upon closing, all Ontario Lots will be owned by a limited partnership (in each case, the “Limited Partnership”), in which we (through our subsidiaries) and SmartCentres (through its subsidiaries) will each be a 50% limited partner and each have an equal ranking general partner in the Limited Partnership. It is intended that the Limited Partnerships develop a self storage facility on each of the Ontario Lots.

SmartCentres is a publicly traded Canadian real estate investment trust with total assets of approximately $9.5 billion CAD as of June 30, 2018 that invests in a variety of urban, mixed-use, residential, and industrial developments in Canada.

Pursuant to the Contribution Agreements, we and SmartCentres will be obligated to become partners in the respective Limited Partnership only after satisfactory completion of agreed upon closing conditions. We will decide whether to enter into the joint venture and have the Limited Partnership acquire the relevant Ontario Lots generally based upon:

•	satisfactory completion of due diligence on the Ontario Lots;

•	approval by our board of directors to enter into a joint venture to purchase the Ontario Lots and develop the Ontario Lots;

•	SmartCentres obtaining a final and unappealable amendment of the existing zoning of the Ontario Lots so as to permit the development of the property thereon;

•	if required, SmartCentres obtaining various governmental approvals for both zoning matters and the severance of the respective land from larger properties owned by SmartCentres;

•	if required, certain easements being granted by SmartCentres to the Limited Partnership that is to own the relevant Ontario Lot; and

•	satisfaction of the conditions to the acquisition in accordance with the Contribution Agreement for the relevant Ontario Lot.

There can be no assurance that we will enter into any of the joint ventures and complete the acquisition of either of the Ontario Lots or the development of the self storage properties thereon. In some circumstances, if we fail to complete the acquisition, the relevant Limited Partnership may forfeit up to approximately $200,000 CAD in earnest money on the Brampton Land, $500,000 CAD in earnest money on the Vaughan Land, approximately $300,000 CAD on the Scarborough Land and $150,000 CAD on the Kingspoint Land.

Other properties may be identified in the future that we may acquire prior to or instead of the Ontario Lots. Due to the considerable conditions to the consummation of the acquisition of the Ontario Lots, we cannot make any assurances that the closing of either or both of the Ontario Lots is probable.

Brampton Property

SmartCentres will transfer the Brampton Land into the Limited Partnership at an agreed upon fair market value of approximately $1.8 million CAD. At closing, we will subscribe for 50% of the units in the Limited Partnership at an agreed upon subscription price of approximately $0.9 million CAD, representing a contribution equivalent to 50% of the agreed upon fair market value of the Brampton Land. We expect that the Limited Partnership will develop the land and build a self storage facility containing approximately 133,000 square feet of gross building area and approximately 1,030 rental units (the “Brampton Property”). The project is expected to be funded using a combination of equity and debt proceeds. We expect the acquisition of the Brampton Land to close in the first half of 2019 after the Brampton Land has been zoned so as to permit the building of the Brampton Property and the Brampton Land has been legally severed from a larger property owned by SmartCentres. We expect construction of the Brampton Property to be completed in 2020.

Vaughan Property

SmartCentres will transfer the Vaughan Land into the Limited Partnership at an agreed upon fair market value of approximately $3.4 million CAD. At closing, we will subscribe for 50% of the units in the Limited Partnership at an agreed upon subscription price of approximately $1.7 million CAD, representing a contribution equivalent to 50% of the agreed upon fair market value of the Vaughan Land. We expect that the Limited Partnership will develop the land and build a self storage facility containing approximately 118,700 square feet of gross building area and approximately 880 rental units (the “Vaughan Property”). The project is expected to be funded using a combination of equity and debt proceeds. We expect the acquisition of the Vaughan Land to close in the first half of 2019 after the Vaughan Land has been zoned so as to permit the building of the Vaughan Property and the Vaughan Land has been legally severed from a larger property owned by SmartCentres. We expect construction of the Vaughan Property to be completed in 2020.

Brampton Property (Kingspoint Plaza)

SmartCentres will transfer the Kingspoint Land into the Limited Partnership at an agreed upon fair market value of approximately $3.3 million CAD. At closing, we will subscribe for 50% of the units in the Limited Partnership at an agreed upon subscription price of approximately $1.7 million CAD, representing a contribution equivalent to 50% of the agreed upon fair market value of the Kingspoint Land. We expect that the Limited Partnership will develop the land and build a self storage facility containing approximately 97,100 square feet of gross building area and approximately 1,000 rental units (the “Kingspoint Property”). The project is expected to be funded using a combination of equity and debt proceeds. We expect the acquisition of the Kingspoint Land to close in the first half of 2020 after the Kingspoint Land has been zoned so as to permit the building of the Kingspoint Property and the Kingspoint Land has been legally severed from a larger property owned by SmartCentres. We expect construction of the Kingspoint Property to be completed in 2021.

Scarborough Property

SmartCentres will transfer the Scarborough Land into the Limited Partnership at an agreed upon fair market value of approximately $1.8 million CAD. At closing, we will subscribe for 50% of the units in the Limited Partnership at an agreed upon subscription price of approximately $0.9 million CAD, representing a contribution equivalent to 50% of the agreed upon fair market value of the Scarborough Land. We expect that the Limited Partnership will develop the land and build a self storage facility containing approximately 90,200 square feet of gross building area and approximately 870 rental units (the “Scarborough Property”). The project is expected to be funded using a combination of equity and debt proceeds. We expect the acquisition of the Scarborough Land to close in the first half of 2020 after the Scarborough Land has been zoned so as to permit the building of the Scarborough Property and the Scarborough Land has been legally severed from a larger property owned by SmartCentres. We expect construction of the Scarborough Property to be completed in 2021.

INVESTMENT OBJECTIVES, STRATEGY, AND RELATED POLICIES

Overview

We have invested and will continue to invest a substantial amount of the net proceeds of this offering in income-producing and growth self storage properties and related self storage real estate investments. Our investment objectives, strategy, and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on self storage facilities, if our board believes such changes are in the best interests of our stockholders. In addition, we may invest in real estate properties other than self storage facilities if our board deems such investments to be in the best interests of our stockholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.

Business Overview

Unlike many other REITs and real estate companies, we are an operating business. We acquire, own, operate, and manage self storage facilities. Our self storage facilities offer inexpensive, easily accessible, enclosed storage units or parking space to residential and commercial users on a month-to-month basis. Most of our facilities are fenced with computerized gates and well lighted. Many of our properties are single-story, thereby providing customers with the convenience of direct vehicle access to their storage units. At certain facilities, we offer climate controlled units that offer heating in the winter and cooling in the summer. Many of our facilities also offer outside vehicle, boat, and recreational vehicle storage areas. Our facilities are generally constructed of masonry or steel walls resting on concrete slabs and have standing seam metal, shingle, or tar and gravel roofs. Customers typically have access to their storage units from 6:00 A.M. – 10:00 P.M., and some of our facilities provide 24-hour access. Individual storage units are secured by a lock furnished by the customer to provide the customer with control of access to the space.

Primary Investment Objectives

Our primary investment objectives are to:

•	invest in income-producing and growth self storage properties in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	preserve and protect your invested capital;

•	provide regular cash distributions to our investors; and

•	achieve appreciation in the value of our properties and, hence, appreciation in stockholder value.

We cannot assure you that we will attain these primary investment objectives.

Liquidity Events

Subject to then-existing market conditions and the sole discretion of our board of directors, we intend to seek one or more of the following liquidity events within three to five years after completion of this offering:

•	merge, reorganize, or otherwise transfer our company or its assets to another entity with listed securities;

•	list our shares on a national securities exchange;

•	commence the sale of all of our properties and liquidate our company; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will achieve one or more of the above-described liquidity events within the time frame contemplated or at all. This time frame represents our best faith estimate of the time necessary to build a portfolio sufficient enough to effectuate one of the liquidity events listed above. Our charter does not require us to pursue a liquidity transaction at any time. Our board of directors has the sole discretion to continue operations beyond five years after completion of the offering if it deems such continuation to be in the best interests of our stockholders. Even if we do accomplish one or more of these liquidity events, we cannot guarantee that a public market will develop for the securities listed or that such securities will trade at a price higher than what you paid for your shares in our offering. At the time it becomes necessary for our board of directors to determine which liquidity event, if any, is in the best interests of us and our stockholders, we expect that the board will take all relevant factors at that time into consideration when making a liquidity event decision. We expect that the board will consider various factors including, but not limited to, costs and expenses related to each possible liquidity event and the potential subordinated distributions payable to our advisor listed in the “Management Compensation” section of this prospectus. See “Conflicts of Interest — Receipt of Fees and Other Compensation by Our Advisor and its Affiliates” for a discussion of the potential conflicts of interest related to the fees paid to our advisor as a result of a liquidity event.

Our Self Storage Acquisition Strategy

Investment Strategy

We will use the net proceeds we raise in this offering to primarily invest in income-producing and growth self storage properties in the United States and Canada that are expected to support sustainable stockholder distributions over the long term while also achieving appreciation in the value of our properties and, hence, appreciation in stockholder value. At the end of our acquisition phase, we anticipate that our portfolio will consist of approximately 75% income-producing properties and 25% growth properties, though the specific allocations may vary at any point in time.

In executing our income-producing investment strategy, we seek to purchase self storage facilities located in primary and secondary markets with stabilized occupancy rates greater than 75%, but we have the opportunity for higher economic occupancy due to the property management capabilities of our property manager. In executing our growth investment strategy, we seek to invest in assets that we believe may be developed, repositioned, or redeveloped so that they will reach an optimum value within three to five years from the termination of this offering. We may acquire properties with lower quality construction or management or low occupancy rates and reposition them by seeking to improve the property, management quality, and occupancy rates and thereby increase lease revenues and overall property value. We may also acquire properties in markets that are depressed or overbuilt with the anticipation that, within our targeted holding period, the markets will recover and favorably impact the value of these properties. We may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that we can achieve better success with the properties. Many of the markets where we will acquire properties may have high growth potential in lease rates and sale prices. We may also invest in self storage facilities in other countries, as well as mortgage loans and other real estate-related investments.

Self Storage Focus

“Self storage” refers to properties that offer do-it-yourself, month-to-month storage unit rental for personal or business use. According to the Self Storage Association’s Self Storage Industry Fact Sheet (July 2015), there are approximately 60,000 self storage facilities worldwide, including more than 48,500 “primary” facilities (where self storage is the primary source of revenue) in the United States and more than 3,000 self storage facilities in Canada. The industry is highly fragmented, comprised mainly of local operators and a few national owners and operators, including, we believe, only five publicly traded self storage REITs. See “The Self Storage Industry” for more details regarding the self storage industry in general. As a result of the track record of our sponsor and its affiliates in investing in self storage facilities (see “Prior Performance Summary”), our experienced management team, and the fragmented nature of the self storage industry, we believe there is a significant opportunity for us to achieve market penetration and name recognition in this industry.

We focus on pursuing investments in self storage facilities and related self storage real estate investments in markets with varying economic and demographic characteristics, including large urban cities, densely populated suburban cities, and smaller rural cities, as long as the property meets our acquisition criteria described below under “— General Acquisition and Investment Policies.” We also intend to expand and develop certain facilities that we purchase in order to capitalize on underutilization and excess demand. The development of certain facilities we purchase may include an expansion of the self storage units or the services and ancillary products offered as well as making units available for office space. However, future investments will not be limited to any geographic area, to a type of facility, or to a specified percentage of our total assets. We will strategically invest in specific domestic or foreign markets when opportunities that meet our investment criteria are available. In general, when evaluating potential acquisitions of self storage facilities, the primary factor we will consider is the property’s current and projected cash flow.

General Acquisition and Investment Policies

While we focus our investment strategy on self storage facilities and related self storage real estate investments, we may invest in other storage-related investments such as storage facilities for automobiles, recreation vehicles, and boats. We may additionally invest in other types of commercial real estate properties if our board of directors deems appropriate; however, we have no current intention of investing more than 20% of the net proceeds of this offering in such other commercial real estate properties. We seek to make investments that satisfy the primary investment objectives of providing regular cash distributions to our stockholders and achieving appreciation in the value of our properties and, hence, appreciation in stockholder value.

Our advisor has substantial discretion with respect to the selection of specific properties. However, each acquisition is approved by our board of directors. The consideration paid for a property will ordinarily be based on the fair market value of the property as determined by a majority of our board of directors. In selecting a potential property for acquisition, we and our advisor will consider a number of factors, including, but not limited to, the following:

•	projected demand for self storage facilities in the area;

•	a property’s geographic location and type;

•	a property’s physical location in relation to population density, traffic counts, and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	proposed purchase price, terms, and conditions;

•	historical financial performance;

•	rental rates and occupancy levels for the property and competing properties in the area;

•	potential for rent increases;

•	demographics of the area;

•	operating expenses being incurred and expected to be incurred, including, but not limited to property taxes and insurance costs;

•	potential capital improvements and reserves required to maintain the property;

•	prospects for liquidity through sale, financing, or refinancing of the property;

•	potential competitors for expanding the physical layout of the property;

•	the potential for the construction of new properties in the area;

•	treatment under applicable federal, state, and local tax and other laws and regulations;

•	evaluation of title and obtaining satisfactory title insurance; and

•	evaluation of any reasonably ascertainable risks such as environmental contamination.

There is no limitation on the number, size, or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in this offering. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is ultimately purchased.

Our Borrowing Strategy and Policies

Although we intend to use low leverage (less than 50% based on loan to purchase price) to make our investments during this offering, at certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors regularly monitors our investment pipeline in relation to our projected fundraising efforts and otherwise evaluates market conditions related to our debt leverage ratios throughout this offering. As of December 31, 2018, our debt leverage was approximately 47%.

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or a separate loan for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs, or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares, or to provide working capital.

There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets, as defined, (approximately 75% of the cost basis of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report, with a justification for such excess.

We may borrow amounts from our advisor or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive, commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements, and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Acquisition Structure

Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate. We may also enter into the following types of leases relating to real property:

•	a ground lease in which we enter into a long-term lease (generally greater than 30 years) with the owner for use of the property during the term whereby the owner retains title to the land; or

•

a master lease in which we enter into a long-term lease (typically 10 years with multiple renewal options) with the owner in which we agree to pay rent to the owner and pay all costs of operating and maintaining the property (a net lease) and typically have an option to purchase the property in the future.

We make acquisitions of our real estate investments directly or indirectly through our operating partnership, Strategic Storage Operating Partnership IV, L.P. See “Prospectus Summary — Our Structure” and “Our Operating Partnership Agreement.” We acquire or will acquire interests in real estate directly through our operating partnership, indirectly through limited liability companies or limited partnerships, or through investments in joint ventures.

Conditions to Closing Acquisitions

Generally, we will not purchase any property unless and until we obtain at least a Phase I environmental assessment and history for each property purchased and we are sufficiently satisfied with the property’s environmental status. In addition, we will generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, but not limited to, where appropriate:

•	appraisals, property surveys, and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, and flood zone studies, if available;

•	licenses, permits, maps, and governmental approvals;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.

Joint Venture Investments

We may enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type or to co-invest with one of our property management partners. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. For example, from time to time we enter into joint venture arrangements with subsidiaries of SmartCentres Real Estate Investment Trust, an unaffiliated third party (“SmartCentres”). For more information, please see Note 3—Real Estate Facilities—Joint Venture with SmartCentres to the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus. In determining whether to recommend a particular joint venture, our Advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.

We may enter into joint ventures with our advisor or any of its affiliates for the acquisition of properties, but only provided that:

•	a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and

•	the investment by us and the joint venture partner are on substantially the same terms and conditions.

To the extent possible and if approved by our board of directors (including a majority of our independent directors), we will attempt to obtain a right of first refusal or option to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. Please see the “Conflicts of Interest — Joint Ventures with Affiliates of Our Advisor” section of this prospectus.

Government Regulations

Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state, and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding compliance with the ADA.

Environmental Matters

Under various federal, state, and local laws, ordinances, and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing, or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent units or sell the property, or to borrow using the property as collateral, and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding environmental matters.

Other Regulations

The properties we acquire likely will be subject to various federal, state, and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Disposition Policies

We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities, and considerations specific to the condition, value, and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of our advisor. Our nominating and corporate governance committee of our board of directors, which is comprised solely of independent directors, must review and approve all transactions between us and our advisor and its affiliates. Please see the “Management — Committees of the Board of Directors — Nominating and Corporate Governance Committee” and “Conflicts of Interest — Certain Conflict Resolution Procedures” sections of this prospectus.

Investment Limitations in Our Charter

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (the “NASAA REIT Guidelines”). Pursuant to the NASAA REIT Guidelines, we will not:

•

Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive, and commercially reasonable.

•

Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•

Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, we will obtain an appraisal from an independent expert. We will maintain such appraisal in our records for at least five years and it will be available to our stockholders for inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.

•

Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor, or their respective affiliates.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance.

•	Issue “redeemable securities” redeemable solely at the option of the holder, which restriction has no effect on our ability to implement our share redemption program.

•

Grant warrants or options to purchase shares to our advisor or its affiliates or to officers or directors affiliated with our advisor except on the same terms as options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 5% of outstanding shares on the date of grant of the warrants and options.

•	Lend money to our directors, or to our advisor or its affiliates, except for certain mortgage loans described above.

Changes in Investment Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis for that determination is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies may also vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our charter, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. The determination by our board of directors that it is no longer in our best interests to continue to be qualified as a REIT shall require the concurrence of two-thirds of the board of directors. Investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

Investments in Mortgage Loans

While we intend to emphasize equity real estate investments and, hence, operate as what is generally referred to as an “equity REIT,” as opposed to a “mortgage REIT,” we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate, or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of self storage facilities. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Benefits Administration, or another third party. We may also invest in participating or convertible mortgages if our directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

Investment Company Act of 1940 and Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, or the 1940 Act. Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors — Risks Related to Our Corporate Structure.” In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described in this prospectus, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

THE SELF STORAGE INDUSTRY

General

“Self storage” refers to properties that offer do-it-yourself, month-to-month storage unit rental for personal or business use. Self storage offers a cost-effective and flexible storage alternative. Customers rent fully-enclosed spaces that can vary in size according to their specific needs. Customers typically have access to their storage units from 6:00 A.M. – 10:00 P.M. (365 days per year), and some of our facilities provide 24-hour access. Customers have responsibility for moving their items into and out of their units. Self storage unit sizes typically range from five feet by five feet to 10 feet by 30 feet.

Self storage provides a convenient way for individuals and businesses to store their possessions, whether due to a life change or simply because of a need for extra storage space. According to the 2018 Self Storage Almanac, self storage facilities generally have a customer mix of approximately 77% residential, 19% commercial, 2% military, and 2% students. The mix of residential customers using a self storage property is determined by a property’s local demographics and often includes people who are looking to downsize their living space or who are not yet settled in a large home. The items residential customers place in self storage properties range from cars, boats, and recreational vehicles to furniture, household items, and appliances. Commercial customers tend to include small business owners who require easy and frequent access to their goods, records, or extra inventory, or storage for seasonal goods. Self storage properties provide an accessible storage alternative at a relatively low cost. Properties generally have on-site managers who supervise and run the day-to-day operations, providing customers with assistance as needed.

The six key demand drivers of self storage are: (1) population growth; (2) percentage of renter-occupied housing units; (3) average household size; (4) average household income; (5) supply constraints; and (6) economic growth. Customers choose a self storage property based largely on the convenience of the site to their home or business. Therefore, high-density, high-traffic population centers are ideal locations for a self storage property. A property’s perceived security and the general professionalism of the site managers and staff are also contributing factors to a site’s ability to secure rentals. Although most self storage properties are leased to customers on a month-to-month basis, customers tend to continue their leases for extended periods of time. However, there are seasonal fluctuations in occupancy rates for self storage properties. Generally, there is increased leasing activity at self storage properties during the late spring and early summer months due to the higher number of people who relocate during this period.

As population densities have increased in the U.S., there has been an increase in self storage awareness and development. According to the 2019 Self Storage Almanac:

•	at the end of 2018, there were 45,547 self storage facilities in the U.S.;

•	at the end of 2017, there were 44,149 self storage facilities in the U.S.;

•	at the end of 2016 there were 41,879 self storage facilities in the U.S.; and

•	at the end of 2015, there were 41,443 self storage in the U.S.

According to the Self Storage Association’s Self Storage Industry Fact Sheet (July 2015), the self storage industry has been one of the fastest-growing sectors of the United States commercial real estate industry over the period of the last 40 years. Additionally, in the 30 year period between 1984 and 2014, self storage facilities in the U.S. increased from 6,601 facilities at year-end 1984 to 48,500 facilities at year-end 2014 with rentable square footage increasing from 289.7 million square feet at year-end 1984 to 2.5 billion square feet at year-end 2014.

The growth in the industry has created more competition in various geographic regions. This has led to an increased emphasis on site location, property design, innovation and functionality to accommodate local planning and zoning boards and to distinguish a facility from other offerings in the market. This is especially true for new sites slated for high-density population centers.

Fragmented Ownership

The self storage industry is currently characterized by fragmented ownership. According to the 2018 Self Storage Almanac, the top 10 self storage companies own approximately 19.2% of the total self storage facilities. The market share of the top 100 self storage companies is approximately 26.0%.

Industry Trends and Outlook

Recently, self storage operators have placed increased emphasis on offering ancillary products which provide incremental revenues. Moving and packing supplies, such as locks and boxes, and the offering of other services, such as property insurance, truck rentals, and full service mail and delivery centers, all help to increase revenues. As more sophisticated self storage operators continue to develop innovative products and services such as online rentals, 24-hour accessibility, automated kiosk rentals, climate-controlled storage, wine storage, customer-service call center access, and after-hours storage, local operators may be increasingly unable to meet higher customer expectations, which could encourage consolidation in the industry.

We expect the “baby boomer” generation to have a major impact on the future of the self storage industry. During the 19-year period from 1946 to 1964, approximately 77 million babies, or “baby boomers,” were born in the U.S. According to the U.S. Census Bureau, “baby boomers” make up nearly 27% of the U.S. population. These “baby boomers” are retired or heading towards retirement age and have accumulated possessions which they wish to retain. As the “baby boomers” retire and begin to downsize their households, we believe there will be a great need for self storage facilities to assist them in protecting and housing these possessions for prolonged periods of time.

We also believe that the self storage industry possesses attractive characteristics not found in other commercial real estate sectors, including the following:

•	no reliance on a “single large customer” whose vacating can have a devastating impact on rental revenue;

•	no leasing commissions and/or tenant improvements;

•	relatively low capital expenditures;

•	brand names can be developed at local, regional, and even national levels;

•	opportunity for a great deal of geographic diversification, which could enhance the stability and predictability of cash flows; and

•	the lowest loan default rate of any commercial property type.

Further, the charts below illustrate a portion of the results of a study analyzing CMBS loan defaults across various property types and demonstrate that loans backed by self storage properties have both the lowest default rate and the lowest loss rate of the property types analyzed.

Loan Default Rate by Property Type

(2018)

Loan Loss Rate by Property Type

(2018)

We believe the factors discussed in this section will enhance the prospects for operators to grow revenues by increasing rents from existing customers, retro-fitting unit mixes, and by adding new customers to properties at rising rental rates. As a result, we anticipate an improving climate for the self storage industry, particularly for well-located, convenient, and highly-visible self storage properties.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Our advisor is also accountable to us and our stockholders as a fiduciary. Our charter has been reviewed and ratified by a majority of our board of directors, including a majority of our independent directors. This ratification by our board of directors was required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than the minimum number required by the MGCL nor more than 15, each of whom (other than a director elected to fill the unexpired term of another director) is elected by our stockholders and shall serve for a term of one year. Our charter also requires that a majority of our directors be independent directors. Currently, we have three directors: H. Michael Schwartz, our Chief Executive Officer, and two independent directors, Dean I. Ader and Alexander S. Vellandi. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates, has not otherwise been affiliated with such entities for the previous two years, and does not serve as a director of more than three REITs organized by or advised by our advisor. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience. There is no limit on the number of times a director may be elected to office.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer us the greatest value, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors, nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director. In determining the requisite percentage interest required to approve such a matter, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence, or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time we have no directors in office, our stockholders shall elect successor directors. Each of our directors will be bound by our charter and our bylaws.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. Our directors meet quarterly, or more frequently if necessary. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, our directors rely heavily on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has written policies on investments and borrowing, the terms of which are set forth in this prospectus. See “Investment Objectives, Strategy, and Related Policies.” Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations, and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

Our board of directors is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. In addition, a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. Our independent directors are also responsible for reviewing the performance of our advisor and determining, from time to time and at least annually, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of our advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition, and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investments by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

If our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially termination of the advisory agreement and retention of a new advisor. A majority of the independent directors must also approve any board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any non-independent director, or any of their respective affiliates, or (2) any transaction between us and our advisor, any non-independent director, or any of their respective affiliates.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
H. Michael Schwartz	52	Chairman of the Board of Directors and Chief Executive Officer
Michael S. McClure	56	President
Matt F. Lopez	41	Chief Financial Officer and Treasurer
Wayne Johnson	61	Chief Investment Officer
James L. Berg	66	Secretary
Dean I. Ader	66	Independent Director
Alexander S. Vellandi	48	Independent Director

H. Michael Schwartz. Mr. Schwartz is the Chairman of our board of directors and Chief Executive Officer. Mr. Schwartz has been an officer and director since our initial formation. Mr. Schwartz is the Chief Executive Officer of our advisor. Mr. Schwartz is also the Chief Executive Officer of our sponsor. Mr. Schwartz served as Chief Executive Officer, President, and Chairman of SmartStop Self Storage, Inc., our prior sponsor, from August 2007 until the merger of SmartStop Self Storage, Inc. with Extra Space Storage, Inc. (“Extra Space”) on October 1, 2015. He also serves as Chief Executive Officer and Chairman of each of Strategic Storage Trust II, Inc. (“SST II”), a public non-traded self storage REIT, and Strategic Student & Senior Housing Trust, Inc. (“SSSHT”), a public non-traded student and senior housing REIT, each sponsored by our sponsor. He also serves as Chief Executive Officer and Chairman of SSGT II, a private, non-traded REIT sponsored by our sponsor. He served as Chief Executive Officer and Chairman of SSGT, a public non-traded self storage REIT sponsored by our sponsor, until that company’s merger with and into a wholly-owned subsidiary of SST II. From February 2008 until January 2017, Mr. Schwartz served as Chief Executive Officer and President of Strategic Storage Holdings, LLC and remains Chief Executive Officer. He was appointed President of Strategic Capital Holdings, LLC in July 2004. Previously, he held the positions of Vice Chairman or Co-President of U.S. Advisor from July 2004 until April 2007. He has more than 26 years of real estate, securities and corporate financial management experience. His real estate experience includes international investment opportunities, including self storage acquisitions in Canada. From 2002 to 2004, Mr. Schwartz was the Managing Director of Private Structured Offerings for Triple Net Properties, LLC (now an indirect subsidiary of Grubb & Ellis Company). In addition, he served on the board of their affiliated broker-dealer, NNN Capital Corp. (subsequently known as Grubb & Ellis Securities, Inc.). From 2000 to 2001, Mr. Schwartz was Chief Financial Officer for Futurist Entertainment, a diversified entertainment company. From 1995 to 2000, he was President and Chief Financial Officer of Spider Securities, Inc. (now Merriman Curhan Ford & Co.), a registered broker-dealer that developed one of the first online distribution outlets for fixed and variable annuity products. From 1990 to 1995, Mr. Schwartz served as the Vice President and Chief Financial Officer of Western Capital Financial (an affiliate of Spider Securities), and from 1994 to 1998 Mr. Schwartz was also President of Palladian Advisors, Inc. (an affiliate of Spider Securities). Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

Owing to his real estate investment and management experience, we believe that Mr. Schwartz possesses the knowledge and skills necessary to acquire and manage our assets, and we believe this experience supports his appointment to our board of directors.

Michael S. McClure. Mr. McClure is our President, a position he has held since January 2017. From our initial formation until January 2017, Mr. McClure served as our Chief Financial Officer, Treasurer, and Executive Vice President. Mr. McClure is also the President of our advisor and our sponsor. Mr. McClure also serves as the President of SST II, SSSHT, SSGT II and their related advisor entities. From January 2017 until January 2019, Mr. McClure served as President of SSGT and its related advisor entity. From January 2013 until January 2017, Mr. McClure served as Chief Financial Officer of our sponsor, and from the initial dates of formation until January 2017, Mr. McClure also served as Chief Financial Officer, Treasurer, and Executive Vice President of SSGT, SST II and SSSHT. From January 2008 until the merger of SmartStop Self Storage with Extra Space on October 1, 2015, Mr. McClure served as Chief Financial Officer and Treasurer of our previous sponsor, SmartStop Self Storage, Inc. He also served as an Executive Vice President of such entity from June 2011 until the merger. Mr. McClure is currently President of Strategic Storage Holdings, LLC and was Chief Financial Officer and Treasurer from January 2008 until January 2017. Prior to that time, from 2004 to June 2007, Mr. McClure held various positions, including Vice President of Finance, at the North Inland Empire Division of Pulte Homes, Inc. At Pulte Homes, he was responsible for all finance, accounting, human resources and office administration functions. From 2002 to 2004, Mr. McClure was a director in the Audit Business Advisory Services practice for PricewaterhouseCoopers LLP. From 1985 to 2002, Mr. McClure was with Arthur Andersen LLP, holding various positions including partner. In his 20 years of experience in the public accounting field, Mr. McClure had extensive experience in the real estate industry working with REITs, homebuilders and land development companies and worked on numerous registration statements and public offerings. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. McClure holds a B.S.B.A. degree from California State University, Fullerton.

Matt F. Lopez. Mr. Lopez is our Chief Financial Officer and Treasurer. He also serves as the Chief Financial Officer of our advisor. Mr. Lopez is responsible for overseeing our budgeting, forecasting and financial management policies, along with directing all SEC and regulatory reporting. He is also currently serving as Chief Financial Officer and Treasurer of SST II. Previously, from October 2015 to January 2017, Mr. Lopez served as a Controller for our sponsor and was most recently assigned to the accounting, financial management and SEC and regulatory reporting of SST II. He also served as a Controller of SmartStop Self Storage from November 2014 until its merger with Extra Space on October 1, 2015. From 2000 to 2014, Mr. Lopez was with PricewaterhouseCoopers LLP, holding various positions including audit senior manager from 2008 to 2014. In his 14 years in public accounting, Mr. Lopez had extensive experience in the real estate industry working with REITs, real estate investment funds, homebuilders and land development companies. He is a Certified Public Accountant, licensed in California, and a member of the American Institute of Certified Public Accountants. Mr. Lopez holds a B.A. degree from the University of California, Los Angeles.

Wayne Johnson. Mr. Johnson has been our Chief Investment Officer since our initial formation. Mr. Johnson also serves as Senior Vice President — Acquisitions for our advisor. Mr. Johnson also serves as Chief Investment Officer of our sponsor. Mr. Johnson also served as Senior Vice President — Acquisitions for SmartStop Self Storage from August 2007 until January 16, 2015 when he was elected Chief Investment Officer until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. Mr. Johnson also served as Senior Vice President — Acquisitions for Strategic Capital Holdings, LLC beginning in June 2006, as Senior Vice President — Acquisitions for SSGT from March 2013 until August 2015 when he was elected Chief Investment Officer, a position he held until January 2019, as Senior Vice President — Acquisitions for SST II from January 2013 until June 2015 when he was elected Chief Investment Officer and as Chief Investment Officer for SSGT II since its formation. Prior to joining Strategic Capital Holdings, LLC, Mr. Johnson was involved in all aspects of commercial development and leasing, including office, office warehouse, retail, and self storage facilities. During such time, Mr. Johnson had developed, managed, and operated 14 self storage facilities in excess of one million square feet. Mr. Johnson served on the board and is the past President of the Texas Self Storage Association (TSSA), which is the trade organization for self storage development, ownership, and management with approximately 3,800 members consisting of storage owners, developers, operators, and vendors throughout Texas. Mr. Johnson entered the commercial real estate business in 1979 after graduating from Southern Methodist University with a B.B.A. in Finance and Real Estate.

James L. Berg. Mr. Berg is our Secretary, a position he has held since June 2018. From our initial formation until June 2018, he served as our Assistant Secretary. Mr. Berg is also the General Counsel of our sponsor. Mr. Berg served as Assistant Secretary of each of SSGT and SST II from their respective dates of formation until June 2018, when he was appointed as Secretary of each. He was the Secretary of SSGT until

January 2019. He has been the Secretary of SSGT II since its formation. Mr. Berg was the Secretary of SmartStop Self Storage from June 2011 until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. Since April 2011, Mr. Berg has also served as General Counsel of Strategic Storage Holdings, LLC. Mr. Berg has over 25 years of experience in general business, corporate, securities, venture capital, and intellectual property law. From November 2004 to April 2011, he was General Counsel of U.S. Advisor, LLC. From March 2004 until November 2004, Mr. Berg was Senior Vice President and General Counsel of LoanCity.com, a wholesale mortgage lender based in San Jose, California. Prior to that, Mr. Berg was a partner in several laws firms in Oakland, California. Mr. Berg received a J.D. (magna cum laude) from the University of Michigan Law School in 1978 and a B.S. (with high distinction) from the University of Michigan Business School in 1975. He is a member of the State Bar of California, Business Law Section.

Dean I. Ader. Mr. Ader is one of our independent directors and is the Chairman of our Nominating and Corporate Governance Committee and Compensation Committee and a member of our Audit Committee. Previously, Mr. Ader was an independent director of SSGT from July 2014 to August 2015. He has over 30 years of experience in the financial service industry and is a retired certified public accountant with many years of experience in public accounting. Until 2001, Mr. Ader was an accounting consultant who recruited and trained CPAs nationwide on all facets of the practice of accounting, financial planning and investment advisory services including both technical and sales skills. Up to 2001, he always devoted part of his time to practicing as a CPA to keep his own skills current. From 1999 to 2001, Mr. Ader was a Vice President with USAdviser, Inc., an SEC registered investment advisory firm providing marketing and technical financial planning support services to member firms and their clients. Prior to that, Mr. Ader was a Vice President with Avenir Advisory Services, LLC from 1997 to 1999, a Vice President with Securities America, Inc. and Securities America Financial Services, Inc. from 1995 to 1997 and a Director – CPA Alliances with American Express Financial Advisors from 1991 to 1995. Mr. Ader graduated with a Bachelor of Science in Business Administration and a Master of Public Administration from the University of Southern California.

We believe that Mr. Ader’s varied background in numerous financial service industry positions supports his appointment to our board of directors.

Alexander S. Vellandi. Mr. Vellandi is one of our independent directors and is the Chairman of our Audit Committee and a member of our Nominating and Corporate Governance Committee and Compensation Committee. He has over 19 years of experience in commercial real estate and finance. Mr. Vellandi is currently General Counsel of Money360, Inc., a commercial real estate lender, responsible for all legal aspects of its corporate and business operations, a position he has held since March 2016. Since 2002, he has also owned a residential real estate brokerage firm, Orange County Property Company. Prior to Money360, Inc., Mr. Vellandi was in-house legal counsel to Sabal Financial Group, LP. from November 2011 through March 2016. Mr. Vellandi was a sole practitioner from 2004 to 2011 and was Associate General Counsel of Triple Net Properties, LLC from 2003 to 2004. He has also served as an attorney with two law firms in California, Allen, Matkins, Leck, Gamble & Mallory LLP from 2000 to 2002, which is a California-based law firm specializing in real estate, litigation, labor, tax and business law, and Sheppard, Mullin, Richter & Hampton LLP from 1998 to 2000, which is a global 100 firm handling corporate and technology matters, litigation and financial transactions. In private practice, he has represented large corporations, developers, landlords, tenants, real property purchasers, borrowers and secured lenders on a wide range of real estate related transactions in various states. Mr. Vellandi graduated with his Bachelor of Arts from the University of California at Irvine and his Juris Doctorate from UCLA School of Law. Prior to entering law school, he served as an appointee of former California Governor Pete Wilson from 1995 through 1996. He is a member of the State Bar of California, is a licensed real estate broker and serves in a leadership capacity for various charities and professional organizations.

We believe that Mr. Vellandi’s extensive business background in commercial real estate and banking supports his appointment to our board of directors.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our bylaws provide that our board of directors may establish such committees as the board of directors believes appropriate. The board of directors appoints the members of the committee in the board of directors’ discretion. Our charter requires that a majority of the members of each committee of our board of directors be comprised of independent directors.

Audit Committee

Our audit committee is comprised of Dean I. Ader and Alexander S. Vellandi, both independent directors. Mr. Vellandi currently serves as chairman of the audit committee and as financial expert. The audit committee operates pursuant to a written charter adopted by our board of directors. The charter for the audit committee sets forth its specific functions and responsibilities. The primary responsibilities of the audit committee include:

•	selecting an independent registered public accounting firm to audit our annual financial statements;

•	reviewing with the independent registered public accounting firm the plans and results of the audit engagement;

•	approving the audit and non-audit services provided by the independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm; and

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

Our compensation committee is comprised of Dean I. Ader and Alexander S. Vellandi, both independent directors. Mr. Ader currently serves as chairman of the compensation committee. The compensation committee has concluded that, because it will only need to address issues related to director compensation while we are externally managed, a charter is not necessary at the present time. The compensation committee will periodically review the need for a charter and, if adopted, will disclose a copy of such charter to our stockholders pursuant to SEC rules. The primary responsibilities of the compensation committee include:

•	reviewing and approving our corporate goals with respect to compensation of officers and directors, if applicable;

•	recommending to the board compensation for all non-employee directors, including board and committee retainers, meeting fees, and other equity-based compensation;

•	administering and granting stock options to our advisor, employees of our advisor, and affiliates based upon recommendations from our advisor; and

•	setting the terms and conditions of such options in accordance with our Employee and Director Long-Term Incentive Plan, which we describe further below.

We currently do not intend to hire any employees. Our compensation committee has authority to amend the Employee and Director Long-Term Incentive Plan or create other incentive compensation and equity-based plans. We have not previously paid any of our executive officers, all of whom are employees of our advisor, and currently do not intend to pay our executive officers in the near future. However, we have and we may continue to reimburse our advisor for compensation of our executive officers allocable to their time devoted to providing management services to us. As a result, we do not have, and the compensation committee has not considered, a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the compensation committee will review all forms of compensation and approve all equity based awards.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Dean I. Ader and Alexander S. Vellandi, both independent directors. Mr. Ader currently serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee operates pursuant to a written charter adopted by our board of directors. The charter for the nominating and corporate governance committee sets forth its specific functions and responsibilities. The primary responsibilities of the nominating and corporate governance committee include:

•	developing and implementing the process necessary to identify prospective members of our board of directors;

•

identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

•	determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors;

•	overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management;

•	developing and recommending to our board of directors a set of corporate governance principles and policies;

•	periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and

•

considering and acting on any conflicts-related matter required by our charter or otherwise permitted by the Maryland General Corporation Law (“MGCL”) where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates.

Compensation of Directors

We pay each of our independent directors a retainer of $20,000 per year plus $1,000 for each board or board committee meeting the director attends in person ($2,000 for attendance by the chairperson of the audit committee at each meeting of the audit committee and $1,500 for attendance by the chairperson of any other committee at each committee meeting in which they are a chairperson) and $1,000 for each regularly-scheduled meeting the director attends by telephone ($250 for special board meetings conducted by telephone). In the event there are multiple meetings of the board and one or more committees in a single day, the fees are limited to $2,000 per day ($2,500 for the chairperson of the audit committee if there is a meeting of such committee). In addition, we have reserved 10,000,000 shares of common stock for issuance under our Employee and Director Long-Term Incentive Plan (described below), including restricted stock and stock options that may be granted to our independent directors. In 2018, we paid Mr. Vellandi $36,750 for his service on our board of directors and committees. Mr. Ader waived his independent director fees.

Pursuant to our Employee and Director Long-Term Incentive Plan, we issued 1,000 shares of restricted stock to each independent director, which vest ratably over a period of four years from the date such initial award was awarded to the independent directors (the “Initial Restricted Stock Awards”). We also issued additional awards of 500 shares of restricted stock to each independent director upon each of their re-elections to our board of directors, which vest ratably over a period of four years from the date of re-election (the “Annual Restricted Stock Awards”). Messrs. Ader and Vellandi have each received a total of 1,500 shares of restricted stock of which no shares have vested as of December 31, 2018. Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards are subject to a number of other conditions set forth in such awards.

Each of our independent directors will receive additional restricted stock on the date of each annual meeting of stockholders, with such awards vesting ratably over a period of four years from the date of the annual meeting. Notwithstanding the foregoing, the restricted stock shall become fully vested if the independent director provides continuous services to us or an affiliate through the effective date of a change in control event. Each independent director will be entitled to receive distributions on any vested shares of restricted stock held, with distributions on any shares of restricted stock that have not vested being retained by us until such shares have vested, at which time the relevant distributions will be transferred to the independent director without interest thereon. No vesting credit will be given for a partial year of service, and any portion of the restricted stock that has not vested before or at the time an independent director ceases service as a director shall be forfeited.

Other than existing restricted stock awards, we have no agreements or arrangements in place with any directors to award any equity-based compensation. We may not award any equity-based compensation at any time when the relevant issuance of shares, when combined with those shares issued or issuable to our advisor, directors, officers, or any of their affiliates, would exceed 5% of our outstanding shares.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of our advisor or its affiliates, we do not pay compensation for services rendered as a director.

Employee and Director Long-Term Incentive Plan

Our Employee and Director Long-Term Incentive Plan:

•	provides incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits;

•	encourages selected persons to accept or continue employment with us or with our advisor or its affiliates that we deem important to our long-term success; and

•	increases the interest of directors in our success through their participation in the growth in value of our stock.

Our incentive plan provides for the grant of awards to (a) our directors, (b) our employees (if we ever have employees), or employees of an affiliate, a subsidiary, our advisor, or an affiliate of our advisor, (c) consultants that provide services to us or an affiliate, and (d) other persons approved by the compensation committee of our board of directors. Awards granted under our incentive plan may consist of nonqualified stock options, incentive stock options, stock appreciation rights, and dividend equivalent rights.

The total number of shares of our common stock (or common stock equivalents) reserved for issuance under our incentive plan is equal to 5% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares. At this time, we have no plans to issue any awards under our incentive plan, except for the granting of restricted stock to our independent directors as described in “Compensation of Directors” immediately above.

The term of our incentive plan will be 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger, or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our properties, our incentive plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, the compensation committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the compensation committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

The compensation committee will set the term of the options in its discretion, but no option will have a term greater than 10 years. The compensation committee will set the period during which the right to exercise an option vests. No option issued may be exercised, however, if such exercise would jeopardize our ability to qualify or maintain our status as a REIT under the Code. In addition, no option may be sold, pledged, assigned, or transferred by an option holder in any manner other than by will or the laws of descent or distribution.

In the event that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange, or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that the compensation committee determines an adjustment to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under our incentive plan or with respect to an option, then the compensation committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Restricted Stock

Restricted stock entitles the recipient to an award of shares of Class A common stock that is subject to restrictions on transferability and such other restrictions, if any, as our compensation committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by our compensation committee. The restrictions may lapse separately or in combination at such times and under such circumstances as our compensation committee may determine, including, without limitation, a specified period of employment or other service or the satisfaction of pre-established criteria. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive distributions on the restricted stock. Although distributions are paid on all restricted stock, whether vested or not, at the same rate and on the same date as our shares of common stock, we intend to require that such distributions on any shares of restricted stock that have not vested be retained by us until such shares have vested, at which time the relevant distributions will be transferred without interest thereon. Holders of restricted stock are prohibited from selling such shares until the restrictions applicable to such shares have lapsed.

Options

Options entitle the holder to purchase shares of our common stock during a specified period and for a specified exercise price. We may grant options under our incentive plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (incentive stock options) or options that are not incentive stock options (nonqualified stock options). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the Class A common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after the grant date. To date, we have not issued any options.

Stock Appreciation Rights

Stock appreciation rights entitle the recipient to receive from us, at the time of exercise, an amount in cash (or in some cases, shares of common stock) equal to the amount by which the fair market value of the common stock underlying the stock appreciation right on the date of exercise exceeds the price specified at the time of grant, which cannot be less than the fair market value of the common stock on the grant date. To date, we have not issued any stock appreciation rights.

Distribution Equivalent Rights

Distribution equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the periodic distribution declared and made by us on one share of common stock. Distribution equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us. Distribution equivalent rights will not reduce the number of shares of common stock available for issuance under our incentive plan. To date, we have not issued any distribution equivalent rights.

Other Equity-Based Awards

Other equity-based awards include any award other than restricted stock, options, stock appreciation rights, or distribution equivalent rights which, subject to such terms and conditions as may be prescribed by the compensation committee of our board of directors, entitles a participant to receive shares of our common stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of common stock or dividends on shares of common stock. Other equity-based awards covering our operating partnership units that are convertible (directly or indirectly) into our common stock shall reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock). Awards settled in cash will not reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan.

Compliance with Section 409A

As part of our strategy for compensating our independent directors, we intend to issue restricted stock and/or options to purchase our common stock in our Employee and Director Long-Term Incentive Plan, which is described above.

In general, equity and equity-based awards granted to employees, directors, or other service providers of a company may be subject to the new rules governing deferred compensation under Section 409A of the Code. Awards that are subject to Section 409A must meet certain requirements regarding the timing and form of distributions or payments, the timing of elections to defer compensation, restrictions on the ability to change elections as to timing and form of distributions or elections to defer, and prohibitions on acceleration or deferral of distributions or payments, as well as certain other requirements. Violations of Section 409A’s requirements can result in additional income, additional taxes, and penalties being imposed on the employee, director, or other service provider who receives an equity award. If the affected individual is our employee, we would be required to withhold federal income taxes on this amount.

We intend that the awards we issue under the plan will either be exempt from or comply with Section 409A’s requirements. Options and stock appreciation rights granted under the plan are intended to be exempt from Section 409A because they are required to be granted with an exercise or base price that is equal to fair market value on the date of grant and they are denominated in our common stock. If, however, an option, or stock appreciation right is granted in connection with a distribution equivalent right or other equity-based award, it may lose its exemption and become subject to Section 409A. Distribution equivalent rights and other equity-based awards will generally be subject to Section 409A, unless they are structured to fit within a specific exemption from Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees, and Other Agents

We are permitted to limit the liability of our directors, officers, and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property, or services, or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property, or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•

in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may also order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that a personal benefit was improperly received).

Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, our advisor, or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances. We are in the process of obtaining director and officer liability insurance that covers all or a portion of the losses and liabilities, if any, which may arise from such events.

In addition to the above provisions of the MGCL, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, officers, employees, agents, advisor, and affiliates for losses arising from our operation by requiring that the following additional conditions be met:

•	our directors, officers, employees, agents, advisor, or affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, officers, employees, agents, advisor, or affiliates were acting on our behalf or performing services for us;

•	in the case of our non-independent directors, or our advisor or affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors, or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act, is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor, or affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor, or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) our directors, officers, employees, agents, advisor, or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor, or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•

dismisses the lawsuit with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Our Advisor

Our advisor is Strategic Storage Advisor IV, LLC. Our sponsor owns 97.5% of the economic interests (and 100% of the voting membership interests) of our advisor. Some of our officers and directors are also officers of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
H. Michael Schwartz	52	Chief Executive Officer
Michael S. McClure	56	President
Matt F. Lopez	41	Chief Financial Officer
Wayne Johnson	61	Chief Investment Officer

The backgrounds of Messrs. Schwartz, McClure, Lopez and Johnson are described in the “Management — Executive Officers and Directors” section of this prospectus.

The Advisory Agreement

Many of the services performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our advisor performs for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present, and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales, or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	arrange, structure, and negotiate financing and refinancing of properties;

•	perform all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consult with our officers and board of directors and assist the board of directors in formulating and implementing our financial policies;

•

prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS, and other state or federal governmental agencies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations; and

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement.

The term of the advisory agreement is one year and may be renewed for an unlimited number of successive one-year periods. However, a majority of our independent directors must approve the advisory agreement annually prior to any renewal, and the criteria for such renewal shall be set forth in the applicable meeting minutes. The independent directors will determine at least annually that our total fees and expenses are reasonable in light of our investment performance, our net income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the applicable meeting minutes. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice, or upon 30 days’ written notice in the event that the other party materially breaches the advisory agreement. Upon such a termination of the advisory agreement, unless such termination is made by us because of a material breach of the advisory agreement by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor, our operating partnership will be required to make substantial distributions in the form of a distribution due upon termination. See the “Management Compensation” section of this prospectus for a detailed discussion of the distribution due upon termination of the advisory agreement. Further, we may terminate the advisory agreement immediately upon the occurrence of various bankruptcy-related events involving the advisor. If we elect to terminate the advisory agreement, we will be required to obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor will be required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

Our advisor and its officers, employees, and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor is required to devote sufficient resources to our administration to discharge its obligations. Our advisor has the right to assign the advisory agreement to an affiliate subject to approval by our independent directors. We have the right to assign the advisory agreement to any successor to all of our assets, rights, and obligations. Our board of directors shall determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and whether the compensation provided for in its advisory agreement with us is justified. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

For a detailed discussion of the fees payable to our advisor under the advisory agreement, see the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services, and payments made by our advisor to third parties in connection with potential acquisitions. We may reimburse our advisor and its affiliates for expenses, including, but not limited to:

•	acquisition expenses incurred by our advisor or its affiliates or those payable to unaffiliated persons incurred in connection with the selection and acquisition of properties;

•	actual out-of-pocket cost of goods and services we use and obtain from entities not affiliated with our advisor in connection with the purchase, operation, and sale of assets;

•	interest and other costs for borrowed money, including discounts, points, and other similar fees;

•	taxes and assessments on income or property and taxes as an expense of doing business;

•

costs associated with insurance required in connection with our business (such as title insurance, property and general liability coverage, including customer goods legal liability coverage, or insurance covering losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters) or by our board of directors (such as director and officer liability coverage);

•	expenses of managing and operating properties we own;

•	all expenses in connection with payments to our directors and meetings of our directors and our stockholders;

•	expenses connected with payments of distributions;

•	expenses of organizing, converting, modifying, merging, liquidating, or dissolving us or of amending our charter or our bylaws;

•	expenses of maintaining communications with our stockholders;

•

administrative service expenses, including all direct and indirect costs and expenses incurred by our advisor in fulfilling its duties to us including certain personnel costs (including reasonable wages and salaries and other employee-related expenses of all employees of our advisor who are directly engaged in our operation, management, administration, and marketing, including salaries, bonuses and related benefits payable to our named executive officers);

•

audit, accounting, and legal fees, and other fees for professional services relating to our operations and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board of directors;

•	out-of-pocket costs for us to comply with all applicable laws, regulations, and ordinances; and

•	all other out-of-pocket costs necessary for our operation and our assets incurred by our advisor in performing its duties on our behalf.

Trademark Sub-License Agreement

Under a separate trademark sub-license agreement, our advisor has granted us a non-transferable, non-sublicenseable, non-exclusive, royalty-free right and license to use the trade name “Strategic Storage Trust IV” as well as certain registered trademarks, such as “SmartStop® Self Storage,” and trademark applications for registration (collectively, the “Marks”) solely in connection with our business until the later of (a) a change of control event (as defined in the trademark sub-license agreement), (b) termination of the trademark license agreement between our sponsor and our advisor, or (c) termination of our advisory agreement, under certain circumstances, or if we declare bankruptcy or file for dissolution or reorganization. All of our properties use the “SmartStop® Self Storage” brand. Our sponsor may, at its option, upon 30 days’ written notice to us, terminate the license granted if we or our subsidiaries fail to comply with the requirements relating to the Marks under the trademark sub-license agreement. In addition, we, our sponsor, or our advisor may terminate the trademark sub-license agreement with 60 days’ notice prior to the expiration of the then-current term. The result of this temporary license is that upon the expiration of our temporary license, including any potential renewals or extensions of such license to use the trade name “Strategic Storage Trust IV”, or any of the other Marks, such as SmartStop® Self Storage,” we will be required to change our name and re-brand our properties, if necessary, and would lose any value, or perceived value, associated with the use of such trade name.

Transfer Agent Agreement

Pursuant to our transfer agent agreement, which was approved by our independent directors, our transfer agent will provide transfer agent and registrar services to us. These services are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent, including, but not limited to: processing subscription agreements, providing customer service to our stockholders, processing payment of any sales commission and dealer manager fees associated with a particular purchase, processing the distributions and any servicing fees with respect to our shares and issuing regular reports to our stockholders. Our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. Our transfer agent also conducts transfer agent and registrar services for other non-traded REITs sponsored by our sponsor.

The initial term of the transfer agent agreement is three years, which term will be automatically renewed for one year successive terms, but either party may terminate the transfer agent agreement upon 90 days’ prior written notice. In the event that we terminate the transfer agent agreement, other than for cause, we will pay our transfer agent all amounts that would have otherwise accrued during the remaining term of the transfer agent agreement; provided, however, that when calculating the remaining months in the term for such purposes, such term is deemed to be a 12 month period starting from the date of the most recent annual anniversary date.

We paid our transfer agent a one-time setup fee, and pay our transfer agent other ongoing fees and reimbursements. For a detailed discussion of such fees and reimbursements, see the “Management Compensation” section of this prospectus.

Affiliated Companies

Our Sponsor

Our sponsor, SmartStop Asset Management, LLC, is a diversified real estate company focused on self storage assets, along with student and senior housing. It has approximately $1.9 billion of real estate assets under management, including 129 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 83,000 units and 9.6 million rentable square feet. Our sponsor’s real estate portfolio also comprises five student housing communities with approximately 2,800 beds and 1.1 million square feet of space and four senior housing communities with approximately 650 beds and 500,000 rentable square feet of space.

In addition to being our sponsor, it is the owner of our property manager and the majority and sole voting member of our advisor and the owner and manager of our transfer agent. Messrs. Schwartz, McClure, Berg, and Johnson are executive officers of our sponsor. The backgrounds of Messrs. Schwartz, McClure, Berg, and Johnson are described in the “Management — Executive Officers and Directors” section of this prospectus.

Our sponsor and its subsidiaries also serve as the sponsor, advisor, and property manager of SST II, a public non-traded REIT focused on income-producing self storage assets, and SSSHT, a public non-traded REIT focused on student housing and senior housing assets, as well as other private programs sponsored by our sponsor. Our transfer agent, which is as subsidiary of our sponsor, also serves as the transfer agent for SST II and SSSHT. SSSHT is, as of the date of this prospectus, raising capital pursuant to an offering of shares of its common stock. SST II has closed its primary offering to new investors; however, it expects to continue selling shares of its common stock pursuant to its distribution reinvestment plans.

Our sponsor also indirectly owns a 15% non-voting equity interest in our dealer manager, Select Capital Corporation, and affiliates of our dealer manager own a 2.5% non-voting membership interest in our advisor.

Our Property Manager

Strategic Storage Property Management IV, LLC, a Delaware limited liability company organized in May 2016, is our property manager and manages our properties. See “Conflicts of Interest.” The officers of our property manager have significant experience managing self storage facilities throughout the United States and Toronto, Canada. Our property manager may enter into sub-property management agreements with affiliates or third party management companies and pay part of its management fee to such affiliates or third parties. Many of our property manager’s senior property management personnel previously worked for large self storage operators, including publicly-traded self storage REITs. See “Management Compensation” for a discussion of the fees and expense reimbursements payable to our property manager.

The officers and key personnel of our property manager are as follows:

Name	Age	Position(s)
H. Michael Schwartz	52	Chief Executive Officer
Michael S. McClure	56	Executive Vice President
Matt F. Lopez	41	Chief Financial Officer

The backgrounds of Messrs. Schwartz, McClure and Lopez are described in the “Management — Executive Officers and Directors” section of this prospectus.

As of March 29, 2019, our sponsor and its affiliates managed 129 self storage facilities, consisting of approximately 83,000 units and approximately 9.6 million rentable square feet located in 15 states and Canada. The officers and employees of our property manager and its affiliates have significant experience managing self storage facilities throughout the United States. Many of our property manager’s senior property management personnel previously worked for large self storage operators, including publicly-traded self storage REITs. As of March 29, 2019, our sponsor employed approximately 278 property management personnel, including 3 regional directors, and 14 district and area managers.

The property manager will hire, direct, and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include but not be limited to on-site managers and building and maintenance personnel. The property manager also will direct the purchase of equipment and supplies and will supervise all maintenance activity.

Our Dealer Manager

Select Capital Corporation, a California corporation, serves as our dealer manager. Select Capital Corporation was formed in November 2007 and became approved as a member of FINRA in February 2008. Our sponsor indirectly owns a 15% non-voting equity interest in Select Capital Corporation.

We entered into a dealer manager agreement with our dealer manager whereby our dealer manager provides us wholesaling, sales promotional, and marketing services in connection with this offering. Specifically, our dealer manager will ensure compliance with SEC rules and regulations and FINRA rules relating to the sale process and participating broker-dealer relationships, assist in the assembling of prospectus kits, assist in the due diligence process, and ensure proper handling of investment proceeds. See the “Management Compensation” and “Plan of Distribution” sections of this prospectus.

Our Transfer Agent

Our sponsor is the owner and manager of our transfer agent, which is a registered transfer agent with the SEC. Our transfer agent will process your subscription agreement or certain forms directly, as well as provide customer service to you. These services will include, among other things, processing payment of any sales commission and dealer manager fees associated with a particular purchase, as well as processing the distributions and any servicing fees with respect to your shares. Additionally, our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. We believe that our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agent and registrar services. We also expect that our transfer agent will conduct transfer agent and registrar services for other non-traded REITs sponsored by our sponsor.

Fees Paid to Our Affiliates

We have executed an advisory agreement with our advisor, property management agreements with our property manager, a dealer manager agreement with our dealer manager, and a transfer agent agreement with our transfer agent, which entitle our advisor, our property manager, our dealer manager, and our transfer agent to specified fees upon the provision of certain services with regard to this offering and investment of funds in real estate properties, among other services. Our advisor is also entitled to reimbursements for organization and offering costs incurred on our behalf and reimbursement of certain costs and expenses incurred in providing services to us.

Pursuant to the terms of the agreements described above, the following table summarizes related party costs incurred and paid by us for the years ended December 31, 2017 and 2018, as well as any related amounts payable as of December 31, 2017 and 2018.

	Year Ended December 31, 2017			Year Ended December 31, 2018
	Incurred	Paid	Payable	Incurred	Paid	Payable
Expensed
Operating expenses (including organizational costs)	$283,322	$278,258	$5,064	$775,948	$754,396	$26,616
Asset management fees	45,471	35,876	9,595	613,637	615,399	7,833
Property management fees(1)	35,545	26,785	8,760	350,058	358,818	—
Transfer Agent expenses	—	—	—	163,898	153,355	10,543
Acquisition expenses	187,641	187,641	—	666,416	666,416	—
Capitalized
Acquisition expenses	—	—	—	76,890	76,890	—
Additional Paid-in Capital
Selling commissions	2,212,286	2,212,286	—	3,884,006	3,838,693	45,313
Dealer Manager fees	797,508	781,825	15,683	1,352,419	1,351,849	16,253
Stockholder Servicing Fees and Dealer Manager Servicing Fees(2)	533,108	17,948	515,160	1,297,283	216,670	1,595,773
Offering costs	1,581,394	1,548,028	33,366	356,021	371,085	18,302

Total	$5,676,275	$5,088,647	$587,628	$9,536,576	$8,403,571	$1,720,633

(1)	During the years ended December 31, 2017 and 2018, property management fees included approximately $16,000 and $0, respectively, of fees paid to the sub-property manager.
(2)

We pay our Dealer Manager an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T Shares and an ongoing dealer manager servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 0.5% of the purchase price per share of the Class W Shares sold in the Primary Offering.

Tenant Insurance Joint Venture

We offer a tenant insurance plan to customers at our properties pursuant to which, as of October 1, 2017, our property manager or an affiliate is entitled to substantially all of the net revenue attributable to the sale of tenant insurance at our properties.

In order to protect the interest of the property manager in receiving these tenant insurance revenues in light of the fact that we control the properties and, hence, the ability of the property manager to receive the tenant insurance revenues, we and an affiliate of our property manager agreed to transfer our respective rights in such tenant insurance revenue to a newly created joint venture, Strategic Storage TI Services IV JV, LLC (the “TI Joint Venture”), a Delaware limited liability company owned 0.1% by our TRS subsidiary and 99.9% by our property manager’s affiliate, SmartStop TI IV, LLC (“SS TI IV”). Under the terms of the TI Joint Venture Agreement, dated March 27, 2018, our TRS will receive 0.1% of the net revenues generated from such tenant insurance and SS TI IV will receive the other 99.9% of such net revenues. The TI Joint Venture further provides, among other things, that if a member or its affiliate terminates all or substantially all of the property management agreements or defaults in its material obligations under the TI Joint Venture agreement or undergoes a change of control, as defined, (the “Triggering Member”), the other member generally shall have the right (but not the obligation) to either (i) sell all of its interest in the TI Joint Venture to the Triggering Member at fair market value (as agreed upon or as determined under an appraisal process) or (ii) purchase all of the Triggering Member’s interest in the TI Joint Venture at 95% of fair market value. For the years ended December 31, 2018 and 2017, an affiliate of our property manager received net tenant insurance revenue of approximately $110,000 and $1,000, respectively.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation of our investments, and the property management of our properties reside with H. Michael Schwartz, Michael S. McClure, James Berg, Wayne Johnson and Matt F. Lopez. Our advisor seeks to invest in commercial properties that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. Our executive officers also are officers of our advisor and its affiliates and are compensated by such entities for their services to us. We pay these entities fees and reimburse expenses pursuant to various agreements we have with these entities. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. Such items of compensation and fees may be increased by our board of directors without the approval of our stockholders. The sales commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible sales commissions and dealer manager fee.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)

	Offering Stage (2)

Sales Commissions (3) (4) (Participating Dealers)	We pay to our dealer manager, Select Capital Corporation, up to 6% of the gross offering proceeds from the sale of Class A shares in our primary offering and up to 3% of the gross offering proceeds from the sale of Class T shares in our primary offering, before reallowance of commissions earned by participating broker-dealers, except that no sales commission is payable on Class W shares or shares sold under our distribution reinvestment plan. Our dealer manager re-allows 100% of commissions earned to participating broker-dealers.	$40,500,000

Dealer Manager Fee (3)(4) (Dealer Manager)	We pay our dealer manager 3% of the gross offering proceeds from the sale of Class A shares and Class T shares in our primary offering before reallowance to participating broker-dealers, except that no dealer manager fee is payable on Class W shares or shares sold under our distribution reinvestment plan. Our dealer manager re-allows a portion of the dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$27,000,000

Stockholder Servicing Fee(4) (Participating Dealers)	Subject to FINRA limitations on underwriting compensation, we pay our dealer manager a monthly stockholder servicing fee that accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall	Actual amounts are dependent on the number of Class T shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. Our dealer manager generally re-allows 100% of the stockholder servicing fee earned to participating broker-dealers.

Dealer Manager Servicing Fee(4) (Dealer Manager)	Subject to FINRA limitations on underwriting compensation, we pay to our dealer manager a monthly dealer manager servicing fee that will accrue daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate underwriting compensation paid in our primary offering with respect to Class W shares, comprised of the dealer manager servicing fees, equals 9.0% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding.	Actual amounts are dependent on the number of Class W shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)

Reimbursement of Other Organization and Offering Expenses (4)(5) (Advisor)	We will reimburse our advisor up to 3.5% of our gross offering proceeds. Our advisor may incur or pay some of our organization and offering expenses (excluding sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees). We may then reimburse our advisor for these amounts. In the event that we raise the maximum offering from our primary offering, we estimate that our organization and offering expenses will be approximately 1.15% of aggregate gross offering proceeds from our primary offering. Our advisor will fund 1.15% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.	$10,350,000

Acquisition and Operational Stage

Acquisition Expenses (6) (Advisor)	We do not intend to pay our advisor any acquisition fees in connection with making investments. We do, however, reimburse our advisor for acquisition expenses incurred in the process of acquiring our properties. We expect these expenses to be approximately 1% of the purchase price of each property.	$9,130,199 (estimate without leverage) $17,902,349 (estimate assuming 49% leverage)

Asset Management Fee (7) (Advisor)	We pay our advisor a monthly fee of 0.0833%, which is one-twelfth of 1%, of our aggregate asset value.	Actual amounts are dependent upon the aggregate net asset value of our properties and, therefore, cannot be determined at this time.

Operating Expenses (8) (Advisor and Property Manager)	We reimburse the expenses incurred by our advisor in connection with its provision of administrative services, including related personnel costs such as salaries, bonuses and related benefits paid to our named executive officers.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Initial Property Manager Setup Fee (9) (Property Manager)	We pay our property manager a one-time fee of $3,750 for each property acquired by us that is managed by our property manager.	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)

Property Management Fees (9) (Property Manager)	We pay aggregate property management fees equal to the greater of $3,000 per month or 6% of the gross revenues received from the properties plus reimbursement of the property manager’s costs of managing the properties. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties. Our property manager may enter into sub-property management agreements with affiliates or third-party property managers to manage certain of our properties and our property manager may pay some or all of its property management fees to such affiliates or third parties.	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time.

Tenant Insurance Revenues (Property Manager)	An affiliate of our property manager receives substantially all of the net revenues generated for tenant insurance purchased by a customer at one of our properties.	Not determinable at this time.

Construction Fees (Property Manager)	We pay our property manager a construction fee of 5% of the amount of construction or capital improvement work in excess of $10,000.	Not determinable at this time.

Incentive Plan Compensation (Employees and Affiliates of Advisor)	We may issue stock-based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 5% of our outstanding shares at any time. See “Management — Employee and Director Long-Term Incentive Plan.”	Not determinable at this time.

Transfer Agent and Registrar Fees (Transfer Agent) (13)	We paid our transfer agent a one-time setup fee of $50,000. In addition, we will pay our transfer agent the following fees: (i) a fixed fee of $8,000 per quarter, (ii) a one-time account setup fee of $30 per account and (iii) a monthly fee of $3.10 per open account per month. In addition, we will reimburse our transfer agent for all reasonable expenses or other changes incurred by it in connection with the provision of its services to us, and we will pay our transfer agent fees for any additional services we may request from time to time, in accordance with its rates then in effect. Upon request of our transfer agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it.	Not determinable at this time.

Development Fees (Advisor)	For properties that we do not wholly-own (directly or indirectly), such as properties owned through a joint venture, our advisor or its affiliate will be entitled to receive from such joint venture or other such co-ownership entity a market-based development fee, some or all of which may be reallowed to a third party developer. The development fee will be paid in	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
connection with joint venture properties that we anticipate developing or expanding within 12 months of the acquisition of such properties. A development fee to a third party developer may take the form of an up-front fee and participation in a back-end performance fee.

Liquidation/Listing Stage

Subordinated Share of Net Sale Proceeds (not payable if we are listed on an exchange or have merged) (10)(11) (Advisor)	Upon sale of our properties, we will pay our advisor in cash, distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of remaining net sale proceeds after we pay stockholders total distributions equal to their invested capital plus a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

Subordinated Distribution Due Upon Termination of the Advisory Agreement (not payable if we are listed on an exchange or have merged) (10)(11) (Advisor)

Upon an involuntary termination or non-renewal of the advisory agreement (other than for a material breach by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor), our advisor will be entitled to receive distributions from our operating partnership, pursuant to a special limited partnership interest. The subordinated distribution will be equal to 15% of the amount by which (i) the appraised value of our properties, plus the GAAP basis carrying value of our assets less the GAAP basis carrying value of our liabilities at the termination date, plus the amount of all prior distributions on invested capital we have paid through the termination date exceeds (ii) the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital from inception through the termination date.

Such distribution is reduced by any prior payment to our advisor of a subordinated share of net sale proceeds.

This subordinated distribution will be paid in the form of a non-interest bearing promissory note. Payment of this note will be deferred until we receive net proceeds from the sale or refinancing of properties held at the termination date. If the promissory note has not been paid in full in cash on the earlier of (a) the date our common stock is listed or (b) within three years from the termination date, then our advisor may elect to convert the balance of the fee into operating partnership units or shares of our common stock. The value of the operating partnership units or shares of our common stock will be equal to the fair market value of such operating partnership units or shares of our common stock, as applicable, as determined by our board of

Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
directors or the general partner of the operating partnership based upon the appraised value of our properties, as determined by an independent appraiser plus our assets, less our liabilities, on the date of the election. In addition, if we merge or otherwise enter into a reorganization and the promissory note has not been paid in full, the note must be paid in full upon the closing date of such transaction.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange and have not merged) (10)(11)(12) (Advisor)

In the event we list our stock for trading, we are required to pay our advisor a subordinated incentive listing distribution from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which (i) the average “market value” of the shares issued and outstanding at listing over a period of 30 trading days selected by our advisor beginning after the first day of the 6th month, but not later than the last day of the 18th month, after the shares are first listed on a national securities exchange (plus the amount payable pursuant to this provision) plus total distributions on invested capital made before listing exceeds (ii) the sum of stockholders’ invested capital and the amount of total distributions required to be paid to stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital.

This subordinated incentive listing distribution will be paid in cash, operating partnership units or shares of our common stock (or any combination thereof) in the sole discretion of our independent directors. The price of the operating partnership units or shares of our common stock (or any combination thereof) will be calculated based on the average of the daily market price of our shares of common stock for the ten (10) consecutive trading days immediately preceding the date of such issuance of operating partnership units or shares.

Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)

Subordinated Distribution Due Upon Extraordinary Transaction (payable only if we merge or otherwise reorganize) (10)(11)(12) (Advisor)	Upon a merger or other corporate reorganization, we will pay our advisor in cash a subordinated distribution due upon extraordinary transaction from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which the transaction amount (calculated as the aggregate value of all of our issued and outstanding shares using a per share value equal to the per share value paid to our stockholders in such transaction) (plus the amount payable pursuant to this provision), plus total distributions we made prior to such transaction, exceeds the sum of the stockholders’ invested capital and the total distributions required to be paid to the stockholders in order to pay a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

(1)

The estimated maximum dollar amounts are based on the sale of the maximum of $1.0 billion in shares in our primary offering, allocated as $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)

In no event may the total organization and offering expenses (including sales commissions and dealer manager fees) exceed 15% of the aggregate gross proceeds raised in this offering. We pay a dealer manager fee in the amount of up to 3% of the gross proceeds of the shares sold to the public.

(3)	The sales commissions and, in some cases, the dealer manager fee is not charged with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”
(4)

In the aggregate, underwriting compensation from all sources, including upfront sales commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering

(5)

Includes all expenses (other than sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries, bonuses and related benefits of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, our named executive officers and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. Our advisor has agreed to pay or reimburse us to the extent our organization and offering expenses exceed 3.5% of gross offering proceeds from our primary offering at the completion of the offering.

(6)

We reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. For purposes of this table, we have assumed acquisition expenses of 1% of the purchase price of our properties, which we have assumed is our estimated amount invested in properties. Actual amounts are dependent upon the expenses incurred in acquiring a property or asset, and therefore, cannot be definitively determined at this time. Because we intend to primarily invest in self storage facilities which by their nature are smaller in size than a typical commercial property, our acquisition expenses as a percentage of the purchase price will be higher than those for REITs that invest in other commercial properties that are larger in size. Our charter provides that the total of all acquisition fees and acquisition expenses payable with respect to a particular investment shall be reasonable and shall not exceed 6% of the contract purchase price, unless such excess expenses are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, if they determine the transaction is commercially competitive, fair and reasonable to us. Our board of directors is responsible for determining whether our acquisition expenses are reasonable. These maximum estimates assume all acquisitions are made either (a) only with net offering proceeds from this offering, or (b) assuming a 49% leverage to acquire our properties.

(7)

For purposes of calculating the asset management fee, our aggregate asset value shall be the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. The asset management fee is payable for asset management services, including, but not limited to, the following: negotiating and servicing our debt facilities and other financings; monitoring applicable markets and obtaining reports where appropriate concerning the value of our investments; monitoring and evaluating the performance of our investments; providing daily management services to us and performing and supervising the various management and operational functions related to our investments; coordinating with the property manager on its duties under any property management agreement and assisting in obtaining all necessary approvals of major property transactions as governed by the applicable property management agreement; coordinating and managing relationships between us and any joint venture partners; consulting with our officers and directors and providing assistance with the evaluation and approval of potential property dispositions, sales or refinancings; and providing our officers and directors periodic reports regarding prospective investments in properties. The use of leverage would have the effect of increasing the asset management fee as a percentage of the amount of equity contributed by investors because the asset management fee is calculated as a percentage of average invested assets, which includes amounts invested in real estate using borrowed funds.

(8)

Commencing four fiscal quarters after the acquisition of our first real estate asset, our operating expenses shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive, and our advisor must reimburse us in the event our total operating expenses for the 12 months then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors that they deem sufficient. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) reasonable incentive fees based on the gain in the sale of our assets, (vi) acquisition expenses (including expenses relating to potential acquisitions that we do not close) and (vii) real estate commissions on the sale of property, and other expenses connected with the acquisition, disposition, ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(9)

Our charter does not impose a specific cap on property management fees. However, if we retain our advisor or an affiliate to manage some of our properties, our charter requires that the management fee be a market-based fee which is what other management companies generally charge for the management or leasing of similar properties, which may include reimbursement for some or all the costs and expenses the advisor or its affiliates incur in managing the properties.

(10)

In calculating the subordinated share of net sale proceeds, the subordinated distribution due upon termination of the advisory agreement, the subordinated incentive listing distribution and the subordinated distribution due upon extraordinary transaction, we ignore distributions made to redeem shares under any share redemption program and distributions on such redeemed shares. “Net sale proceeds” generally means the net proceeds of any sale transaction less the amount of all real estate commissions, selling expenses, legal fees and other closing costs paid by us or our operating partnership. In the case of a sale transaction involving a property we owned in a joint venture, “net sale proceeds” means the net proceeds of any sale transaction actually distributed to our operating partnership from the joint venture less any expenses incurred by the operating partnership in connection with such transaction. Net sale proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale. The annual return on invested capital is calculated on an aggregate weighted-average daily basis. No payments will be made to our advisor under the non-interest bearing promissory note, if any, until our stockholders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual return. In no event will the amount paid to our advisor under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any amounts otherwise payable to the advisor pursuant to the promissory note that is not paid at the date of sale because investors have not received their required minimum returns under the NASAA REIT Guidelines (i.e., a 6% cumulative, non-compounded annual return, which will be calculated from inception through the date of termination) will be deferred and paid at such time as these minimum returns have been achieved.
(11)

Any receipt by our advisor of subordinated share of net sale proceeds (for anything other than a sale of the entire portfolio) will reduce the amount of the subordinated distribution due upon termination, the subordinated incentive listing distribution and the subordinated distribution due upon extraordinary transaction.

(12)

The market value of our outstanding stock for purposes of calculating the incentive distribution due upon listing is measured by taking the average closing price or average of bid and asked price, as the case may be, during a period of 30 trading days selected by the advisor, in its sole discretion, beginning after the first day of the 6th month, but not later than the last day of the 18th month, following listing.

(13)

Pursuant to our transfer agent agreement, our transfer agent provides transfer agent and registrar services to us. These services are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent, including, but not limited to: processing subscription agreements, providing customer service to our stockholders, processing payment of any sales commission and dealer manager fees associated with a particular purchase, processing the distributions and any servicing fees with respect to our shares and issuing regular reports to our stockholder. Our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. We also expect that our transfer agent will conduct transfer agent and registrar services for other non-traded REITs sponsored by our sponsor. The fees we pay our transfer agent are fixed for the first 12 months of the transfer agent agreement and are then subject to annual adjustment as mutually agreed upon by the parties. The initial term of the agreement is three years, but either party may terminate the agreement upon 90 days’ prior written notice. In the event that we terminate the agreement, other than for cause, we will pay our transfer agent all amounts that would have otherwise accrued during the remaining term of the agreement; provided, however, that when calculating the remaining months in the term for such purposes, such term is deemed to be a 12 month period starting from the date of the most recent annual anniversary date.

If at any time our stock becomes listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including, but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor through its relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital;

•	frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated share of net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See “Management — The Advisory Agreement.”

STOCK OWNERSHIP

The following table sets forth, as of March 31, 2019, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) all of our directors and executive officers as a group. There were a total of approximately 6.7 million shares of common stock issued and outstanding as of March 31, 2019.

Common Stock Beneficially Owned(1)
Name and Address(2) of Beneficial Owner	Number of Shares		Percentage
Directors and Executive Officers
H. Michael Schwartz, Chairman of the Board of Directors and Chief Executive Officer	44	(3)	*
Michael S. McClure, President	—		—
Matt F. Lopez, Chief Financial Officer and Treasurer	—		—
Wayne Johnson, Chief Investment Officer	—		—
James L. Berg, Secretary	—		—
Dean I. Ader, Independent Director	—		—
Alexander S. Vellandi, Independent Director	—		—

All directors and executive officers as a group	44		*

5% or Greater Stockholders
Comrit Investments 1, LP	360,577	(4)	5.4%

*	Represents less than 1% of our outstanding common stock as of March 31, 2019.
(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 31, 2019. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	The address of each of the beneficial owners other than Comrit Investments 1, LP is 10 Terrace Road, Ladera Ranch, California 92694.
(3)	Consists of 44 Class A shares owned by Strategic Storage Advisor IV, LLC, which is indirectly owned and controlled by Mr. Schwartz.
(4)

In a Schedule 13/G filed jointly by Comrit Investments 1, LP, Comrit Investments Ltd. and Ziv Sapir with the SEC on February 15, 2019, the reporting persons state that they have sole voting and sole dispositive power as to 360,576.923 shares. The reporting persons’ reported address is 9 Ahad Ha’am Street, Tel Aviv, Israel 6129101.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates will be compensated by us. The agreements and compensation arrangements between us and our advisor and its affiliates were not determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

Our advisor and its affiliates try to balance our interests with their duties to other programs sponsored by our advisor and its affiliates. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to our stockholders and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to serve on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs and Other Concurrent Offerings

Affiliates of our advisor have sponsored or are sponsoring numerous public and private real estate programs with similar investment objectives to us. In addition, these REITs employ our investment strategy and have acquired or plan to acquire assets similar to ours. For example, SST II primarily focuses on self storage facilities and related self storage real estate investments. The common investment strategy used by each REIT would permit them to purchase certain properties that may also be suitable for our portfolio.

SST II commenced its initial public offering on January 10, 2014 to sell up to $1.095 billion in shares of its common stock. SST II has closed its primary offering to new investors; however, it continues selling shares of its common stock pursuant to its distribution reinvestment plan. SST II’s primary investment strategy is to invest in income-producing self storage facilities, many of which have stabilized occupancy rates greater than 70%, but have the opportunity for higher economic occupancy due to the property management capabilities of its property manager. SST II may invest in properties that are similar to properties in which we invest. As of December 31, 2018, SST II had approximately $840 million in aggregate assets (based on contract purchase price). See “— Certain Conflict Resolution Procedures” below.

In addition, SSSHT is, as of the date of this prospectus, raising capital pursuant to a public offering of shares of its common stock. While SSSHT’s focus is on making investments in student housing, senior housing properties, and related real estate investments, it has similar investment objectives to us, as it invests in real estate and real estate related assets that are both income-producing and growth properties and related investments with the objective of achieving appreciation of stockholder value as a result of both returns anticipated from income and appreciation in the value of our properties over the long term. SSSHT commenced its primary offering on May 1, 2018 and is offering up to $1 billion in shares of common stock pursuant to its primary offering. In addition, SSSHT is offering up to $95 million in shares of common stock pursuant to its distribution reinvestment plan. As of March 31, 2019, SSSHT had sold approximately $4.0 million in shares pursuant to its public offering, consisting of approximately $2.9 million from the sale of approximately 286,000 Class A shares, approximately $0.5 million from the sale of approximately 52,000 Class T shares and approximately $0.6 million from the sale of approximately 67,000 Class W shares pursuant to its public offering. In addition, SSSHT had previously commenced a private offering, which terminated on March 15, 2018, pursuant to which it sold approximately $91.5 million in shares.

Affiliates of our officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire a property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

Other Activities of Our Advisor and its Affiliates

We rely on our advisor for the day-to-day operation of our business pursuant to our advisory agreement. As a result of the interests of members of our advisor’s management in other programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of such programs and other ventures in which they are involved.

In addition, each of our executive officers also serves as an officer of our advisor, our property manager or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

We may purchase properties or interests in properties from affiliates of our advisor. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent expert. In addition, the price must be approved by a majority of our directors, including a majority of our independent directors, who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost. Additionally, we may sell properties or interests in properties to affiliates of our advisor. The prices we receive from affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the dispositions may be on terms less favorable to us than those negotiated with unaffiliated parties.

Tenant Insurance Program

We offer tenant insurance whereby tenants of our self storage facilities can purchase insurance to cover damage or destruction to their property while stored at our facilities. Our property manager or an affiliate is entitled to substantially all of the net revenue attributable to the sale of tenant insurance at our properties. An affiliate of our property manager transferred its rights in such tenant insurance revenue to a joint venture, Strategic Storage TI Services IV JV, LLC (the “TI Joint Venture”), a Delaware limited liability company owned 0.1% by Strategic Storage TRS IV, Inc., our subsidiary, and 99.9% by our property manager’s affiliate,

SmartStop TI IV, LLC (“SS TI IV”). Under the terms of the TI Joint Venture agreement, dated March 27, 2018, our taxable REIT subsidiary receives 0.1% of the net revenues generated from such tenant insurance and SS TI IV receives the other 99.9% of such net revenues. The TI Joint Venture further provides, among other things, that if a member or its affiliate terminates all or substantially all of the property management agreements or defaults in its material obligations under the TI Joint Venture agreement or undergoes a change of control (the “Triggering Member”), the other member generally shall have the right (but not the obligation) to either (i) sell all of its interest in the TI Joint Venture to the Triggering Member at fair market value (as agreed upon or as determined under an appraisal process) or (ii) purchase all of the Triggering Member’s interest in the TI Joint Venture at 95% of fair market value.

Competition in Acquiring, Leasing and Operating Properties

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs, including those sponsored by our sponsor’s affiliates are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another program, including another program sponsored by our sponsor or its affiliates were to compete for the same customers, or a conflict could arise in connection with the resale of properties in the event that we and another program, including another program sponsored by our sponsor or its affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing a property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our sponsor and our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our sponsor and our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or customers aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Our sponsor owns, indirectly through its subsidiaries, a 15% non-voting equity interest in Select Capital Corporation, our dealer manager. Accordingly, we may not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus.

Affiliated Property Manager

Our properties are managed by our affiliated property manager, Strategic Storage Property Management IV, LLC, pursuant to property management agreements for each property we acquire. It is the duty of our board to evaluate the performance of our property manager. We expect affiliates of our property manager will serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a detailed discussion of the anticipated fees to be paid for property management services, see the “Management Compensation” section of this prospectus.

Affiliated Transfer Agent

Our sponsor is the owner and manager of our transfer agent, which is a registered transfer agent with the SEC. Our transfer agent will process your subscription agreement or certain forms directly, as well as provide customer service to you. These services will include, among other things, processing payment of any sales commission and dealer manager fees associated with a particular purchase, as well as processing the distributions and any servicing fees with respect to your shares. Additionally, our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. We believe that our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agent and registrar services. Our transfer agent also conducts transfer agent and registrar services for other non-traded REITs sponsored by our sponsor.

It is the duty of our board of directors to evaluate the performance of our transfer agent. The fees to be paid to our transfer agent are based on a one-time initial setup fee, a fixed quarterly fee, one-time account setup fees and monthly open account fees. In addition, we will reimburse our transfer agent for all reasonable expenses or other changes incurred by it in connection with the provision of its services to us, and we will pay our transfer agent fees for any additional services we may request from time to time, in accordance with its rates then in effect. Upon the request of our transfer agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it. For a detailed discussion of the anticipated fees to be paid to our transfer agent, see the “Management Compensation” section of this supplement.

Lack of Separate Representation

Nelson Mullins acts, and may in the future act, as counsel to us, our advisor, our sponsor, our property manager, our dealer manager and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Nelson Mullins may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our advisor, our sponsor, our property manager, our dealer manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

We may enter into joint ventures with other programs sponsored by affiliates of our advisor, including SST II (as well as other parties) for the acquisition, development or improvement of properties. See “Investment Objectives, Strategy and Related Policies — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which program sponsored by affiliates of our advisor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates receive substantial fees from us. See “Management Compensation.” Some of these fees are paid to our advisor and its affiliates regardless of the success or profitability of the property. Specifically, our advisor and its affiliates receive:

•

asset management fees based on the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, and not based on performance of our properties; and

•	subordinated participation interest in our operating partnership which will be payable only after the return to stockholders of their capital contributions plus cumulative returns on such capital.

Although the asset management fee is paid regardless of success or profitability of a property, our independent directors must approve all acquisitions as being in the best interests of us and our stockholders. Further, if our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially terminating the advisory agreement and retaining a new advisor.

The compensation arrangements between us and our advisor and its affiliates could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	subsequent offerings of equity securities by us, which may entitle our dealer manager to earn sales commissions and dealer manager fees and may entitle our advisor to additional asset management fees;

•	property sales, which may entitle our advisor to possible success-based share of net sale proceeds;

•

property acquisitions from other programs sponsored by affiliates of our advisor which may entitle such affiliates to disposition fees and possible success-based sale fees in connection with its services for the seller;

•

property sales to other programs sponsored by affiliates of our advisor which may entitle such affiliates to acquisition fees and expenses for its services to the buyer, as well as subordinated share of net sale proceeds to our advisor;

•

whether and when we seek to list our stock on a national securities exchange, which listing could entitle our advisor to a success-based listing distribution or a fee as a result of a merger with our advisor prior to any listing but could also adversely affect its sales efforts for other programs depending on the price at which our stock trades; and

•

whether and when we seek to sell our assets and liquidate, which sale may entitle our advisor to a success-based distribution but could also adversely affect its sales efforts for other programs depending upon the sales price.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our sponsor, our advisor, or their affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights, or options pursuant to any agreement between us and our sponsor, our advisor, or any of their affiliates. In order to reduce or eliminate certain potential conflicts of interest, we will address any conflicts of interest in two distinct ways.

First, the nominating and corporate governance committee will consider and act on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor and its affiliates.

Second, our charter contains a number of restrictions relating to (1) transactions we enter into with our sponsor, our advisor and their affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•

We will not purchase or lease properties in which our sponsor, our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.

•

We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent expert and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•

Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including advisory fees, paid during the previous 12 months then ended exceeded the greater of: (i) 2% of our average invested assets for that 12 months then ended; or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•

Our directors, including our independent directors, have a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties (summarized below) is applied fairly to us

Finally, our sponsor has adopted an investment allocation policy with respect to self storage assets which governs the allocation of such investment opportunities among us and other programs sponsored by our sponsor, and which provides as follows. In the event that an investment opportunity becomes available, our sponsor will allocate such investment opportunity to us, private programs and/or Strategic Storage Trust II, Inc., a REIT sponsored by our sponsor (“SST II”), based on the following factors:

•	the investment objectives of each program;

•	the amount of funds available to each program;

•	the financial and investment characteristics of each program, including investment size, potential leverage, transaction structure and anticipated cash flows;

•	the strategic location of the investment in relationship to existing properties owned by each program;

•	the effect of the investment on the diversification of each program’s investments; and

•	the impact of the financial metrics of the investment, such as revenue per square foot, on each program.

If, after consideration and analysis of these factors, the investment opportunity is suitable for us, private programs and/or SST II, then:

•

we will have priority for (i) all individual stabilized properties and portfolios of properties, at least a majority of which (based on allocated purchase price) are stabilized, with aggregate purchase prices less than $150 million, and (ii) all joint venture development properties with SmartCentres Real Estate Investment Trust;

•

Strategic Storage Growth Trust II, Inc., a private REIT sponsored by our sponsor (“SSGT II”), will have priority for all individual growth properties and portfolios of properties, at least a majority of which (based on allocated purchase price) are growth-oriented, with aggregate purchase prices less than $150 million; and

•	SST II will have priority for portfolios of properties with an aggregate purchase price of $150 million or more.

In the event all acquisition allocation factors have been exhausted and an investment opportunity remains suitable for two or more of us, private programs or SST II, then our sponsor will offer the investment opportunity to the program that has had the longest period of time elapse since it was offered an investment opportunity. It will be the duty of our board of directors, including the independent directors, to ensure that this method is applied fairly to us.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program sponsored by our sponsor or its affiliates will make the investment. Our directors, including our independent directors, have a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

We will not accept goods or services from our sponsor, advisor, or any affiliate thereof or enter into any other transaction with our sponsor, advisor, or any affiliate thereof unless a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The following chart shows our ownership structure and entities that are affiliated with our advisor and sponsor.

*

The address of all of these entities, except Select Capital Corporation, is 10 Terrace Road, Ladera Ranch, California 92694. The address for Select Capital Corporation is 31351 Rancho Viejo Road, Suite 205, San Juan Capistrano, CA 92675.

**	SmartStop Asset Management, LLC is controlled by H. Michael Schwartz, our Chief Executive Officer and Chairman.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 21, 2019, is incorporated herein by reference. This discussion and analysis should be read in conjunction with our audited consolidated financial statements and the notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein by reference.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of certain real estate programs sponsored by our sponsor or its affiliates. You should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior real estate programs described herein.

The information in this section and in the Prior Performance Tables included in this prospectus as Appendix C show relevant summary information regarding certain programs sponsored by our sponsor or its affiliates. As described below, our sponsor and its affiliates have sponsored public non-traded REIT offerings that we deem to have similar investment objectives to us. Our sponsor in the future may sponsor other private and public offerings of real estate programs. To the extent that such future offerings or programs remaining in operation and share the same or similar investment objectives or acquire properties in the same or nearby markets, such programs may be in competition with the investments made by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The information in this summary represents the historical experience of certain programs sponsored by our sponsor or its affiliates. Unless otherwise noted, the information presented herein is as of January 31, 2019.

The Prior Performance Tables set forth information as of the dates indicated regarding the prior public programs described therein, which we deem to have similar investment objectives to us, as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties by prior real estate programs (Table V). The purpose of this prior performance information is to enable you to evaluate accurately the experience of our sponsor and its affiliates with like programs. We deem the prior public programs described in the Prior Performance Tables to have similar investment objectives to us because we continue to invest in real estate and real estate related assets. Moreover, similar to certain of such prior public programs, we intend to invest in both income-producing and growth properties (such as development, re-development, lease-up, and expansion opportunities) and related investments with the objective of achieving appreciation of stockholder value as a result of both returns anticipated from income and appreciation in the value of our properties over the long term.

The following discussion is intended to summarize briefly the objectives and performance of prior public programs and to disclose any material adverse business developments sustained by them.

SmartStop Self Storage, Inc.

Strategic Capital Holdings, LLC, or SCH, which is controlled by the founder of our sponsor, sponsored one prior public program, SmartStop Self Storage, Inc., or SmartStop Self Storage, formerly known as Strategic Storage Trust, Inc., or SSTI, a public, non-traded REIT focused on investments in self storage properties. On March 17, 2008, SmartStop Self Storage began its initial public offering of common stock (“Initial Offering”). On May 22, 2008, SmartStop Self Storage satisfied the minimum offering requirements of the Initial Offering and commenced formal operations. On September 16, 2011, the Initial Offering was terminated, having raised gross proceeds of approximately $289 million. On September 22, 2011, SmartStop Self Storage commenced its follow-on public offering of stock (“Follow-on Offering”). On April 2, 2012, SmartStop Self Storage announced that its board had approved an estimated value per share of SmartStop Self Storage’s common stock of $10.79 based on the estimated value of SmartStop Self Storage’s assets less the estimated value of SmartStop Self Storage’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2011. Effective June 1, 2012, SmartStop Self Storage raised its offering price for shares sold in the Follow-on Offering from $10.00 per share to $10.79 per share. On September 22, 2013, the Follow-on Offering was terminated, having raised gross proceeds of approximately $251 million. SmartStop Self Storage raised approximately $541 million of gross offering proceeds from approximately 16,200 investors as of the close of its Follow-on Offering. On September 5, 2014, SmartStop Self Storage announced that its board of directors had approved an estimated value per share of SmartStop Self Storage’s common stock of $10.81 based on the estimated value of SmartStop Self Storage’s assets less the estimated value of SmartStop Self Storage’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of June 30, 2014. In addition to the Initial Offering and the Follow-on Offering, in September 2009, SmartStop Self Storage also issued approximately 6.2 million shares in connection with the mergers of two privately-offered REITs sponsored by affiliates of our sponsor and that were organized to invest primarily in self storage properties (the “SmartStop Mergers”).

Through September 30, 2015, with a combination of debt and offering proceeds from the Initial Offering and Follow-on Offering, SmartStop Self Storage invested approximately $614 million in 111 properties in 17 states and Canada consisting of approximately 68,900 units and 8.8 million rentable square feet. Based on the amount invested in these properties, approximately 97% was spent on existing self storage properties and 3% was spent on construction or redevelopment of self storage properties. As a percentage of the aggregate purchase price, the allocation of financing proceeds for these 111 properties was 58% debt proceeds and 42% equity. In addition, SmartStop Self Storage acquired 11 properties in connection with the SmartStop Mergers. Those properties consisted of approximately 8,500 units and 1.4 million rentable square feet. On October 1, 2015, SmartStop Self Storage and Extra Space closed on a merger transaction in which SmartStop Self Storage was acquired by Extra Space for $13.75 per share in cash, representing an enterprise value of approximately $1.4 billion.

Below is a summary of relevant information of the properties purchased with proceeds from SmartStop Self Storage’s Initial Offering and Follow-on Offering:

State	No. of Properties		Units	Sq. Ft. (net) (1)	% of Total Rentable Sq. Ft.	% of Aggregate Purchase Price
Alabama (2)	2		1,135	161,900	1.8%	2.0%
Arizona	4		1,975	243,900	2.8%	1.5%
California (2)	7		5,140	581,900	6.6%	11.5%
Florida	9		6,170	668,500	7.6%	9.0%
Georgia	22		12,990	1,708,900	19.4%	17.7%
Illinois (3)	4		2,455	394,000	4.5%	2.2%
Kentucky	5		2,870	415,700	4.7%	3.2%
Mississippi	3		1,495	224,300	2.6%	2.2%
Nevada	6		4,015	551,100	6.3%	5.0%
New Jersey	6		4,660	445,400	5.1%	8.7%
New York	1		700	82,800	0.9%	0.8%
North Carolina	3		1,560	207,600	2.4%	1.5%
Ontario, Canada (4)	4		3,695	411,600	4.7%	4.9%
Pennsylvania	4		2,210	285,700	3.2%	1.8%
South Carolina	12		6,765	931,800	10.6%	10.3%
Tennessee	3		1,840	254,600	2.9%	4.5%
Texas	11		5,960	875,100	10.0%	8.6%
Virginia	5		3,280	343,900	3.9%	4.6%

Total	111	(5)	68,915	8,788,700	100%	100%

(1)	Includes all rentable square feet consisting of storage spaces, parking and commercial office units.
(2)

Does not include properties in which SmartStop Self Storage owned a minority interest, including the interests owned in the San Francisco Self Storage DST property, Montgomery County Self Storage, DST properties and the Hawthorne property.

(3)	Includes approximately 85,000 rentable square feet of industrial warehouse/office space at the Chicago — Ogden Ave. property.

(4)	All of these Canadian properties are located within the greater Toronto metropolitan area.
(5)

Excludes the 11 properties acquired in connection with the SmartStop Mergers consisting of approximately 8,500 units and 1.4 million rentable square feet and properties acquired during 2014 with proceeds from sources other than the Initial Offering and Follow-on Offering.

See Table IV of the Prior Performance Tables for more detailed information on the completed program results for SmartStop Self Storage.

Strategic Storage Trust II, Inc.

In addition to sponsoring our public offering, our sponsor serves as the sponsor of SST II, another non-traded REIT focused on investments in self storage properties that was registered to sell up to $1.095 billion of its shares in a public offering. On January 10, 2014, SST II’s public offering was declared effective. On May 23, 2014, SST II reached its minimum offering amount of $1.5 million in sales of shares and SST II commenced operations. On April 8, 2016, SST II’s board of directors approved an estimated value per share of SST II’s common stock of $10.09 for both Class A shares and Class T shares based on the estimated value of SST II’s assets less the estimated value of SST II’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2015. As a result, effective April 14, 2016, SST II raised the offering price for Class A shares sold in its primary offering from $10.00 per share to $11.21 per share and the offering price for Class T shares sold in its primary offering from $9.47 per share to $10.62 per share. In addition, effective April 21, 2016, the price per share for shares sold pursuant to SST II’s distribution reinvestment plan increased from $9.50 per share to $10.09 per share for both Class A and Class T shares.

On January 9, 2017, SST II closed its primary offering to new investors. SST II sold approximately $493 million in Class A shares and approximately $73 million in Class T shares pursuant to its public offering and had a total of approximately 13,000 investors.

On April 13, 2017, SST II’s board of directors approved an estimated value per share of SST II’s common stock of $10.22 for both Class A shares and Class T shares based on the estimated value of SST II’s assets less the estimated value of SST II’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2016. As a result, effective in May 2017, the price per share for shares sold pursuant to SST II’s distribution reinvestment plan increased from $10.09 per share to $10.22 per share for both Class A and Class T shares. On April 19, 2018, SST II’s board of directors approved an estimated value per share of SST II’s common stock of $10.65 for both Class A shares and Class T shares based on the estimated value of SST II’s assets less the estimated value of SST II’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2017. As a result, effective in May 2018, the price per share for shares sold pursuant to SST II’s distribution reinvestment plan increased from $10.22 per share to $10.65 per share for both Class A and Class T shares.

As of March 31, 2019, SST II had not effectuated a liquidity event and is still within the time period specified in its prospectus for such an event. As noted below in “Strategic Storage Growth Trust, Inc.,” on January 24, 2019, SST II acquired SSGT in a merger whereby SSGT merged with and into a wholly-owned subsidiary of SST II in exchange for merger consideration equal to $12.00 per share cash for each share of SSGT common stock, representing a total purchase price of approximately $350 million (which includes assumption of SSGT debt and net liabilities) (the “SSGT Merger”). Accordingly, as of January 24, 2019, SST II owns all of the properties previously owned by SSGT as well as the rights to acquire a self storage facility that was previously under contract with SSGT.

Through December 31, 2018, with a combination of debt and offering proceeds from its public offering, SST II invested approximately $838 million in 83 self storage properties located in 14 states and Ontario, Canada, comprising approximately 51,330 units and approximately 6.0 million rentable square feet. Based on the amount invested in these properties, approximately 3% was spent on new self storage properties, 97% was spent on existing self storage properties and 0% was spent on construction or redevelopment of self storage properties. As a percentage of the aggregate purchase price, the allocation of financing proceeds for these 83 properties was approximately 49% debt proceeds and 51% equity. Below is a summary of these 83 properties as of December 31, 2018:

State	No. of Properties		Units(1)	Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)	Rental Income %(4)
Alabama	1		1,080	159,000	2.7%	87%	1.5%
California	19		11,470	1,233,400	20.5%	88%	25.3%
Colorado	4		2,140	227,200	3.8%	79%	3.2%
Florida	13		10,440	1,237,900	20.5%	88%	24.5%
Illinois	2		1,030	107,500	1.8%	86%	1.3%
Indiana	2		1,000	112,100	1.9%	83%	1.1%
Maryland	2		1,610	172,900	2.9%	83%	3.1%
Michigan	4		2,180	261,000	4.3%	89%	3.7%
New Jersey	1		460	51,000	0.8%	85%	0.8%
Nevada	3		2,220	290,400	4.8%	89%	4.4%
North Carolina	14		5,720	822,100	13.6%	88%	10.3%
Ohio	5		2,210	272,300	4.5%	86%	2.6%
South Carolina	2		1,420	194,600	3.2%	85%	2.7%
Washington	1		490	48,100	0.8%	86%	0.9%
Ontario, Canada	10		7,860	840,100	13.9%	88%	14.6%

Total	83	(5)	51,330	6,029,600	100%	87%	100%

(1)	Includes all rentable units, consisting of storage units and parking (approximately 1,900 units).
(2)	Includes all rentable square feet consisting of storage units and parking (approximately 540,000 square feet).
(3)

Represents the occupied square feet of all facilities SST II owned in a state or province divided by total rentable square feet of all the facilities SST II owned in such state as of December 31, 2018.

(4)

Represents rental income (excludes administrative fees, late fees, and other ancillary income) for all facilities SST II owned in a state or province divided by its total rental income for the month of December 2018.

(5)	Excludes the 28 properties acquired in connection with the SSGT Merger, consisting of approximately 19,840 units and 2.2 million rentable square feet.

See Table III of the Prior Performance Tables for more detailed information as to the operating results of SST II.

Strategic Storage Growth Trust, Inc.

In addition to sponsoring our public offering, our sponsor sponsored SSGT, another non-traded REIT focused on investments in self storage properties that registered to sell up to $1.095 billion of its shares in a public offering. On June 17, 2013, SSGT commenced a private offering of up to $109.5 million in shares of SSGT’s common stock to accredited investors only pursuant to a confidential private placement memorandum. On May 23, 2014, SSGT reached the minimum offering amount of $1.0 million in sales of Class A shares in its private offering and SSGT commenced operations. On January 16, 2015, SSGT terminated the private offering, having raised a total of $7.8 million. On January 20, 2015, SSGT’s public offering was declared effective. On April 8, 2016, SSGT’s board of directors approved an estimated value per share of SSGT’s common stock of $10.05 for both Class A shares and Class T shares based on the estimated value of SSGT’s assets less the estimated value of SSGT’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2015. As a result, effective April 14, 2016, SSGT raised the offering price for Class A shares sold in its primary offering from $10.00 per share to $11.17 per share and the offering price for Class T shares sold in its primary offering from $9.47 per share to $10.58 per share. In addition, effective April 21, 2016, the price per share for shares sold pursuant to SSGT’s distribution reinvestment plan increased from $9.50 per share to $10.05 per share for both Class A and Class T shares.

On March 31, 2017, SSGT closed its primary offering to new investors. Investors who submitted subscriptions in accordance with SSGT’s close down procedures and were accepted by SSGT were admitted as stockholders effective as of March 31, 2017. Pursuant to its public offering, SSGT sold approximately $193 million in Class A shares and approximately $79 million in Class T shares and had a total of approximately 6,300 investors.

On April 13, 2017, SSGT’s board of directors approved an estimated value per share of SSGT’s common stock of $11.56 for both Class A shares and Class T shares based on the estimated value of SSGT’s assets less the estimated value of SSGT’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2016. As a result, effective in May 2017, the price per share for shares sold pursuant to SSGT’s distribution reinvestment plan increased from $10.05 per share to $11.56 per share for both Class A and Class T shares. On April 19, 2018, SSGT’s board of directors approved an estimated value per share of SSGT’s common stock of $11.58 for both Class A shares and Class T shares based on the estimated value of SSGT’s assets less the estimated value of SSGT’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2017. As a result, effective in May 2018, the price per share for shares sold pursuant to SSGT’s distribution reinvestment plan increased from $11.56 per share to $11.58 per share for both Class A and Class T shares.

On August 10, 2018, SSGT’s board of directors approved the suspension of SSGT’s distribution reinvestment plan effective as of August 23, 2018. On January 24, 2019, SST II acquired SSGT in a merger whereby SSGT merged with and into a wholly-owned subsidiary of SST II in exchange for merger consideration equal to $12.00 per share cash for each share of SSGT common stock. Accordingly, as of January 24, 2019, SST II owns all of the properties previously owned by SSGT as well as the rights to acquire a self storage facility that was previously under contract with SSGT.

Through December 31, 2018, with a combination of debt and offering proceeds from its private and public offerings, SSGT invested approximately $237.3 million in 29 self storage properties located in 10 states and in the Greater Toronto Ontario, Canada area, comprising approximately 19,800 self storage units and 2.2 million rentable square feet. Based on the amount invested in these properties, approximately 36% was spent on new self storage properties, 61% was spent on existing self storage properties and 3% was spent on construction or redevelopment of self storage properties. As a percentage of the aggregate purchase price, the allocation of financing proceeds for these 29 properties was approximately 18% debt proceeds and 82% equity. Below is a summary of these 29 properties:

State	No. of Properties	Units(1)	Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)		Rental Income(4)
Arizona	1	840	94,000	4.5%	89.5%		4.6%
California	5	3,690	354,600	17.0%	88.5	%(3)	19.3%
Colorado	2	1,120	121,300	5.8%	81.3%		6.0%
Florida	4	2,820	274,400	13.2%	89.4	%(3)	10.4%

State	No. of Properties	Units(1)	Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)		Rental Income(4)
Illinois	3	1,890	198,300	9.5%	85.1	%(3)	7.8%
Massachusetts	1	840	93,000	4.5%	88.2%		13.6%
Nevada	3	2,820	333,100	16.0%	74.4%		11.8%
North Carolina(5)	3	1,510	197,200	8.2%	81.4	%(3)	5.5	%(4)
South Carolina	1	500	48,000	2.3%	N/A	(3)	1.7%
Texas	4	2,130	314,200	15.1%	85.6%		18.1%
Toronto, Canada(6)	2	1,680	166,600	N/A (6)	N/A	(3)(6)	N/A	(6)

Total	29	19,840	2,194,700	100%	87.0	%(3)	100%

(1)	Includes all rentable units, consisting of storage units, and parking units (approximately 520 units).
(2)	Includes all rentable square feet consisting of storage units, and parking units (approximately 154,000 square feet).
(3)

Represents the occupied square feet of all facilities SSGT owned in a state divided by total rentable square feet of all the facilities SSGT owned in such state as of December 31, 2018. Certain properties were excluded from the total physical occupancy statistics above. The aforementioned properties occupancy as of their acquisition date and as of December 31, 2018 are as follows:

Property	Acquisition Date / Opening Date	Initial Occupancy	Occupancy at December 31, 2018
Elk Grove – IL	01/13/2017	32%	81%
Garden Grove – CA	03/16/2017	9%	86%
Sarasota – FL	05/23/2017	0%	74%
Mount Pleasant – SC	07/17/2017	17%	64%
Pembroke Pines – FL	02/01/2018	0%	51%
Riverview – FL	02/21/2018	0%	63%
Eastlake – CA	03/09/2018	0%	40%
Asheville I – NC	03/22/2018	0%	45%
Stoney Creek – ONT, CAN	05/31/2018	0%	36%

(4)	Represents rental income for all facilities SSGT owned in a state divided by its total rental income for the month of December 2018.
(5)

Construction on the first phase of SSGT’s Asheville I facility (approximately 360 units and 45,000 square feet) was completed and the facility opened on March 22, 2018. Asheville I was excluded from the total physical occupancy statistics above. The second phase of the facility (approximately 290 units and 27,000 square feet) is expected to be completed in the second quarter of 2019.

(6)

SSGT’s Torbarrie property in Toronto, Canada is a self storage property that is under construction and the numbers are approximate. The Torbarrie property is expected to open upon the issuance of a certificate of occupancy in the fourth quarter of 2019 or first quarter of 2020. Construction on SSGT’s Stoney Creek property in Toronto, Canada was completed and the facility opened on May 31, 2018. Stoney Creek was excluded from the total physical occupancy statistics above.

See Table III of the Prior Performance Tables for more detailed information as to the operating results of SSGT. Also see Table IV of the Prior Performance Tables for more detailed information on the completed program results for SSGT.

Strategic Student & Senior Housing Trust, Inc.

In addition to sponsoring our public offering, our sponsor is currently sponsoring Strategic Student & Senior Housing Trust, Inc. (“SSSHT”), a non-traded REIT focused on investing in student and senior housing that is registered to sell up to $1.095 billion of its shares in a public offering. On January 27, 2017, SSSHT commenced a private offering of up to $100 million in shares of its common stock and 1,000,000 shares pursuant to its distribution reinvestment plan to accredited investors only pursuant to a confidential private placement memorandum. On August 4, 2017, SSSHT reached the minimum offering amount of $1.0 million in sales of shares in its private offering, at which time subscriptions held in escrow pending our satisfaction of the minimum offering amount were released. SSSHT terminated its private offering on March 15, 2018, having sold approximately $93 million in shares. As a result of the private offering, SSSHT’s public offering had no minimum offering amount. On May 1, 2018, SSSHT’s public offering was declared effective. Also on such date, all outstanding common stock of SSSHT were redesignated as Class A common stock, pursuant to articles of amendment to its charter. SSSHT is, as of the date of this prospectus, raising capital pursuant to a public offering of its shares of common stock. As of December 31, 2018, SSSHT had sold approximately $1.2 million in Class A shares, approximately $0.4 million in Class T shares and approximately $0.4 million in Class W shares pursuant to its public offering and had a total of approximately 1,300 investors.

Through December 31, 2018, using offering proceeds from its private offering and public offering, SSSHT invested approximately $275 million in two student housing properties, four senior housing properties, and minority beneficial interests in two DSTs that own student housing properties. Based on the amount invested in these properties, 100% was spent on existing properties. As of December 31, 2018, SSSHT’s total indebtedness was approximately $205.9 million of debt less approximately $2.2 million in net debt issuance costs. SSSHT had not sold any properties as of December 31, 2018.

As of December 31, 2018, SSSHT’s student housing property portfolio was comprised as follows:

Property	Date Acquired	Date Completed	Primary University Served	Average Monthly Revenue / Bed(1)	# of Units	# of Beds	Occupancy %(2)
Fayetteville	June 28, 2017	August 2016	University of Arkansas	$658	198	592	74.8%
Tallahassee	September 28, 2017	August 2017	Florida State University	767	125	434	92.4%

Total				$709	323	1,026	82.3%

(1)	Calculated based on SSSHT’s base rental revenue earned during the year ended December 31, 2018 divided by average occupied beds over the same period.
(2)	Represents occupied beds divided by total rentable beds as of December 31, 2018.

As of December 31, 2018, SSSHT’s senior housing property portfolio was comprised as follows:

Property	Date Acquired	Year Built	City, State	Average Monthly Revenue / Unit(1)	# of Units	Occupancy %(2)
Wellington	February 23, 2018	1999	Millcreek, Utah	$4,705	119	88.2%
Cottonwood Creek	February 23, 2018	1982	Millcreek, Utah	3,656	112	70.5%
Charleston	February 23, 2018	2005	Cedar Hills, Utah	3,752	64	93.8%
Courtyard	August 31, 2018	1992-2009	Portland, Oregon	4,224	286	93.3%

Total				$4,160	581	87.9%

(1)

Calculated based on SSSHT’s revenue earned during the year ended December 31, 2018 divided by average occupied units over the same period. Each property is included in the respective calculations starting with its first full month of operations after SSSHT acquires the property, as appropriate.

(2)	Represents occupied units divided by total rentable units as of December 31, 2018.

See Table III of the Prior Performance Tables for more detailed information as to the operating results of SSSHT.

In certain instances, affiliates of our sponsor have agreed to make certain accommodations that benefit the owners of these public programs, such as the deferral of payment or waiver of both asset and property management fees and related reimbursable expenses otherwise payable to affiliates of our sponsor. Although real estate programs in general are subject to being affected by the cyclical nature of the real estate market and general risks associated with investments in real estate, at this time, we are not aware of any major adverse business developments or conditions relative to these public programs, or any other program sponsored or co-sponsored by our sponsor or its affiliates, that would be material to investors in this offering.

No assurance can be made that our program or other programs sponsored by affiliates of our advisor will ultimately be successful in meeting their investment objectives.

Any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by Strategic Storage Trust II, Inc., Strategic Storage Growth Trust, Inc. and Strategic Student & Senior Housing Trust, Inc. within the last 24 months at either www.strategicreit.com or www.sec.gov. For a reasonable fee, we will provide copies of any exhibits to such Form 10-K.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes the current material federal income tax considerations associated with an investment in shares of our common stock. We filed an election to be taxed as a REIT effective for the tax year ended December 31, 2017. This summary does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers.

The provisions of the Code governing the federal income tax treatment of REITs are highly technical and complex. This summary sets forth only the material aspects of such provisions and is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

This section is not a substitute for careful tax planning. We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and the effect of potential changes in the applicable tax laws.

Opinion of Counsel

Nelson Mullins has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are likely to be material to our stockholders. It is also the opinion of our counsel that we are and have been organized in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 859 of the Code, and that our proposed method of operation will enable us to meet the qualifications and requirements for taxation as a REIT under the Code. The opinion of Nelson Mullins is based on various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and is expressly conditioned upon the accuracy of such assumptions and representations. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Nelson Mullins. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors — Federal Income Tax Risks.” The statements made in this section of the prospectus and in the opinion of Nelson Mullins are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our future status as a REIT.

Taxation as a REIT

We elected to be taxed as a REIT under Sections 856 through 859 of the Code, beginning with our taxable year ended December 31, 2017. We believe that we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect or not to elect REIT status or to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. However, our board of directors has a fiduciary duty to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although we have made an election to be, and operate so as to be, taxed as a REIT, changes in the law could affect that decision. For example, on January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, extending the reduced tax rate on qualified dividends paid by corporations to most individuals for 2013 and subsequent taxable years. REIT distributions, however, generally do not constitute qualified dividends and consequently are not eligible for this reduced maximum tax rate. Therefore, upon our election to be taxed as a REIT, our stockholders will pay federal income tax on our distributions (other than capital gains dividends or distributions which represent a return of capital for tax purposes) at the applicable “ordinary income” rate, the maximum of which is currently 37%. Coupled with applicable state income taxes, the combined effective tax rate can exceed 50%. As a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Thus, REIT status generally continues to result in substantially reduced tax rates when compared to the taxation of corporations.

On December 18, 2015, President Obama signed into law the Protecting Americans from Tax Hikes Act of 2015 (the “PATH Act”) as part of a budget bill. In general, the PATH Act extends or makes permanent a number of temporary tax provisions that had expired or were set to expire, including the following provisions specific to REITs:

•	The PATH Act significantly restricts the ability of companies that are not already REITs to spin off REIT subsidiaries on a tax-free basis;

•	the PATH Act expands the opportunities for certain foreign investors to invest in U.S. real estate without paying FIRPTA (Foreign Investors in Real Property Tax Act) taxes; and

•	the PATH Act modifies a number of the REIT and FIRPTA rules.

On December 22, 2017, the House and Senate enacted “An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018” (the “2017 Tax Act”). The 2017 Tax Act was signed by the President on December 22, 2017. The 2017 Tax Act makes a number of permanent and temporary tax provisions, including the following provisions specific to REITs:

•	reduces the corporate income tax rate to 21 % and permanently repeals the corporate alternative minimum tax effective for taxable years beginning after December 31, 2017;

•

revises the individual income tax rates and brackets, including a reduction of the maximum individual rate from 39.6% to 37%, effective for taxable years beginning after December 31, 2017. The new individual rates and brackets sunsets after 2025; and

•

adopts a 20% deduction for qualifying business income for sole proprietors and interests in pass-thru entities (S corporations, partnerships, and LLCs). The 20% deduction also applies to dividend income from REITs, reducing the effective individual rate on REIT dividends from 37% to 29.8%, effective for taxable years beginning after December 31, 2017. The 20% deduction also sunsets after 2025.

The following discussion of the Federal Income Tax Considerations includes the impact of relevant provisions of the PATH Act and the 2017 Tax Act on our REIT status and the taxation of the income distributed to our stockholder.

As long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•

if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•

if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), that net income will be subject to a 100% tax;

•

if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•

if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•

if we have built-in gain assets at the time of the effectiveness of our REIT election and make an election to be taxed immediately or recognize gain on the disposition of such asset during the 5-year period following the effectiveness of our REIT election or if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the 5-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS;

•

if we receive non arm’s-length income from one of our taxable REIT subsidiaries, including services provided by a taxable REIT subsidiary, we will be subject to a 100% tax on the amount of our non-arm’s-length income;

•

if we should fail to satisfy the asset test (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a tax that would be the greater of (a) $50,000, or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification);

•

if we should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset test, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a $50,000 penalty for each failure; and

•

if we should fail to comply with the record keeping requirements in ascertaining the actual ownership of the outstanding shares of our stock, we may be subject to a $25,000 or a $50,000 penalty for each failure.

Requirements for Qualification as a REIT

In order for us to qualify, and continue to qualify, as a REIT, we must meet, generally on a continuing basis, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify, and continue to qualify, for taxation as a REIT under the Code, we are required to:

•	be organized as a corporation, trust, or association;

•	be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months;

•	not be closely held;

•

elect to be a REIT, or make such election for a previous taxable year, and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

•	use a calendar year for federal income tax purposes and comply with the recordkeeping requirements of the federal tax laws;

•	distribute all earnings and profits attributable to a taxable year in which we do not qualify as a REIT by the end of our first year as a REIT; and

•	meet certain other tests, described below, regarding the nature of our income and assets.

As a Maryland corporation, we satisfy the first and second requirements, and we filed an election to be taxed as a REIT with the IRS for the taxable year ended December 31, 2017. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax reporting purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 stockholders, and we are closely-held. However the 100 stockholders and not closely-held requirements do not apply until the first taxable year after the taxable year for which an election is made to be taxed as a REIT.

In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares — Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See “ — Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships, Qualified REIT Subsidiaries and other Disregarded Entities

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Code, or owns all of the interests in an unincorporated domestic entity, such as a limited liability company, which is generally treated as a disregarded entity for federal income tax purposes, the REIT will be deemed to own all of the qualified REIT subsidiary’s or other disregarded entity’s assets and liabilities and it will be deemed to be entitled to treat the income of that entity as its own. In addition, the character of the assets and gross income of the partnership, qualified REIT subsidiary or other disregarded entity shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

Operational Requirements — Gross Income Tests

To qualify and maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

At least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property, other than on nonqualified publicly-offered REIT debt instruments;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•

income derived from the temporary investment of new capital that is attributable to the issuance of our shares of common stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such capital;

•	gross income from foreclosure property; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital

This is known as the 75% Income Test. Generally, gross income from dispositions of real property held primarily for sale in the ordinary course of business is excluded from the 75% Income Test. Such dispositions are referred to as “prohibited transactions.”

In general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends or gain from the sale or disposition of stock or securities. This is known as the 95% Income Test.

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Under the PATH Act, income from certain REIT hedging transactions that are clearly identified is not included as gross income under either the 95% Income Test or the 75% Income Test.    Hedges of previously acquired hedges that (i) qualify under the hedging exceptions from prior law and that (ii) a REIT entered to manage risk associated with liabilities or property underlying the previously acquired hedges and that have been extinguished or disposed of are treated as good REIT hedges. The provision expands the treatment of REIT hedges to include income from hedges of previously acquired hedges that a REIT entered to manage risk associated with liabilities or property that have been extinguished or disposed. This provision applies for tax years beginning after December 31, 2015.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% and 95% gross income tests, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•

First, the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales if such amount is in conformity with normal business practice and not used as a means to base rent on income or profits;

•

Second, rents received from a tenant will not qualify as “rents from real property” if we or a direct or indirect owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if the REIT owns more than a 10% interest in the subsidiary;

•

Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property.” The PATH Act treats certain ancillary personal property that is leased with real property as real property for purposes of the 75% asset test, provided the rent attributable to the personal property for a taxable year does not exceed 15% of the total rent attributable to both real and personal property under the lease; and

•

Fourth, we must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income. However, we may provide services with respect to our properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Services generally are deemed not to be provided by us if they are provided through (i) an “independent contractor” who is adequately compensated and from whom we do not derive revenue or (ii) a taxable REIT subsidiary. The PATH Act provides effective for tax years beginning after December 31, 2015 that a taxable REIT subsidiary is permitted to provide certain services to the REIT, such as marketing, that typically are done by a third party. In addition, a taxable REIT subsidiary is permitted to develop and market REIT real property without subjecting the REIT to the 100% excise tax on prohibited transactions. The provision also expands the 100% excise tax on non-arm’s length transactions to include services provided by the taxable REIT subsidiary to its parent REIT.

A “taxable REIT subsidiary” is a subsidiary of a REIT that makes a joint election with the REIT to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation, unlike a “qualified REIT subsidiary” or other disregarded entity, as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a taxable REIT subsidiary is generally subject to corporate income tax on its earnings, which may reduce the cash flow generated by such entity. Because a parent REIT does not include the assets and income of a taxable REIT subsidiary in determining the parent’s compliance with the REIT qualification requirements, a taxable REIT subsidiary may be used by the parent REIT to undertake activities indirectly that the REIT might otherwise be precluded from undertaking directly or through pass-through subsidiaries. Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities and their parent REITs will be subject to appropriate levels of U.S. federal income taxation. Strategic Storage TRS IV, Inc., a wholly-owned subsidiary of our operating partnership, made an election to be treated as a taxable REIT subsidiary. We may make similar elections with respect to other corporate subsidiaries that we, or our operating partnership, may acquire in the future.

Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as qualifying mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from this offering periodically over the offering period and to trace those proceeds for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments” however, so there can be no assurance that the IRS will agree with our method of calculation.

Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers, in the ordinary course of business, will generally be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by a “qualified REIT subsidiary” and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the 75% Income Test and the 95% Income Test for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.

There is a safe harbor exception to this rule for the sale of property that:

•	is a real estate asset under the 75% asset test (as discussed above);

•	has been held for at least two years;

•	has aggregate expenditures made during the two years prior to the date of sale which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor from whom we do not derive any income; and

•

when combined with other sales in the year, either (i) does not cause us to have made more than seven sales of property during the taxable year, (ii) occurs in a year when we dispose of less than 10% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or (iii) occurs in a year when we dispose of less than 20% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) and the percentage of assets sold in the three-year taxable period ending with the current taxable year (measured by U.S. federal income tax basis or fair market value) does not exceed 10% of our aggregate assets over the same three-year period.

We do not intend to enter into any sales that are prohibited transactions. The IRS may contend, however, that one or more of our sales is subject to the 100% penalty tax.

As a REIT, we will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Income Test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% Income Test and 95% Income Test. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property acquired by a REIT as the result of the REIT’s having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property (a “repossession action”), and with respect to which the REIT makes a proper election to treat the property as foreclosure property. Property acquired by a repossession action will not be considered foreclosure property if (a) the REIT held or acquired the property subject to a lease or securing indebtedness for sale to customers in the ordinary course of business or (b) the lease or loan was acquired or entered into with intent to take repossession action or in circumstances where the REIT had reason to know a default would occur. The determination of such intent or reason to know must be based on all relevant facts and circumstances.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee in possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Income Test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

The PATH Act further provides for an alternative three-year averaging safe harbor whereby the REIT may sell up to 20% of its assets rather than 10% during a taxable year, but only if the aggregate property sales (other than sales of foreclosure property or involuntary conversions) sold in the three taxable year period ending with such taxable year does not exceed 10% of the aggregate assets of the REIT as of the beginning of the same three taxable years that are part of the same period (computed based on either their aggregate bases or their aggregate fair market values). In addition, the provision clarifies that the safe harbor exception is applied independent of whether the real estate asset is inventory property. This provision generally is effective for tax years beginning after the date of enactment of the PATH. Act. However, the clarification of the safe harbor exception takes effect as if included in the Housing Assistance Tax Act of 2008.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard however. Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “ — General — Taxation as a REIT,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of any taxable year in which we are taxed as a REIT, we also must satisfy the following tests relating to the nature and diversification of our assets:

•

First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items, and government securities. The term “real estate assets” includes (i) real property, mortgages on real property, interests in real property and certain ancillary personal property that is leased with real property, (ii) shares in other qualified REITs, (iii) debt instruments issued by publicly offered REITs, and (iv) a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•

Third, of the investments included in the 25% asset class (other than stock of a taxable REIT subsidiary), the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities (based on either voting rights or value), except in the case of our taxable REIT subsidiaries.

•	Finally, the value of all of the securities of our taxable REIT subsidiaries may not exceed 25% (20% after January 1, 2018 under the PATH Act) of the value of our total assets.

For purposes of the 5% and 10% asset tests, the term “securities” generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt,” defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, and (2) the interest rate and interest payments are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock) holds “non-straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

A contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield to maturity of the debt obligation, other than a change to the annual yield to maturity that does not exceed the greater of 0.25% or 5% of the annual yield to maturity, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations can be required to be prepaid; and

•

A contingency relating to the time or amount of payment upon a default or exercise of a prepayment right by the issuer of the debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•

Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this paragraph or payments on any obligation issued by an entity not described in this paragraph;

•	Any security issued by a REIT;

•

Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for the purposes of the 75% gross income test described above in “ — Requirement for Qualification — Gross Income Tests.”

Under the PATH Act, all debt instruments issued by publicly offered REITs, and mortgages on interests in real property, are treated in whole as good “real estate assets” for purposes of the 75% asset test. However, income from publicly offered REIT debt instruments that would not qualify as real estate assets but for the new provision (“nonqualified publicly-offered REIT debt instruments”) is not qualified income under the 75% gross income test. In addition, not more than 25% of the value of a REIT’s assets is permitted to consist of these nonqualified publicly-offered REIT debt instruments. The provision is effective for tax years beginning after December 31, 2015.

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, excluding all securities described above except those securities described in the last two bullet points above.

The 5% test and the 10% test (vote or value) must generally be met at the end of each quarter. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests described above if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) file with the IRS a schedule describing the assets that caused the failure.

Operational Requirements — Annual Distribution Requirements

In order to be taxed as a REIT, we are also required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the dividends paid deduction and our net capital gain, and is subject to certain other potential adjustments. While we must generally make such distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if they are (1) declared before we timely file our federal income tax return for the taxable year in question, and if (2) made on or before the first regular distribution payment date after the declaration.

In general, in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, or (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification.

For tax years beginning after December 31, 2014, distributions by publicly offered REITs are not subject to the preferential dividend rules. The term “publicly offered REIT” means a REIT which is required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934.    The IRS also has authority to provide an appropriate remedy for a preferential dividend distribution by non-publicly offered REITs in lieu of treating the dividend as not qualifying for the REIT dividend deduction and not counting toward satisfying the requirement that REITs distribute 90% of their income every year. We expect to qualify as a publicly offered REIT for purposes of these rules.

Even if we satisfy the foregoing distribution requirements and, accordingly, continue to qualify as a REIT for tax purposes, we are still subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year,

•	95% of our capital gain net income, and

•	any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirements for any taxable year by reason of a later adjustment to our taxable income made by the IRS, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay penalties and interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•

our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

As noted above, REITs may designate certain dividends that they pay as “capital gains dividends” that are treated as long-term capital gain, or as “qualified dividend income” that is subject to reduced rates in the hands of non-corporate stockholders. For tax years beginning after December 31, 2014, the aggregate amount of dividends that may be designated by a REIT as “capital gains dividends” or “qualified dividends income” may not exceed the dividends actually paid by the REIT.

In computing our REIT taxable income, we will use the accrual method of accounting and compute depreciation under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax laws require us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor and its affiliates. If the IRS were to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay penalties and interest thereon to the IRS, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Operational Requirements — Recordkeeping

To continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any taxable year and applicable relief provisions do not apply, we will be subject to federal income tax on our taxable income at regular corporate rates of 21% for taxable years beginning after December 31, 2017. If our REIT status is terminated, for any reason, we would generally be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. See “Risk Factors — Federal Income Tax Risks.”

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source;

•

is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

•	is a person or entity otherwise subject to federal income taxation on a net income basis.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

The American Taxpayer Relief Act of 2012, among other things, permanently extended most of the reduced rates for U.S. individuals, estates and trusts with respect to ordinary income, qualified dividends and capital gains that had expired on December 31, 2012. The Act, however, did not extend all of the reduced rates for taxpayers with incomes above a threshold amount. The 2017 Tax Act further modified the tax rate brackets and reduced the individual income tax rates. Beginning January 1, 2018, in the case of married couples filing joint returns with taxable income in excess of $600,000, heads of households with taxable income in excess of $500,000 and other individuals with taxable income in excess of $500,000, the maximum rates on ordinary income is 37% (as compared to 39.6% prior to 2018) and the maximum rates on long-term capital gains and qualified dividend income is 20%. REIT dividends are eligible for a 20% deduction reducing the effective tax rate on REIT dividends to 29.8% (as compared to 15% prior to 2013). REIT dividends generally are not treated as qualified dividend income. Estates and trusts have more compressed rate schedules.

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

Distributions Generally

Upon qualifying as a REIT, distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income, which in the case of an individual will be taxed currently at graduated rates of up to 29.8%, after applying the 20% deduction available to REIT dividends under the 2017 Tax Act, effective for taxable years beginning after December 31, 2017. Individuals receiving “qualified dividends,” which are dividends from domestic and certain qualifying foreign subchapter C corporations, are generally taxed on qualified dividends at a maximum rate of 20% (the same as long-term capital gains) provided certain holding period requirements are met.

However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a regular “C” corporation (such as our taxable REIT subsidiary) in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties held at the time our REIT election became effective or acquired by us in non-recognition transactions, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Upon qualifying as a REIT, actual distributions to U.S. stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares. With certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations, may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, certain net capital gains attributable to depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation. The aggregate amount of dividends that can be designated by us as capital gain dividends or qualified dividends in a taxable year cannot exceed the dividends actually paid by us in such year.

We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. stockholders also will be deemed to have paid their proportionate share of tax on the long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in the stockholder’s income over the amount of tax the stockholder is deemed to have paid.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than one year and as short-term capital gain or loss if the shares have been held for one year or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

If a U.S. stockholder has shares of our common stock redeemed by us, the U.S. stockholder will be treated as if the U.S. stockholder sold the redeemed shares if all of the U.S. stockholder’s shares of our common stock are redeemed or if the redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption distribution is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution, and will not be entitled to return of capital treatment as in the case of a sale or exchange transaction. U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the IRS that he or she has failed properly to report payments of interest and distributions, or is otherwise subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that he or she has (a) not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.

U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as qualified employee pension or profit-sharing plan trusts, individual retirement accounts, certain other benefit accounts, and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI as defined in the Code. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute UBTI when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (i) is not an entity described in the next paragraph, (ii) has not held its stock as “debt financed property” within the meaning of the Code and (iii) does not hold its stock in a trade or business, the dividend income received by such tax-exempt stockholder with respect to the stock will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of our stock will not constitute UBTI unless the tax-exempt stockholder has held the stock as “debt financed property” within the meaning of the Code or has used the stock in an unrelated trade or business.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, other non-exempt welfare benefit funds that are not described in such Code sections, and most governmental plan trusts, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

In the event that we were deemed to be “predominately held” by qualified employee pension or profit sharing plan trusts (as described in Section 401(a) of the Code) (each, a Qualified Trust) that each hold more than 10% (in value) of our shares, such Qualified Trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such Qualified Trusts if either (i) one Qualified Trust owns more than 25% in value of our shares, or (ii) any group of such Qualified Trust, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any Qualified Trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a Qualified Trust, rather than a REIT (unless such percentage of UBTI income is less than 5%). We will attempt to monitor the concentration of ownership of Qualified Trust in our shares, and we do not expect our shares to be deemed to be “predominately held” by Qualified Trusts to the extent required to trigger the treatment of our income as UBTI to such trusts.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules, as modified by the PATH Act. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A non-U.S. stockholder that is a corporation and receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, (“FIRPTA”), and that we do not designate as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to ordinary income dividends to non-U.S. stockholders unless this tax is reduced by the provisions of an applicable tax treaty. Under some tax treaties, lower withholding rates on dividends do not apply, or do not apply as favorably, to dividends from REITs. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest by the REIT will be taxed to a non-U.S. stockholder under Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S.

stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35% of designated capital gain dividends or, if greater, 35% of the amount of any dividends that could be designated as capital gain dividends; and

•	30% of ordinary income dividends (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

Modification of the FIRPTA Provisions by the PATH Act

Exception from FIRPTA for Certain Stock of REITs. The PATH Act increases from 5% to 10% the maximum stock ownership a stockholder may have held in a publicly traded corporation to avoid having that stock treated as a U.S. real property interest on disposition. In addition, the provision allows certain publicly traded entities to own and dispose of any amount of stock treated as a U.S. real property interest, including stock in a REIT, without triggering FIRPTA withholding. However, an investor in such an entity that holds more than 10% of such stock is still subject to withholding. The provision applies to dispositions and distributions on or after the date of enactment.

Exception for Interests Held by Foreign Retirement or Pension Funds. The PATH Act exempts any U.S. real property interest held by a foreign pension fund (“qualified foreign pension fund”) from FIRPTA withholding. The exemption is available for any trust, corporation, organization or other arrangement if: It is organized under the laws of a foreign country; It is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees of one or more employers; No single participant or beneficiary has a right to more than 5% of its assets or income; It is subject to government regulation and provides annual information reporting about beneficiaries to the tax authorities in the foreign country in which it is established or operates; and under the laws of the country in which it is established or operated, either: contributions to it that otherwise would be subject to tax under local law are “deductible or excluded from the gross income of such entity or taxed at a reduced rate,” or taxation of its investment income is deferred or taxed at a reduced rate. The provision applies to dispositions and distributions after the date of enactment (December 18, 2015).

Increase In FIRPTA Withholding Tax Rate From 10% to 15%. The withholding tax rate on proceeds paid from the disposition of a U.S. real property interest and certain related distributions to a non-U.S. person has increased from 10% to 15% (other than for sales of personal residences for $1 million or less). Personal residences selling for $300,000 or less remain exempt from withholding, and those selling for more than $300,000 and not more than $1 million remain subject to withholding at the 10% rate. This provision is effective for dispositions after February 16, 2016 (i.e., 60 days after the date of enactment, December 18, 2015).

Dividends Derived From RICs and REITs Ineligible for Deduction for United States Source Portion of Dividends From Certain Foreign Corporations. The provision provides that for purposes of determining whether dividends from a foreign corporation (attributable to dividends from an 80% owned domestic corporation) are eligible for a dividend received deduction, dividends from RICs and REITs are not treated as dividends from domestic corporations, even if the RIC or REIT owns shares in a foreign corporation. The provision applies to dividends received from RIC and REITs on or after the date of enactment (December 18, 2015).

Repeal of the FIRPTA “Cleansing Rule” For RICs and REITs. Under the “cleansing rule” of section 897(c)(1)(B) of the Code, a U.S. real property interest does not include an interest in a corporation if, on the date of the disposition of the interest, the corporation did not hold any United States real property interests, and the corporation was subject to tax on the disposition of any United States real property interests it held (or the United States real property interests ceased to be treated as such by reason of section 897(c)(1)(B)). Under current law, the cleansing rule permitted REITs and RICs to sell all of their real property and liquidate without subjecting their foreign stockholders to FIRPTA tax, even though the sale and liquidation did not give rise to a corporate-level tax or dividend withholding tax.

Under the PATH Act, the cleansing rule will apply to stock of a corporation (so that it is not treated as a U.S. real property interest subject to FIRPTA tax) only if neither the corporation nor any predecessor was a RIC or a REIT at any time during the shorter of (a) the period after June 18, 1980 (the date of enactment of FIRPTA) during which the taxpayer held the stock, or (b) the 5-year period ending on the date of the disposition of the stock. The provision applies to dispositions on or after December 18, 2015.

Clarification of the Definition of “Domestically Controlled REIT.” Generally, if less than 50% of the value of a RIC or a REIT that is, or in certain cases would be, a U.S. real property holding company (collectively, “qualified investment entities” or QIEs) is directly or indirectly owned by foreign persons (i.e., the QIE is “domestically controlled”) during the shortest of (i) the period beginning after June 18, 1980 (the enactment of FIRPTA) and ending on the date of a disposition or distribution, (ii) the 5-year period ending on the date of the disposition or of the distribution, or (iii) the period during which the QIE was in existence, then the QIE stock is not treated as a United States real property interest and is not subject to FIRPTA tax. There had been significant uncertainty as to when a QIE was treated as “indirectly owned” by a foreign person for purposes of this rule.

The PATH Act provides that a publicly traded QIE can presume that a holder of less than 5% of a class of its stock regularly traded on an established securities market in the United States is a U.S. person unless the QIE has actual knowledge that the holder is not a U.S. person. The PATH Act also provides that any stock in a QIE that is held by a domestically controlled QIE that (i) has issued a class of stock that is regularly traded on an established stock exchange, or (ii) is a RIC that issues redeemable securities is treated as held by a U.S. person. However, if the stockholder QIE is not domestically controlled, then the stock in the lower-tier QIE is treated as held by a foreign person.

Finally, if stock in a lower-tier QIE is held by another QIE whose stock is not regularly traded on an established stock exchange and which is not a RIC that issues redeemable securities, then the shares held by the stockholder QIE are treated as held by a U.S. person only to the extent that the stockholder QIE’s stock is (or is treated as) held by a U.S. person. These provisions are effective as of December 18, 2015.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, our operating partnership, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Foreign Accounts

Under the Foreign Account Tax Compliance Act, or FATCA, withholding is required at a rate of 30% on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, our common stock held by certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain United States persons and by certain non-US entities that are wholly or partially owned by United States persons and to withhold certain amounts paid to certain account holders and financial institutions. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-US entity will be subject to withholding at a rate of 30 percent, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. Non-United States stockholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members generally will be treated as a partnership for federal income tax purposes, unless it elects to be treated as an association taxable as a corporation if it is deemed to be a “publicly-traded partnership.”

Even though our operating partnership will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly-traded partnership.” A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly-traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly-traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership should qualify for the Private Placement Exclusion. There can be no assurance, however, that we will not (i) issue partnership interests in a transaction required to be registered under the Securities Act, or (ii) issue partnership interests to more than 100 partners. However, even if our operating partnership were considered a publicly-traded partnership under the PTP Regulations, we believe our operating partnership should not be treated as a corporation because we expect it would be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Operational Requirements — Asset Tests” above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for our operating partnership, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to contributed properties that results in the contributing partner receiving a disproportionately large share of such deductions when compared to the tax basis of such property. In this case, the contributing partner may be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to such contributing partner if each such property were to have a tax basis equal to its fair market value at the time of contribution, and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to such contributing partner as a result of such sale. These allocations may cause the contributing partner to recognize taxable income in excess of cash proceeds received by the contributing partner, which might require such partner to utilize cash from other sources to satisfy his or her tax liability or, if the REIT happens to be the contributing partner, adversely affect our ability to comply with the REIT distribution requirements.

The foregoing principles also could affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in the above paragraphs may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of our operating partnership than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of a partner’s interest in the operating partnership generally is equal to (1) the amount of cash and the basis of any other property contributed to the operating partnership by the partner, (2) increased by the partner’s (a) allocable share of the operating partnership’s income and (b) allocable share of indebtedness of the operating partnership, and (3) reduced, but not below zero, by (a) the partner’s allocable share of the operating partnership’s loss and (b) the amount of cash distributed to the partner, including constructive cash distributions resulting from a reduction in the partner’s share of indebtedness of the operating partnership.

If the allocation of a partner’s distributive share of the operating partnership’s loss would reduce the adjusted tax basis of such partner’s partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce an adjusted tax basis below zero. If a distribution from the operating partnership or a reduction in a partner’s share of the operating partnership’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce such partner’s adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to such partner. The gain realized by the partner upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if the partner’s partnership interest in the operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Partnership Audits

Under recently enacted legislation (the “New Partnership Audit Rules”) that will apply for taxable years beginning after December 31, 2017, in the event of a federal income tax audit, the Partnership, rather than the Partnership’s partners, could be liable for the payment of certain taxes, including interest and penalties, or the partners could be liable for the tax but required to pay interest at a higher rate than would otherwise apply to underpayments. Furthermore, the “partnership representative” of the Partnership will have exclusive authority to bind all partners to any federal income tax proceeding.

Depreciation Deductions Available to Our Operating Partnership

Our operating partnership will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that our operating partnership acquires properties for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership for the properties. Our operating partnership plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, our operating partnership generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property

Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by our operating partnership upon the disposition of a property acquired by our operating partnership for cash will be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

The REIT’s share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our, or our operating partnership’s, trade or business.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some additional considerations associated with an investment in our shares by certain Plans or Accounts. “Plans” include tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, and annuities described in Section 403(a) or (b) of the Code. “Accounts” include an individual retirement account or annuity described in Sections 408 or 408A of the Code (also known as IRAs), an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, and a Coverdell education savings account described in Section 530 of the Code. This discussion may also be relevant for any other plan or arrangement subject to Title 1 of ERISA or Code Section 4975. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF A PLAN OR ACCOUNT IN US AND TO MAKE THEIR OWN INDEPENDENT DECISIONS. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor (DOL) and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and Accounts. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code, ERISA and other laws applicable to such Plan or Account. While each of the ERISA and Code issues discussed below may not apply to all Plans and Accounts, individuals involved with making investment decisions with respect to Plans and Accounts should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and Accounts should, at a minimum, consider:

•	whether their investment is consistent with their fiduciary obligations under ERISA, the Code, or other applicable law;

•	whether their investment is in accordance with the documents and instruments governing their Plan or Account, including any applicable investment policy;

•	whether their investment satisfies the diversification requirements of ERISA Section 404(a)(1)(C) or other applicable law;

•

whether under Section 404(a)(1)(B) of ERISA or other applicable law, the investment is prudent or permissible, considering the nature of an investment in us and our compensation structure and the fact that there is not expected to be a market created in which the fiduciary or other individual making investment decisions can sell or otherwise dispose of the shares;

•	whether their investment will impair the liquidity of the Plan or Account;

•	whether their investment will produce UBTI under the Code for the Plan or Account;

•	whether they will be able to value the assets of the Plan annually in accordance with the requirements of ERISA or other applicable law;

•	whether our assets are considered Plan Assets (as defined below) under ERISA and the Code;

•	whether we or any affiliate is a fiduciary or a party in interest or disqualified person with respect to the Plan or Account; and

•

whether the investment in or holding of the shares may result in a prohibited transaction under ERISA or the Code or constitute a violation of analogous provisions under other applicable law, to the extent applicable.

Additionally, individuals making investment decisions with respect to Plans and Accounts must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements — Plan Liquidity

Potential Plan or Account investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the Plan’s or Account’s ability to make distributions when they are due, including pursuant to the minimum distribution requirements under the Code, if applicable. If the shares are held in an Account or Plan and, before we sell our properties, distributions are required to be made to the participant or beneficiary of such Account or Plan, then this distribution requirement may require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such Account or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then-current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there may not be a market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of certain Accounts must provide an Account holder and the IRS with a statement of the value of the Account each year. Currently, however, neither the IRS nor the DOL has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop. We expect to disclose an estimated value annually, but this estimated value is subject to significant limitations. We expect to provide the first estimated valuation no later than 150 days following the second anniversary of the date we received the gross offering proceeds in the private offering transaction. Until the time of our first estimated valuation, we generally will determine the estimated value per share based on the “amount available for investment” percentage in the “Estimated Use of Proceeds” section of our prospectus, which deducts from gross offering proceeds the sales commissions, dealer manager fees, and organization and offering expenses. After first publishing an estimate by the board of directors, we will repeat the process of estimating share value of the common stock periodically thereafter, no less than annually. See “Estimated Use of Proceeds.”

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or a Plan or Account custodian to comply with the ERISA or other regulatory requirements. The DOL or the IRS may determine that an ERISA fiduciary or a Plan or Account custodian is required to take further steps to determine the value of our shares.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or Accounts and “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Code. Generally, ERISA also requires that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or Account, referred to herein as “Plan Assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or Accounts investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions” by ERISA or the Code. Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

The Code does not define Plan Assets. Section 3(42) of ERISA and the DOL regulations (29 C.F.R. §2510.3-101) define what constitutes the assets of a Plan or Account (collectively, the “Plan Asset Regulation”). The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan or Account purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing Plan or Account unless certain exceptions apply. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, the exceptions to the Plan Asset Regulation require that the investment in the entity be an investment:

•	in securities issued by an investment company registered under the 1940 Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets — Publicly Offered Securities Exception

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the Plan or Account as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer and of one another. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to qualify and maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the DOL regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to ensure that an investment is made either (i) ”directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for federal tax purposes. We have structured ourselves and our operating partnership in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our or our operating partnership’s investment, as applicable, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as applicable, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. “Benefit plan investors” are defined to include (i) employee benefit plans (as defined in Section 3(3) of ERISA), (ii) plans described in Code Section 4975(e)(1)(which includes both Plans and Accounts), (iii) entities whose assets include Plan Assets by reason of a Plan’s or Account’s investment in the entity (including, but not limited to, an insurance company’s general account), and (iv) an entity that otherwise constitutes a benefit plan investor (for example, a fund, and the assets of that fund, are deemed to be Plan Assets under the Plan Asset Regulation by application of the “look through” rule under the Plan Asset Regulation). However, the following are not “benefit plan investors”: (i) governmental plans (as defined in Section 3(32) of ERISA), (ii) church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, (iii) plans maintained solely for the purpose of complying with applicable workmen’s compensation laws or unemployment compensation or disability insurance laws, (iv) plans maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, and (v) excess benefit plans (defined in Section 3(36) of ERISA) that are unfunded.

For purposes of determining if benefit plan investors hold 25% of each class of equity interests, (i) equity interests held by a person who has discretionary authority or control over the entity’s assets or who provides investment advice for a fee (direct or indirect) with respect to the entity’s assets, and affiliates of such persons, are disregarded, and (ii) only the proportion of an insurance company’s general account’s equity investment in the entity that represents Plan Assets is taken into account.

Our board of directors intends to take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Asset Regulation and thereby prevent our assets from being treated as assets of any investing Plan or Account.

Whether the 25% limit is violated is determined without regard to the value of any shares held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control with respect to our assets or who provide investment advice for a fee with respect to our assets, or their affiliates (other than benefit plan investors).

In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we may be required to restrict the sale of our shares to benefit plan investors so that less than 25% of our shares are owned by benefit plan investors at any time (determined without regard to our shares which are held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates). In such event, and unless and until such time as we comply with another exception under the Plan Asset Regulation, the sale, transfer or disposition of our shares may only be made if, immediately after such transaction, less than 25% of the value of such shares is held by benefit plan investors (determined without regard to the value of our shares which are held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates).

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the DOL as Plan Assets, the assets of any Plan or Account investing in our equity interests would include an interest in a portion of the assets held by us. In such event, (i) such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Code Section 4975, and we cannot assure you that any statutory or administrative exemption from the application of such rules would be available, (ii) our assets could be subject to ERISA’s reporting and disclosure requirements, (iii) the fiduciary causing the Plan or Account to make an investment in our shares could be deemed to have delegated his, her, or its responsibility to manage the assets of such Plan or Account, (iv) an investment in our shares might expose the fiduciaries of the Plan or Account to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA, and (v) an investment by a Plan or Account in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or Account stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or Account stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions Involving Assets of Plans or Accounts

Generally, both ERISA and the Code prohibit Plans and Accounts from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leases of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or Account, as well as employer sponsors of the Plan or Account, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or Account for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under current DOL regulations, a person is deemed to be providing “investment advice” if that person recommends to a Plan, Plan participant or beneficiary, Plan fiduciary, or Account owner for a fee or other compensation (whether direct or indirect), the advisability of buying, holding, selling, or exchanging securities or other investment property; how securities or other investment property should be invested, or how securities or other investment property should be managed, including selection of investment managers or recommendations with respect to rollovers, transfers or distributions from a Plan or Account. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such Plan assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and Accounts, creating a risk that their activities and/or compensation arrangements could trigger fiduciary liability or a prohibited transaction. In addition, whether or not we are deemed to hold Plan Assets, (i) if we engage in certain marketing or outreach activities to Plans or Accounts that could be viewed as “recommendations” to invest in (or continue investing in) our shares, we could become “fiduciaries” with respect to such Plans or Accounts and similarly be at risk of similar fiduciary or prohibited transaction liabilities; or (ii) if we or our affiliates are affiliated with a Plan or Account investor, we might be considered a disqualified person or party-in-interest with respect to such Plan or Account investor, resulting in a prohibited transaction merely upon investment by such Plan or Account in our shares. While the application of certain aspects of the new DOL regulations, and certain exemptions therefrom, were delayed until July 1, 2019, the “investment advice” definition described above is in full effect.

Any fiduciary, trustee or custodian of a Plan or Account that proposes to cause such Plan or Account to purchase shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each fiduciary of a Plan or Account should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the shares is appropriate for the Plan or Account, taking into account the overall investment policy of the Plan or the Account and the composition of the Plan’s or Account’s investment portfolio. The sale of our shares is in no respect a representation by our sponsor, us or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans or Accounts generally or that such an investment is appropriate for any particular Plan or Account.

In addition, certain Plans not subject to ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, may be subject to state, local, or other applicable law or regulatory requirement that imposes restrictions similar to those imposed by ERISA and the Code on Plans or Accounts. Any person investing the assets of such a Plan in our stock should satisfy himself, herself, or itself that the investment of such assets in our stock will not violate any provision of applicable law or regulatory requirement.

Prohibited Transactions Involving Assets of Plans or Accounts — Consequences

ERISA and the Code forbid Plans and Accounts from engaging in prohibited transactions with respect to such Plan or Account. Fiduciaries of a Plan that allow such a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the DOL or the IRS that such a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. For Accounts, if an Account engages in a prohibited transaction, the tax-exempt status of the Account may be lost. The same may be true for Plans depending upon the provisions of such Plans. Additionally, the Code requires that a disqualified person and certain other third parties involved with a prohibited transaction with a Plan or Account must pay an excise tax equal to a percentage of the “amount involved” in such transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly.

DESCRIPTION OF SHARES

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request. See “Where You Can Find More Information.”

Our charter authorizes us to issue up to 900,000,000 shares of stock, of which 700,000,000 shares are designated as common stock at $0.001 par value per share and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. Of the 700,000,000 shares of common stock authorized, 315,000,000 shares are classified as Class A shares, 315,000,000 shares are classified as Class T shares and 70,000,000 shares are classified as Class W shares. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.

Our charter also contains a provision permitting our board of directors, with the approval of a majority of the board of directors and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Risk Factors — Risks Related to Our Corporate Structure.”

Common Stock

General

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares, Class T shares and Class W shares ratably in proportion to the respective net asset value for each class until the net asset value for each class has been paid. We will calculate the estimated net asset value per share as a whole for all Class A shares, Class T shares and Class W shares and then will determine any differences attributable to each class. We expect the estimated net asset value per share of each Class A share, Class T share and Class W share to be the same, except in the unlikely event that the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares or the dealer manager servicing fees exceed the amount otherwise available for distribution to holders of Class W shares in a particular period (prior to the deduction of the stockholder servicing fees or the dealer manager servicing fees, as applicable). If the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares or if the dealer manager servicing fees exceed the amount otherwise available for distribution to the holders of Class W shares, the excess will reduce the estimated net asset value per share of each Class T share and Class W share, as applicable. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, cumulative, sinking fund, redemption or appraisal rights. Class A shares, Class T shares and Class W shares will vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote.

Our share classes are designed for and available for different categories of investors. All investors can choose to purchase shares of Class A or Class T common stock in the offering, while Class W shares are only available to investors purchasing through certain fee based programs or registered investment advisers. The following summarizes the differences in sales commissions and other fees between our classes of common stock.

Class A Shares

We pay participating dealers sales commissions up to 6.0% of the sale price per Class A share sold in the primary offering, or approximately $1.50 per Class A share, with certain exceptions. In addition, we pay our dealer manager an upfront fee equal to 3.0% of the sale price per Class A share sold in the primary offering, or approximately $0.75 per Class A share. We do not pay sales commissions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan. There are no stockholder servicing fees or dealer manager servicing fees charged with respect to Class A shares. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information. Certain purchasers of Class A shares may be eligible for volume discounts. See “Plan of Distribution—Volume Discounts” for additional information.

Class T Shares

We pay participating dealers sales commissions up to 3.0% of the sale price per Class T share sold in the primary offering, or approximately $0.73 per Class T share, with certain exceptions. In addition, we pay our dealer manager an upfront fee equal to 3.0% of the sale price per Class T share sold in the primary offering, or approximately $0.73 per Class T share. We also pay an ongoing stockholder servicing fee to our dealer manager with respect to Class T shares sold in our primary offering. The stockholder servicing fee accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and is paid monthly. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. We will not pay sales commissions, dealer manager fees, or stockholder servicing fees on Class T shares sold pursuant to our distribution reinvestment plan. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information.

Class W Shares

Class W shares are only available to certain investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus. We do not pay sales commissions or a dealer manager fee with respect to Class W shares.

We pay our dealer manager a monthly dealer manager servicing fee that accrues daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate underwriting compensation paid in our primary offering with respect to Class W shares, comprised of the dealer manager servicing fees, equals 9.0% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding. We do not pay dealer manager servicing fees on Class W shares sold pursuant to our distribution reinvestment plan. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. The issuance of one or more series or classes of preferred stock must be approved by a majority of our board of directors. A majority of our independent directors that do not have an interest in the transaction will approve any offering of preferred stock and will have access, at our expense, to our legal counsel or independent legal counsel in connection with such issuance. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within 10 days of such request. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of stockholders, either in person or by proxy, entitled to cast fifty percent (50%) of all the votes entitled to be cast at a meeting constitutes a quorum.

Subject to our charter restrictions on transfer of our stock, and subject to the express terms of any series of preferred stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

As required by the NASAA REIT Guidelines, our charter provides that the concurrence of the board of directors is not required in order for the stockholders to amend the charter, dissolve the corporation, or remove directors. We have been advised, however, that Section 2-604 and Section 3-403 of the MGCL do require board of directors approval in order to amend our charter or dissolve, respectively, and we are required to comply with the MGCL. Therefore, our stockholders may vote to authorize the amendment of our charter or the dissolution of our Company, but only after such action has been declared advisable by our board of directors. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences, and privileges of the common stockholders;

•	amend the charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies, or investment restrictions;

•	cause our liquidation or dissolution;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or other reorganization.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders; provided, however, the merger or sale of all or substantially all of the operating assets held by our operating partnership will require the approval of our stockholders.

Access to Records

As stated in our charter, any stockholder and any designated representative thereof shall be permitted access to our records to which it is entitled at all reasonable times and may inspect and copy any such records for a reasonable charge. Our policy is to allow our stockholders access to the following records: our charter; our bylaws; the minutes of the proceedings of our stockholders; our books of account; our stock ledger; our annual statements of affairs; and any voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request. Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within 10 days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the requesting stockholder as a stockholder relative to the affairs of our company. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•

five or fewer individuals (as defined in the Code to include certain tax-exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See “Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify and continue to qualify as a REIT, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% ownership limit must be measured in terms of the more restrictive of value or number of shares.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our board is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) in our being “closely held” under Section 856(h) of the Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant, or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. Such shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the shares, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all shares held in trust.

The trustee of the beneficial trust may select a transferee to whom the shares may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the shares held in trust, the intended transferee (the transferee of the shares held in trust whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds or the price per share the intended transferee paid for the shares (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any shares held in trust at the lesser of (1) the price per share paid in the transfer that created the shares held in trust, or (2) the current market price, until the shares held in trust are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any shares held in trust to have acted as an agent on our behalf in acquiring such shares and to hold such shares on our behalf.

Any person who (1) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (2) proposes or attempts any of the transactions in clause (1), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy

We commenced paying distributions to our stockholders in February 2017, and we intend to continue to pay regular distributions to our stockholders. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we may decide to make stock distributions or to make distributions using a combination of stock and cash, or to fund some or all of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties. We currently calculate our monthly distributions on a daily record and declaration date. Therefore, new investors will be entitled to distributions immediately after purchase of their shares. Because substantially all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends in large part on our operating partnership’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund cash distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. It is likely that we will be required to use return of capital to fund distributions in at least the first few years of operation. Though we have no present intention to make in-kind distributions, we are authorized by our charter to make in-kind distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property; (b) our board of directors offers each stockholder the election of receiving such in-kind distributions; and (c) in-kind distributions are only made to those stockholders who accept such offer.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investments in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations.

Distributions will be paid to our stockholders as of the record date selected by our board of directors. We declare and pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We expect to continue to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, which are directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our board of directors may increase, decrease or eliminate the distribution rate that is being paid at any time. Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on different classes of shares will likely differ because of different allocations of class-specific expenses. Specifically, distributions on Class T shares and Class W shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing stockholder servicing fees and Class W shares are subject to ongoing dealer manager servicing fees. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the performance of our lease-up, development and redevelopment properties;

•	any significant delays in construction for development or redevelopment properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	construction defects or capital improvements;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of your investment in our shares. In addition, such distributions may constitute a return of investors’ capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

First and Second Quarter of 2019 Distribution Declaration

On December 20, 2019, our board of directors declared a daily distribution in the amount of $0.004281 per share on the outstanding shares of common stock, payable to Class A, Class T and Class W stockholders of record of such shares as shown on our books as of the close of business on each day during the period commencing on January 1, 2019 and ending March 31, 2019. In connection with this distribution, for the stockholders of Class T shares, after the stockholder servicing fee is paid, approximately $0.003618 per day will be paid per Class T share and for the stockholders of Class W shares, after the dealer manager servicing fee is paid, approximately $0.003969 per day will be paid per Class W share. Such distributions payable to each stockholder of record during a month will be paid the following month.

On March 7, 2019, our board of directors declared a daily distribution in the amount of $0.004281 per share on the outstanding shares of common stock, payable to Class A, Class T and Class W stockholders of record of such shares as shown on our books as of the close of business on each day during the period commencing on April 1, 2019 and ending June 30, 2019. In connection with this distribution, for the stockholders of Class T shares, after the stockholder servicing fee is paid, approximately $0.003618 per day will be paid per Class T share and for the stockholders of Class W shares, after the dealer manager servicing fee is paid, approximately $0.003969 per day will be paid per Class W share. Such distributions payable to each stockholder of record during a month will be paid the following month.

Distribution Declaration History

The following table shows the cash distributions we have paid through March 31, 2019:

Quarter	OP Unit Holders	Common Stockholders	Distributions Declared per Common Share(1)
1st Quarter 2017	$1,332	$54,031	$0.15	(2)
2nd Quarter 2017	$3,050	$143,386	$0.39
3rd Quarter 2017	$3,380	$216,163	$0.39
4th Quarter 2017	$3,463	$451,540	$0.39
1st Quarter 2018	$4,004	$710,976	$0.39
2nd Quarter 2018	$3,498	$998,126	$0.39
3rd Quarter 2018	$3,503	$1,340,577	$0.39
4th Quarter 2018	$3,464	$1,590,665	$0.39

(1)	Declared distributions are paid monthly in arrears.
(2)	Distributions in the first quarter of 2017 were declared for the last seven days in January and the month of February only.

The following shows our distributions and the sources of such distributions for the respective periods presented:

	Year Ended December 31, 2018		Year Ended December 31, 2017
Distributions paid in cash — common stockholders	$2,620,607		$681,700
Distributions paid in cash — Operating Partnership unitholders	14,469		11,225
Distributions reinvested	2,019,737		183,420

Total distributions	$4,654,813		$876,345

Source of distributions
Cash flows provided by operations	—	0%	—	0%
Offering proceeds from Primary Offering and Private Offering Transaction	2,635,076	56.6%	692,925	79.1%
Offering proceeds from distribution reinvestment plan	2,019,737	43.4%	183,420	20.9%

Total sources	$4,654,813	100.0%	$876,345	100.0%

From our inception through December 31, 2018, we paid cumulative distributions of approximately $5.5 million, as compared to cumulative net loss attributable to our common stockholders of approximately $5.9 million. For the year ended December 31, 2018, we paid distributions of approximately $4.7 million, as compared to a net loss attributable to our common stockholders of approximately $4.7 million. Net loss attributable to our common stockholders for the year ended December 31, 2018 reflects non-cash depreciation and amortization of approximately $3.9 and acquisition related expenses of approximately $1.3 million. Cumulative net loss attributable to our common stockholders reflects non-cash depreciation and amortization of approximately $4.1 million, and acquisition related expenses of approximately $1.8 million.

For the year ended December 31, 2017, we paid distributions of approximately $876,000, as compared to cumulative net loss attributable to our common stockholders of approximately $1.2 million. Net loss attributable to our common stockholders for the year ended December 31, 2017 and cumulative net loss reflect non-cash depreciation and amortization of approximately $285,000, and acquisition related expenses of approximately $425,000. From our commencement of paying cash distributions on our common shares in February 2017, distributions were paid solely from proceeds of our offerings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of our stockholders’ investment in our shares. In addition, such distributions may constitute a return of investors’ capital.

We have not been able to and may not be able to pay distributions from our cash flows from operations, in which case distributions may be paid in part from debt financing or from proceeds from the issuance of common stock in the Offering. The payment of distributions from sources other than cash flows from operations may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investments in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations.

Stockholder Liability

The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our charter contains a provision opting out of the business combination statute.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some restrictions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by the MGCL, our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Our bylaws currently provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. In addition, our charter and bylaws also vest in the board of directors the exclusive power to fix the number of directorships.

Our charter provides that, so long as we are subject to the NASAA REIT Guidelines, we may not take advantage of the following permissive provisions of Subtitle 8: (1) we may not elect to be subject to a two-thirds voting requirement for removing a director; (2) we may not elect to be subject to a majority voting requirement for the calling of a special meeting of stockholders; and (3) we may not elect to adopt a classified board of directors.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering $95.0 million in shares of stock under our distribution reinvestment plan. The sale of these shares has been registered on the registration statement for this offering and are in addition to the $1.0 billion in shares being sold in our primary offering. The following discussion summarizes the principal terms of our distribution reinvestment plan. The full text of our distribution reinvestment plan is included as Appendix B to this prospectus.

Eligibility

Participation in our distribution reinvestment plan is limited to investors who have purchased stock in this offering. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase stock under our distribution reinvestment plan. We may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

Assuming you are eligible, you may elect to participate in our distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from our dealer manager or a participating broker-dealer. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our distribution reinvestment plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated our distribution reinvestment plan. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock in this offering other than through a participating broker-dealer, through our dealer manager.

Stock Purchases

Stock will be purchased under our distribution reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our distribution reinvestment plan.

Distributions on Class A shares will be reinvested in Class A shares at $23.75 per share, distributions on Class T shares will be reinvested in Class T shares at $23.00 per share and distributions on Class W shares will be reinvested in Class W shares at $22.75 per share. The offering price for shares purchased under our distribution reinvestment plan may increase after the closing of our primary offering. We will not charge you any other fees in connection with your purchase of shares under our distribution reinvestment plan. The price for shares purchased under our distribution reinvestment plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our distribution reinvestment plan may effectively lower the total return on your investment with us. Our board of directors reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your periodic purchases under our distribution reinvestment plan. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in our distribution reinvestment plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the plan. We will not receive a fee for selling stock under our distribution reinvestment plan. See “Plan of Distribution.”

Voting

You may vote all shares of stock acquired through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan.

Specifically, you will be treated as if you have received the distribution in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Information Reporting Requirements and Backup Withholding for U.S. Stockholders.”

Termination of Participation

We will provide our stockholders with all material information regarding distributions and the effect of reinvesting distributions, including the tax consequences thereof, at least annually. You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our distribution reinvestment plan. We request that you promptly notify us in writing if at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards described in the “Suitability Standards” section immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants; provided, however, no such amendment shall add compensation to the plan or remove the opportunity for you to terminate your participation in the plan, as specified above.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to submit your shares for redemption after you have held them for at least one year, subject to the significant restrictions and limitations described below.

Our common stock is currently not listed on a national securities exchange, and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion consisting of at least 25% of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the restrictions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, our advisor or their affiliates any fees to complete any transactions under our share redemption program.

We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that the liens or encumbrances have been removed. If any shares subject to a lien are inadvertently redeemed or we are otherwise required to pay to any other party all or any amount in respect of the value of redeemed shares, then the recipient of amounts in respect of redemption shall repay to us the amount paid for such redemption up to the amount we are required to pay to such other party. We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

Until our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K publicly filed with the SEC, the per share price for the repurchase of shares shall be equal to the net investment amount of our shares, which will be based on the “amount available for investment” percentage, assuming the maximum amount of our public offering is raised, shown in the estimated use of proceeds table in our prospectus in effect as of the investor’s purchase date. For each class of shares, this amount will equal the current offering price of the shares, less the associated sales commissions, dealer manager fee and estimated organization and offering expenses not reimbursed by our advisor assuming the maximum amount of our public offering is raised. Once our board of directors approves an estimated net asset value per share, the per share price for the repurchase of a given class of shares shall be equal to the then-current estimated net asset value per share for such class of shares.

You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, commitment to a long-term care facility, qualifying disability or bankruptcy of a stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive. The “applicable governmental agencies” are limited to the following: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veteran’s Benefits Administration.

Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability, a Veteran’s Benefits Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

If a stockholder seeks redemption of his or her shares due to confinement to a long-term care facility, the stockholder must submit a written statement from a licensed physician certifying that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility. A long-term care facility means an institution that: (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state in which it is located; and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents.

During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

We will redeem our shares on the last business day of the month following the end of each quarter. Requests for redemption would have to be received on or prior to the end of the quarter in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.

If we could not purchase all shares presented for redemption in any quarter, based upon insufficient cash available as described above or the limit on the number of shares we may redeem during any calendar year, we would attempt to honor redemption requests as follows (and in the following order of priority): (1) redemptions upon the death or disability of a stockholder (or pro rata if less than all of such death or disability redemption requests can be satisfied); (2) any redemptions that have been carried over from two previous quarters, where the redemption amount remaining is less than the minimum investment amount of $5,000; and (3) pro rata as to all other redemption requests. We would treat any unsatisfied portion of the redemption request as a request for redemption the following quarter. At such time, you may then (1) withdraw your request for redemption at any time prior to the last day of the new quarter or (2) allow your request to remain in the redemption pool for a redemption at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days’ notice at any time. Additionally, we will be required to discontinue sales of shares under our distribution reinvestment plan on the earlier of March 17, 2020, which is three years from the effective date of this offering (unless further extended), or the date we sell $95,000,000 in shares under the distribution reinvestment plan, unless we file a new registration statement with the SEC and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to redeem shares under our share redemption program. We would notify you of such developments (1) in the annual or quarterly reports mentioned above or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then-required under federal securities laws.

Our share redemption program is only intended to provide interim limited liquidity for stockholders until a liquidity event occurs, such as the listing of our shares on a national securities exchange or our merger with a listed company. Our share redemption program will be terminated if our shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and returned to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days’ written notice at any time.

For the year ended December 31, 2018, we received redemption requests totaling approximately $110,000 (approximately 4,900 shares), approximately $30,000 of which were fulfilled during the year ended December 31, 2018, with the remaining approximately $80,000 included in accounts payable and accrued liabilities as of December 31, 2018, and fulfilled in January 2019. For the year ended December 31, 2017, we did not receive any requests for redemptions.

Restrictions on Roll-up Transactions

A roll-up transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (roll-up entity) that is created or would survive after the successful completion of a roll-up transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•

a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any roll-up transaction involving the issuance of securities of a roll-up entity, an appraisal of all of our assets shall be obtained from a competent independent expert. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed roll-up transaction, the sponsor of the roll-up transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any roll-up transaction that would result in the stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution:

•

that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•

in which our investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the stockholders.

OUR OPERATING PARTNERSHIP AGREEMENT

General

Strategic Storage Operating Partnership IV, L.P., our operating partnership, was formed in June 2016 to acquire, own and operate properties on our behalf. It is an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the operating partnership, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, our operating partnership is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our operating partnership may later exchange his or her limited partnership units in our operating partnership for shares of our common stock in a taxable transaction.

The First Amended and Restated Limited Partnership Agreement of our operating partnership, or our operating partnership agreement, contains provisions that would allow, under certain circumstances, other persons, including other programs sponsored by our sponsor and its affiliates, to merge into or cause the exchange or conversion of their interests for interests of our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of our operating partnership. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We hold substantially all of our assets through our operating partnership or in single purpose entity subsidiaries of our operating partnership. We are the sole general partner of our operating partnership. Our advisor contributed $200,000 to our operating partnership. Pursuant to our operating partnership agreement, our advisor is prohibited from exchanging or otherwise transferring its units representing this initial investment so long as our sponsor is acting as our sponsor. As of December 31, 2018, we owned 99.8% of the common units of limited partnership interests in our operating partnership. The remaining approximately 0.2% of the common units of limited partnership units are owned by our advisor. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of certain provisions of our operating partnership agreement. This summary is not complete and is qualified by the specific language in our operating partnership agreement. You should refer to our operating partnership agreement itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of our operating partnership and us.

Operations

Our operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

Distributions and Allocations of Profits and Losses

Our operating partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in our operating partnership, excluding the special limited partner, will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares. In addition, our advisor (as the special limited partner of the operating partnership) is entitled to receive distributions with respect to its special limited partnership interest in certain circumstances. See “Management Compensation — Liquidation/Listing Stage” for a summary of the special limited partner distributions payable to our advisor.

Similarly, our operating partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in our operating partnership will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

Rights, Obligations and Powers of the General Partner

As our operating partnership’s general partner, we generally have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay or cause our advisor or property manager to be reimbursed for all of our administrative and operating costs and expenses, and such expenses are treated as expenses of our operating partnership. Such expenses include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests; and

•

all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of the operating partnership (including reimbursements to our advisor and property manager for personnel costs).

Exchange Rights

The limited partners of our operating partnership, including our advisor, have the right to cause their limited partnership units to be redeemed by our operating partnership or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares based on the conversion ratio set forth in our operating partnership agreement. Alternatively, we may elect to purchase the limited partnership units by issuing shares of our common stock for limited partnership units exchanged based on the conversion ratio set forth in our operating partnership agreement. The conversion ratio is initially one to one, but is adjusted based on certain events including: (i) if we declare or pay a distribution in shares on our outstanding shares, (ii) if we subdivide our outstanding shares, or (iii) if we combine our outstanding shares into a smaller number of shares. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code, or (4) cause us to own 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Subject to the foregoing, limited partners of our operating partnership may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, it must exercise his exchange right for all of its units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of the operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to Our Operating Partnership Agreement

Our consent, as the general partner of our operating partnership, is required for any amendment to our operating partnership agreement. We, as the general partner of our operating partnership, and without the consent of any limited partner, may amend our operating partnership agreement in any manner, provided, however, that the consent of partners holding more than 50% of the partnership interests (other than partnership interests held by us, our advisor and other affiliates of our sponsor) is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•

any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to our operating partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of our operating partnership’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion.

Termination of Our Operating Partnership

Our operating partnership will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we file a petition for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve our operating partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into any merger, consolidation or other business combination upon the receipt of the consent of partners holding more than 50% of the partnership interests, including partnership interests held by us, our advisor and other affiliates of our sponsor. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner. With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without our written consent as general partner. In addition, our advisor may not transfer its interest in our operating partnership as long as it is acting as our advisor.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of $1.095 billion in shares through Select Capital Corporation, our dealer manager, which is a registered broker-dealer. Of this amount, we are offering $1.0 billion in shares in our primary offering, consisting of three classes of shares of common stock: Class A shares at a price of $25.00 per share (up to $450 million in shares); Class T shares at a price of $24.21 per share (up to $450 million in shares); and Class W shares at a price of $22.75 per share (up to $100 million in shares). Our share classes are designed for and available for different categories of investors. All investors can choose to purchase shares of Class A or Class T common stock in the offering, while Class W shares are only available to certain categories of investors described below.

We are offering these shares on a “best efforts” basis, which means that the dealer manager and participating broker-dealers must use only their best efforts to sell the stock and have no firm commitment or obligation to purchase any of the stock. We are also offering $95.0 million in shares through our distribution reinvestment plan at a purchase price of $23.75 per share for Class A shares, $23.00 per share for Class T shares and $22.75 per share for Class W shares. Class W shares are only available to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus. Our primary offering of $1.0 billion in shares will terminate on or before March 17, 2020 (unless further extended). We reserve the right to reallocate the shares offered among classes of shares and between the primary offering and the distribution reinvestment plan. We also reserve the right to terminate the primary offering or the distribution reinvestment plan offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, our dealer manager receives sales commissions of up to 6% of the gross offering proceeds for Class A shares sold in our primary offering and up to 3% of the gross offering proceeds for Class T shares sold in our primary offering. In addition, our dealer manager receives an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and an ongoing dealer manager servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering. Except for shares sold under our distribution reinvestment plan, for which there is no dealer manager fee, and in other instances described below, our dealer manager receives a dealer manager fee of up to 3% of the gross offering proceeds for Class A shares and Class T shares sold in our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. Our dealer manager pays all wholesaling costs, including, but not limited to, the salaries and commissions of its wholesalers, out of the dealer manager fee and the dealer manager servicing fee. We do not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

Our dealer manager enters into participating dealer agreements with certain other broker-dealers which are members of FINRA, referred to as participating broker-dealers, to authorize such broker-dealers to sell our shares. Upon sale of our shares by such participating broker-dealers, our dealer manager re-allows all of the sales commissions paid in connection with sales made by these participating broker-dealers.

Our dealer manager may re-allow to participating broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses. The marketing fees portion of the re-allowance will be paid to any particular participating broker-dealer based upon sales of shares in prior offerings sponsored by our sponsor, the projected volume of sales in this offering, and the amount of marketing assistance and level of marketing support we expect such participating broker-dealer to provide in this offering.

We pay our dealer manager a stockholder servicing fee with respect to Class T shares sold in our primary offering as additional compensation to the dealer manager and participating broker dealers for services and expenses related to the marketing, sale, and distribution of the Class T shares and for providing ongoing stockholder services. Such services may include ongoing account maintenance, assistance with recordkeeping, assistance with proxy solicitation, assistance with distribution payments and reinvestment decisions, assistance with share redemption requests, assistance with analysis of tender offers, and other similar services as may be reasonably required by the stockholders in connection with their investment in Class T shares. The stockholder servicing fee accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and will be paid monthly. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. Our dealer manager will generally re-allow 100% of the stockholder servicing fee to participating broker-dealers, provided, however, that our dealer manager will not re-allow the stockholder servicing fee to any registered representative of a participating broker-dealer if such registered representative ceases to serve as the representative for an investor in our offering. In addition, our dealer manager will not re-allow the stockholder servicing fee to any registered representative of a participating broker-dealer if such participating broker-dealer has not executed an agreement with our dealer manager.

We also pay our dealer manager a dealer manager servicing fee with respect to Class W shares sold in our primary offering as additional compensation to the dealer manager for services and expenses related to the marketing, sale, and distribution of the Class W shares. Such ongoing services may include assisting the registered investment adviser with account maintenance, recordkeeping, distribution payments, share redemption requests, and other similar services as may be reasonably required by the registered investment adviser or stockholder in connection with an investment in the Class W shares. The dealer manager servicing fee accrues daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering and will be paid monthly. We will cease paying the stockholder servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate underwriting compensation paid in our primary offering with respect to Class W shares, comprised of the dealer manager servicing fees, equals 9.0% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding.

We expect to pay an additional amount of gross offering proceeds as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide due diligence expenses incurred by our dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third-party professionals retained to provide due diligence services to our dealer manager and participating broker-dealers. If such due diligence expenses are not included on a detailed and itemized invoice presented to us or our dealer manager by a participating broker-dealer, any such expenses will be considered by FINRA to be a non-accountable expense and underwriting compensation, and will be included within the 10% compensation guideline under FINRA Rule 2310 and reflected on the participating broker-dealer’s books and records. Such amounts, when aggregated with all other non-accountable expenses, may not exceed 3% of gross offering proceeds.

Registered investment advisors who are generally compensated on a fee-for-service basis and are affiliated with a participating broker-dealer may purchase our Class W shares or our Class A shares. In the event of the sale of Class A shares in our primary offering through such an investment advisor compensated on a fee-for-service basis by the investor, our dealer manager will waive its right to a commission and our dealer manager may waive, in its discretion, a portion of the dealer manager fee.

If an investor purchases Class A shares in our primary offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, and if in connection with such purchase the investor must also pay a broker dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s Class A shares by the amount of the annual custodial or other fees paid to the broker dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our Class A shares is only available for the investor’s initial investment in our Class A common stock. The investor must include the “Request for Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in Class A shares reduced by the amount of his or her annual custodial fee.

Our directors and officers, as well as directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants, their IRAs or other retirement plans, may purchase Class A shares in our primary offering at a reduced price equal to $22.75 per share, reflecting the fact that sales commissions and dealer manager fees in the aggregate amount of $2.25 per share will not be payable in connection with such sales. Participating broker-dealers, registered representatives of participating broker-dealers, and participating registered investment advisors, their IRAs or other retirement plans, and their immediate family members and their IRAs or other retirement plans, may purchase Class A shares in our primary offering at a reduced price equal to $23.50 per share, reflecting the fact that sales commissions in the amount of $1.50 per share will not be payable in connection with such sales. Except for certain share ownership restrictions contained in our charter, there is no limit on the number of shares that may be sold to these parties. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

Our dealer manager may enter into participating dealer agreements with participating broker-dealers that provide for a reduction or waiver of sales commissions. Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our shares will reduce the effective purchase price per share of Class A shares to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Distributions will be the same with respect to all shares whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our shares as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

Underwriting Compensation and Organization and Offering Expenses

The following table shows the estimated maximum compensation payable to our dealer manager and participating broker-dealers, and estimated organization and offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable FINRA Rules. In the aggregate, underwriting compensation from all sources, including upfront sales commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees, and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

Type of Compensation and Expenses	Maximum Amount (1)	Percentage of Maximum (excluding DRP Shares)
Sales Commissions (2)
Class A Shares	$27,000,000	2.70%
Class T Shares	$13,500,000	1.35%
Class W Shares	$0	0.00%
Stockholder Servicing Fee – Class T(3)	$13,500,000	1.35%
Dealer Manager Servicing Fee – Class W(4)	$9,000,000	0.90%
Dealer Manager Fee (5)	$27,000,000	2.70%
Organization and Offering Expenses (6)	$11,500,000	1.15%

Total (7)	$101,500,000	10.15%

(1)

Assumes the sale of the maximum offering in our primary offering of $1.0 billion in shares of common stock, excluding shares sold under our distribution reinvestment plan, allocated as $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)

For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution” section. We will not pay commissions for sales of shares pursuant to our distribution reinvestment plan.

(3)

The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. Although we cannot predict the length of time over which this fee will be paid by any given Class T stockholder due to, among many factors, the timing of a liquidity event, we currently estimate that, assuming Class T shares account for 45% of our total primary offering, investors in Class T shares will be subject to the stockholder servicing fee for three years and the investors will pay aggregate stockholder servicing fees of approximately $13,500,000 during that time.

(4)

The dealer manager servicing fee is an ongoing fee that is not paid at the time of purchase. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate underwriting compensation paid in our primary offering with respect to Class W shares, comprised of the dealer manager servicing fees, equals 9.0% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding. Although we cannot predict the length of time over which this fee will be paid by any given Class W stockholder due to, among many factors, the varying dates of purchase and the timing of a liquidity event, we currently estimate that, assuming Class W shares account for 10% of our total primary offering, investors in Class W shares will be subject to the dealer manager servicing fees for up to 18 years and the investors will pay aggregate dealer manager servicing fees of approximately $9,000,000 during that time.
(5)

For purposes of this table, we have assumed no waived dealer manager fees as discussed elsewhere in this “Plan of Distribution” section. We will not pay a dealer manager fee for sales of Class W shares or shares purchased pursuant to our distribution reinvestment plan. We will pay a dealer manager fee in the amount of 3% of the gross proceeds of the Class A and Class T shares sold to the public. We expect our marketing fees to be approximately 1%, which is included in the 3% dealer manager fee.

(6)

Organization and offering expenses consist of all expenses (other than sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries, bonuses and related benefits of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, our named executive officers and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. If the due diligence expenses described in clause (e) above are not included on a detailed and itemized invoice, such expenses will not be bona fide due diligence expenses classified as issuer costs, rather they will be considered underwriting compensation and included in the 10% compensation limits. Our advisor will fund 1.15% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. If at any point in time we determine that the total organization and offering costs are expected to exceed 3.5% of the gross proceeds anticipated to be received from the primary offering, we will recognize such excess as a capital contribution from our advisor. Our advisor will not seek reimbursement from us for such payments.

(7)

Of the total estimated maximum compensation and expenses of $101,500,000, it is estimated that approximately $90,000,000 of this amount (i.e., the $40,500,000 in sales commissions, $13,500,000 in stockholder servicing fees, $9,000,000 in dealer manager servicing fees and the $27,000,000 of dealer manager fees) would be considered underwriting compensation under applicable FINRA rules, and that approximately $11,500,000 of this amount would be treated as issuer or sponsor related organization and offering expenses, including bona fide due diligence expenses and, accordingly, would not be treated as underwriting compensation under applicable FINRA rules.

Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our shares. The wholesalers generally receive some combination of base salaries, bonuses and/or commissions as compensation for their efforts. Our dealer manager sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of its wholesalers and broker-dealer invitees, along with other dealer manager related costs. The other costs of the training and education meetings that relate to us, our officers, and our advisor and its affiliates and employees will be borne by us. Our estimated costs associated with these training and education meetings are included in our estimates of our organization and offering expenses.

In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, sales commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate. We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds. We may also reimburse our advisor for all expenses incurred by our advisor and its affiliates in connection with this offering and our organization, but in no event will such amounts exceed (i) 3.5% of the gross offering proceeds raised by us in the terminated or completed offering (excluding sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees), or (ii) 15% of the gross offering proceeds raised by us in the terminated or completed offering (including sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees). If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our advisor must reimburse us for any excess amounts. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

We will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating dealer agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Volume Discounts (Class A Shares Only)

We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase at least $500,000 in Class A shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the sales commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.

The volume discounts operate as follows:

Amount of Class A Shares Purchased	Commission Percentage	Price Per Share to the Investor	Amount of Commission Paid Per Share	Dealer Manager Fee	Net Offering Proceeds Per Share
Under $500,000	6%	$25.00	$1.50	$0.75	$22.75
$500,000 to less than $1,000,000	5%	$24.75	$1.25	$0.75	$22.75
$1,000,000 to less than $2,000,000	4%	$24.50	$1.00	$0.75	$22.75
$2,000,000 to less than $5,000,000	3%	$24.25	$0.75	$0.75	$22.75
$5,000,000 to less than $7,500,000	2%	$24.00	$0.50	$0.75	$22.75
$7,500,000 and over	1%	$23.75	$0.25	$0.75	$22.75

The reduced selling price per share and sales commissions are applied to the incremental dollar amounts falling within the indicated range only. All commission rates are calculated assuming a $25.00 price per Class A share. Thus, for example, an investment of $1,500,000 would result in a total purchase of approximately 60,610 Class A shares as follows:

•	20,000 Class A shares at $25.00 per share (total: $500,000) and a 6.0% commission;

•	Approximately 20,202 Class A shares at $24.75 per share (total: $500,000) and a 5.0% commission; and

•	Approximately 20,408 Class A shares at $24.50 per share (total: $500,000) and a 4.0% commission.

In the above example, you will receive approximately 60,610 Class A shares instead of 60,000 Class A shares, the number of shares you would have received if you had paid $25.00 per Class A share for all shares purchased. The net offering proceeds we receive from the sale of Class A shares are not affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchase shares issued and sold in this offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in future offerings.

As set forth below, a “single purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “single purchaser” includes:

•	an individual, his or her spouse and their parents or children under the age of 21 who purchase the common shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.”

Requests to combine subscriptions as part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer, and any resulting reduction in commissions will be prorated among the separate subscribers. As with volume discounts provided to qualifying single purchasers, the net proceeds we receive from the sale of Class A shares will not be affected by volume discounts provided as a result of a combined order.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $25.00 per share. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our Class A shares and if you are a participant in our distribution reinvestment plan, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.

California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of Class A shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

For sales of at least $7,500,000, our dealer manager may agree to waive all or a portion of the dealer manager fee such that some Class A shares purchased in any such transaction may be at a discount of up to 8% or $23.00 per share, reflecting a reduction in sales commissions from 6% to 1% as the result of volume discounts and an additional reduction of 3% due to the dealer manager’s waiver of its fee. The net offering proceeds we receive will not be affected by any such waiver of the dealer manager fee.

You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.

Subscription Procedures

General

To purchase shares in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix A. You should pay for your shares by check payable to “Strategic Storage Trust IV, Inc.” or as otherwise instructed by your participating broker-dealer. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive a final prospectus. Our dealer manager and/or the broker-dealers participating in the offering will submit a subscriber’s check in compliance with Rule 15c2-4 promulgated under the Exchange Act, generally by noon on the next business day following receipt of the subscriber’s subscription documents and check. The proceeds from your subscription will be held by us in a segregated account pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days thereafter. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix A to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and our dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Determination of Suitability

Our sponsor and participating broker-dealers and others selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, our sponsor or those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the applicable minimum income and net worth standards set forth in the “Suitability Standards” section immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our common stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that the stockholder may lose their entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Our sponsor or those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

The minimum initial investment is at least $5,000 in shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor and its affiliates, which may be in lesser amounts, and (3) purchases made by an IRA, for which the minimum initial investment is at least $1,500. After you have purchased the minimum investment, any additional purchases must be investments of at least $100, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts. In addition, you may not transfer, fractionalize or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Until our shares are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1)	Receive a copy of the prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A.

(3)

Deliver a completed subscription agreement and a check to Select Capital Corporation or its designated agent for the full purchase price of the shares being subscribed for, payable to “Strategic Storage Trust IV, Inc.” or as otherwise instructed by your participating broker-dealer.    Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable as described herein for the purchase price of your subscription. The name of the participating dealer appears on the subscription agreement.

(4)

Execute the subscription agreement and pay the full purchase price for the shares subscribed for, attest that you meet the minimum income and net worth standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and accept the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase shares through an IRA, SEP or other tax-deferred account, First Trust Company of Onaga has agreed to serve as IRA custodian for such purpose. First Trust Company of Onaga has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. We will pay the fees related to the establishment of investor accounts with First Trust Company of Onaga for $5,000 or more, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning the self storage industry or real estate in general. In certain jurisdictions, some or all of our sales material may not be permitted and if so, will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Nelson Mullins will pass upon the legality of the common stock of our offering and upon legal matters in connection with our status as a REIT for federal income tax purposes. Nelson Mullins does not purport to represent our stockholders or potential investors, who should consult their own counsel. Nelson Mullins also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.

EXPERTS

The consolidated financial statements and financial statement schedule of Strategic Storage Trust IV, Inc. and its Subsidiaries as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 and for the period from June 1, 2016 (date of inception) through December 31, 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The statement of revenues and certain operating expenses for the year ended December 31, 2017 for the self storage facility located in Naples, Florida incorporated by reference in this prospectus has been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The statement of revenues and certain operating expenses for the year ended December 31, 2017 for the self storage facilities in the Houston Portfolio incorporated by reference in this prospectus has been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 9, 2017, with the approval of our audit committee, we dismissed CohnReznick LLP (“CohnReznick”) as our independent registered public accounting firm. CohnReznick’s audit report on our consolidated balance sheet as of June 17, 2016 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During our existence, there were no (a) disagreements between us and CohnReznick on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CohnReznick, would have caused CohnReznick to make reference to the subject matter of the disagreement in its report on our consolidated financial statements, or (b) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

On January 26, 2017, with the approval of our audit committee, we engaged BDO USA, LLP (“BDO”) as our new independent registered public accounting firm for the purpose of auditing our consolidated balance sheet as of December 31, 2016, and the related consolidated statements of operations, stockholder’s equity, and cash flows for the period June 1, 2016 (inception) through December 31, 2016. Prior to the engagement of BDO, neither we nor anyone acting on our behalf consulted BDO regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock issued in this offering. The prospectus is a part of that registration statement as amended and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. We maintain an Internet site at www.strategicreit.com at which there is additional information about us. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents are incorporated by reference into our prospectus, except for any document or portion thereof determined to be “furnished” and not filed in accordance with SEC rules:

•	Amendment to Current Report on Form 8-K/A filed with the SEC on October 16, 2018;

•	Amendment to Current Report on Form 8-K/A filed with the SEC on December 24, 2018;

•	Annual Report on Form 10-K for the Year Ended December 31, 2018 filed on March 21, 2019; and

•	Definitive Proxy Statement on Schedule 14A filed on April 9, 2019.

We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at 1-877-327-

3485 or write us at Strategic Storage Trust IV, Inc., 10 Terrace Road, Ladera Ranch, California 92694. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.

We maintain an Internet site at www.strategicreit.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (documents) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have Internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. Documents will be available through our Internet web site or by a CD that we will provide with links to our documents. You may access and print all documents provided through these services. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

SSTIV
STRATEGIC STORAGE TRUST

APPENDIX A
SUBSCRIPTION AGREEMENT
INSTRUCTIONS TO INVESTORS

Any person(s) desiring to subscribe for shares of common stock (the "Shares") in Strategic Storage Trust IV, Inc. (the "Company") should carefully read and review the prospectus, as supplemented and amended to date (the "Prospectus"), and if he/she/they desire(s) to subscribe for Shares, complete the Subscription Agreement that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please type the information or print in ballpoint pen.

AN INVESTMENT IN STRATEGIC STORAGE TRUST IV, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THEN THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT

Enter the Investment Amount to be invested in either Class A, Class T, or Class W Shares. Please refer to our Prospectus, including the "Questions and Answers About This Offering" section, for a description of our share classes and which classes are available for specific investors. Payment for the full price of the Shares subscribed for should be made payable to Strategic Storage Trust IV, Inc. Select the share class to specify your subscription to either Class A, Class T, or Class W Shares. Indicate your method of payment — either by mail, by wire, or by asset transfer — and fill out the specified information for your method of payment.

Waiver of Commission Only — Check this box for sales of Class A shares only if one of the following situations applies: (1) an RIA introduced the sale, the RIA is affiliated with a Broker-Dealer, and the sale is conducted by the RIA in his or her capacity as a Registered Representative of a Broker-Dealer; (2) an RIA introduced the sale, the RIA is not affiliated with a Broker-Dealer, and the sale is made pursuant to an RIA Selling Agreement (in this case, include a Certification of Client Suitability); (3) a participating RIA is purchasing the Shares for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans; or (4) a participating Broker-Dealer or Registered Representative of a Broker-Dealer is purchasing the Shares for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediately family members and their IRAs or other retirement plans.

Waiver of Commission and Dealer Manager Fee — Check this box if you are any of the following and purchasing Class A shares for your own account, your IRA, or other retirement plan: (a) our directors and officers, (b) directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants, or (c) immediate family members of any of the persons or entities listed in (a) and (b).

Volume Discount Purchase — Check this box if your purchase of Class A shares qualifies for a volume discount. If this purchase is eligible to be combined with purchases by another person/entity as a "single purchaser" (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity. Please see the "Plan of Distribution — Volume Discounts (Class A Shares Only)" section of our Prospectus for additional information about volume discounts.

The minimum required initial investment is $5,000; provided, however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the original Subscription Agreement may receive a commission on any such additional investments in the Company.

(2) INVESTOR INFORMATION

(2)a For non-custodial ownership accounts, enter the exact name in which the Shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(2)b Enter the home address, city, state, zip code, home telephone, business telephone, and email address of the investor. Note: Section 4 should contain the custodian's mailing address.

(2)c Enter an alternate mailing address if different than the home address in item (2)b.

(2)d Enter the date of birth of the investor (required) and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor (required) and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(2)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment.

(3) ELECTRONIC DELIVERY OF REPORTS AND UPDATES

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications. By electing to receive stockholder communications electronically, you authorize the Company to (i) email stockholder communications and reports to you directly, (ii) make stockholder communications and reports available on the Company's website and notify you by email or mail when and where such documents are available, or (iii) provide a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to you on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery. The stockholder communications we may send electronically include, but are not limited to, the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports. You will not receive paper copies of these electronic materials unless you request them or unless we are unable to electronically provide you with copies of these electronic materials. We may also choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration by sending an e-mail to investorrelations@sam.com. In addition, by connecting to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of stockholder relations materials.

Please initial and provide an e-mail address if you choose to consent to electronic delivery.

PAGE 1 OF 7
SST4-03-2019

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(4) FORM OF OWNERSHIP	**Non-Custodial Ownership:** The Subscription Agreement must be completed in its entirety. Please mail the complete, initialed, signed Subscription Agreement and your form of payment made payable to Strategic Storage Trust IV, Inc. to the address on page 6. **Custodial Ownership:** The Subscription Agreement must be completed in its entirety. Select the appropriate type of entity; enter the exact name of the custodian, mailing address, business phone and custodial account number. Subscription Agreement must be initialed and signed by investor and sent to Custodian for execution and Medallion Signature Guarantee (MSG) or Corporate Resolution. Custodian will forward the Subscription Agreement and form of payment to the address on page 6.
(5) DISTRIBUTION OPTIONS	Check the appropriate box to have the distributions mailed to the address of record (either the residence address or the mailing address that is specified in Section 2) or to a third-party or alternate address. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRP"). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution by indicating in Section 5 the percentage desired in case and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the DRP, we request that you notify the Company and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed on the voided check or bank verification provided in response to Section 5 of the Subscription Agreement (the "Bank Account"). I (we) further authorize the Company to debit my (our) Bank Account in the event that the Company erroneously deposits additional funds into my (our) Bank Account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) Bank Account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.
(6) SUBSCRIBER SIGNATURES	Please separately initial the representations in paragraphs (1) through (4) where indicated. Please note the higher suitability requirements described in the Prospectus for residents of certain states. If you are a resident of one of the states indicated, please initial the representations in paragraph (5) as applicable. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. The Subscription Agreement must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh, or qualified plan, if applicable. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, then a general partner, officer, or trustee of the entity must sign.
(7) REGISTERED REPRESENTATIVE OR RIA INFORMATION	This Section is to be competed and executed by the Registered Representative or RIA. If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute this Section. Please complete all broker-dealer information contained in this Section including the suitability certification (Investor State of Residence). The Subscription Agreement, which has been delivered with the Prospectus, together with a check (if applicable) for the full purchase price, should be delivered or mailed to your broker-dealer.

NOTICE TO STOCKHOLDERS

The Shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue Shares of stock of more than three classes. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption for the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the board of directors to set such rights and preferences to subsequent series. Such request must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

A. Wire transfers
B. Pre-printed personal checks
C. Cashier's checks over $10,000
D. Business checks when applied to company/corporate account
E. Trust checks for trust accounts
F. Custodial checks for IRA accounts
G. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement

Pay to the order of "Strategic Storage Trust IV, Inc."

WE CANNOT ACCEPT: Cash, cashier's checks/official bank checks $10,000 or less, foreign checks, money orders, third party checks, temporary/starter checks, or traveler's checks.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payer printed on the form(s) of payment, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payer on the form(s) of payment.

MAILING ADDRESS:

Strategic Storage Trust IV, Inc.
c/o Strategic Transfer Agent Services, LLC
10 Terrace Road, Ladera Ranch, CA 92694
Attention: Investor Relations

WIRE INSTRUCTIONS: Fifth Third Bank, 222 S. Riverside Plaza MD GRVR3B, Chicago, IL 60606 ABA# 042000314. Account Name: Strategic Storage Trust IV, Inc. Account# 7027464507. When sending a wire, please request that the wire references the subscriber's name in order to assure the wire is credited to the proper account.

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SST4-03-2019

SSTIV STRATEGIC STORAGE TRUST

SUBSCRIPTION AGREEMENT

If you need further assistance in completing this Subscription Agreement/signature page, please call Investor Relations at 866-418-5144.

(1) INVESTMENT

☐ Initial Investment
Minimum initial investment = $5,000
Minimum initial IRA investment = $1,500
**Unless otherwise described in the Prospectus

☐ Additional Investment (Minimum $100.00) - Existing Account # ______________
(Subscription Agreement or Additional Investment Subscription Agreement must be completed)

Please issue form(s) of payment payable to:
Strategic Storage Trust IV, Inc.

☐ Funds Enclosed
☐ Funds Wired
☐ Asset Transfer
Include Asset Transfer Form

Total Invested in Class A SHARES	Total Invested in Class T SHARES	Total Invested in Class W SHARES
$	$	$

For *Class A shares only*, check if applicable:

☐ **Waiver of Commission Only:**
If this box is checked, sales commission will be waived for one of the following (check one):

☐ If a Registered Investment Advisor (RIA) has introduced a sale and the RIA is affiliated with a Broker-Dealer, the sales commission will be waived if the sale is conducted by the RIA in his or her capacity as a Registered Representative of a Broker-Dealer.

☐ If an RIA has introduced a sale and the RIA is not affiliated with a Broker-Dealer, the sales commission will be waived if the sale is made pursuant to a RIA Selling Agreement and you complete the CERTIFICATION OF CLIENT SUITABILITY on page 7.

☐ A participating RIA for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans (in this case, this Subscription Agreement must be signed by the participating Registered Investment Advisor).

☐ A participating Broker-Dealer or Registered Representative of a participating Broker-Dealer for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans.

If for a family member pursuant to (b) of either the third or fourth checkbox above, indicate relationship: ______________

☐ **Waiver of Commission and Dealer Manager Fee:**
Please check this box only if you are eligible for a waiver of sales commission and dealer manager fee.

Waivers of sales commissions and dealer manager fees are generally only available for purchases made by the following for their own account, IRAs, or other retirement plans: (a) our directors and officers, or (b) directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants.

☐ **Volume Discount Purchase:**
Please check this box if you are eligible for a volume discount on this purchase. If this purchase is eligible to be combined with purchases by another person/entity as a "single purchaser" (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity: ______________

(2) INVESTOR INFORMATION (REQUIRED)

SECTION (2)a

NAME OF INVESTOR, TRUSTEE OR AUTHORIZED SIGNER **(REQUIRED)** ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

NAME OF JOINT INVESTOR

NAME OF TRUST, BUSINESS OR PLAN

SECTION (2)b

INVESTOR, TRUSTEE OR AUTHORIZED SIGNER'S **STREET ADDRESS (REQUIRED) - NO P.O. BOX**

CITY | STATE | ZIP CODE

HOME PHONE **(REQUIRED)** | BUSINESS PHONE | PHONE EXTENSION

SECTION (2)c

ALTERNATIVE MAILING ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

SECTION (2)d

INVESTOR DATE OF BIRTH (MM/DD/YYYY) **(REQUIRED)** (TRUST OR ENTITY DATE)

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY)

ENTITY TAX ID # (If Applicable)

INVESTOR SSN# **(REQUIRED)**

JOINT INVESTOR / AUTHORIZED SIGNER SSN#

SECTION (2)e

Please indicate Citizenship Status **(REQUIRED)**: if a box is not checked, U.S. Citizenship will be applied by default.

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* - Country of Origin ______________

*If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment.

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SST4-03-2019

(3) ELECTRONIC DELIVERY OF REPORTS AND UPDATES

☐ Initial here

Instead of receiving paper copies of the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports (including, but not limited to, those specified in this sentence), I (a) authorize the Company and consent to electronic delivery of this Subscription Agreement, the Prospectus, and any other stockholder communications and reports delivered therewith, and (b) authorize the Company to electronically deliver to me all stockholder communications and reports from the Company. In making this authorization, I hereby consent for the Company to electronically send me stockholder communications and reports, including my account-specific information, by either (i) emailing stockholder communications and reports to me directly, (ii) making stockholder communications and reports available on the Company's website and notify me by email or mail when and where such documents are available, or (iii) providing a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to me on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery.

(You must provide an e-mail address if you choose this option.)

E-mail address: ______________________________

(4) FORM OF OWNERSHIP

NON-CUSTODIAL OWNERSHIP

- ☐ Individual
  Investor must sign, initial, & date
- ☐ Joint Tenants with Right of Survivorship
  All parties must sign, initial, & date
- ☐ Tenants in Common
  All parties must sign, initial, & date
- ☐ Community Property
  All parties must sign, initial, & date
- ☐ Transfer on Death
  Include Transfer on Death Form
- ☐ Pension, Profit Sharing Plan or 401K
  Trustee or custodian signature required. Include copy of plan document
- ☐ Trust - Include a copy of the Trust or Certificate of Trust
  Trustee or Grantor signature(s) required
  Date Established (Required) ______________
  - ☐ Currently Revocable
  - ☐ Irrevocable
- ☐ Company or Corporation
  Authorized officer must sign or initial
  - ☐ S-Corp Include Corp Resolution
  - ☐ C-Corp Include Corp Resolution
- ☐ Uniform Gift to Minors Act / Uniform Transfers to Minors Act
  Custodian must sign, initial, & date
- ☐ Partnership or LLC
  Authorized Agent must sign, initial, & date. Partnership or Operating Agreement required.
- ☐ Other: ______________ (Specify)
  Include any pertinent documents

CUSTODIAL OWNERSHIP

SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN

☐ IRA ______________ (Type) ☐ Qualified Pension or Profit Sharing Plan ☐ Non-Qualified Custodian Account ☐ Other: ______________ (Specify)

☐ Inherited/Beneficiary IRA

NAME OF CUSTODIAN OR TRUSTEE

Deceased's Name (required)

MAILING ADDRESS

CITY STATE ZIP CODE

BUSINESS PHONE

TO BE COMPLETED BY CUSTODIAN OR OTHER ADMINISTRATOR

CUSTODIAN TAX ID CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

Custodian Medallion Signature Guarantee

SIGNATURE OF CUSTODIAN (IF APPLICABLE) DATE **(REQUIRED)**

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNT IS ADMINISTERED BY A THIRD PARTY)

(5) DISTRIBUTION OPTIONS

ALL DISTRIBUTIONS FOR CUSTODIAL ACCOUNTS WILL BE SENT TO THE CUSTODIAN

(REQUIRED)

If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.

- ☐ Distribution Reinvestment Plan (DRP)
  Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.
  ________% of each distribution in DRP
  ________% of each distribution in cash (total must equal 100%)
- ☐ Via Direct Deposit (ACH)
  Complete information below. See ACH language in Section 5 of the instructions.
  - ☐ Checking **(must enclose voided check)**
  - ☐ Savings **(verification from bank must be provided)**
- ☐ Mail to Alternate Address (2c)
- ☐ Mail to Street Address (2b)
- ☐ Cash Distributions Directed To:

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY STATE ZIP CODE

BANK ABA# (FOR ACH ONLY) ACCOUNT #

(MUST ENCLOSE A VOIDED CHECK OR VERIFICATION FROM BANK)

PAGE 4 OF 7 SST4-03-2019

(6)
SUBSCRIBER SIGNATURES (SIGNATURE/INITIAL & DATE REQUIRED)

Please separately initial each of the representations (1) through (4) and any applicable representation in (5) below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Strategic Storage Trust IV, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

ALL ITEMS MUST BE READ AND INITIALED. **(REQUIRED)** OWNER | JOINT OWNER/CUSTODIAN

(1) I have received the final Prospectus of Strategic Storage Trust IV, Inc.

(2) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (ii) a net worth (as described above) of at least $70,000 and have a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS." I will not purchase additional Shares unless I meet those suitability requirements at the time of purchase.

(3) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

(4) I am purchasing the Shares for my own account or, if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent, then I represent that I have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

(5) **PLEASE SEPARATELY INITIAL, ONLY AS APPLICABLE, THE ITEMS BELOW.** **INITIAL AS APPLICABLE**

For these purposes, unless otherwise specified below, "net worth" in all cases should be calculated excluding the value of an investor's home, home furnishings, and automobiles. Unless otherwise specified below, "liquid net worth" is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

If I am an **Alabama resident**, I acknowledge that Shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates.

If I am a **Kansas resident**, I acknowledge that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs. For these purposes, "liquid net worth" shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

If I am a **Kentucky resident**, I acknowledge that my aggregate investment in this Company and any affiliate non-publicly traded REITs must not exceed 10% of my liquid net worth.

If I am a **Maine resident**, I acknowledge that the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth.

If I am a **Massachusetts resident**, I acknowledge that no more than 10% of any one Massachusetts investor's liquid net worth may be invested in this Company and in other illiquid direct participation programs. For this purpose, "liquid net worth" is that portion of an investor's net worth (assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

If I am a **Missouri resident**, I acknowledge that no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in any single class of this Company's stock.

If I am a **New Mexico resident**, I acknowledge that, in addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in this Company, its affiliates, and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.

If I am a **North Dakota resident**, I acknowledge that Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in this Company and that they meet one of this Company's suitability standards.

If I am an **Ohio resident**, I acknowledge that it shall be unsuitable for an Ohio investor's aggregate investment in shares of this Company, its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his, her, or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

If I am an **Oregon resident**, I acknowledge that Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates and that they meet one of this Company's suitability standards.

If I am a **Pennsylvania resident**, I acknowledge that my investment in this Company must be no more than 10% of my net worth.

If I am a **Puerto Rico resident**, I acknowledge that my investment in shares of the Company, the Company's affiliates, and other similar non-traded direct participation programs must not exceed more than 10% of my liquid net worth.

If I am a **Tennessee resident**, I acknowledge that my investment in this Company must not exceed 10% of my liquid net worth (exclusive of home, home furnishings and automobiles).

Your sale is not final for five (5) business days after your receipt of the final Prospectus. We will deliver a confirmation of sale to you after your purchase is completed.

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 2 above.

Certification instructions. You must cross out certification 2 in the previous paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE OF OWNER **(REQUIRED)**	DATE **(REQUIRED)**	SIGNATURE OF JOINT OWNER OR BENEFICIAL OWNER **(REQUIRED)**	DATE **(REQUIRED)**

PAGE 5 OF 7 SST4-03-2019

(7) REGISTERED REPRESENTATIVE OR RIA INFORMATION

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or Registered Investment Advisor ("RIA") must sign below to complete the order. The Registered Representative or RIA warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**	CRD #

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY	STATE	ZIP CODE

BUSINESS PHONE (REQUIRED)	FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)**	REPRESENTATIVE #

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX	BRANCH ID #

CITY	STATE	ZIP CODE

BUSINESS PHONE **(REQUIRED)**	FAX #

EMAIL ADDRESS

The undersigned confirm on behalf of the Broker-Dealer or RIA Firm that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct, and complete in all respects; (2) have discussed such investor's prospective purchase of Shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)

INVESTOR STATE OF RESIDENCE **(REQUIRED)**

If sale is being made through an RIA, fill out and sign the attached Certification of Client Suitability and include it with your completed Subscription Agreement.

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISORS **(REQUIRED)**		DATE **(REQUIRED)**
X	X	

SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)**	DATE **(REQUIRED)**
X	

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus entirely for a complete explanation of an investment in Strategic Storage Trust IV, Inc.

MAIL TO:
Strategic Storage Trust IV, Inc.
c/o Strategic Transfer Agent Services, LLC
10 Terrace Road, Ladera Ranch, CA 92694
Attention: Investor Relations

Wire Information:
Fifth Third Bank, 222 S. Riverside Plaza MD GRVR3B, Chicago, IL 60606 ABA# 042000314.
Account Name: Strategic Storage Trust IV, Inc. Account# 7027464507.

Investor Relations Toll Free Phone Line: 866-418-5144

PAGE 6 OF 7

SST4-03-2019

FOR RIA USE ONLY

CERTIFICATION OF CLIENT SUITABILITY

Client Name: ____

The undersigned hereby certifies to Select Capital Corporation ("Dealer Manager") as follows:

1. The undersigned is a registered investment advisor pursuant to the Investment Advisers Act of 1940, as amended.

2. The undersigned is not receiving any commission in connection with such investment.

3. The Client desires to invest in Strategic Storage Trust IV, Inc. (the "REIT").

4. Prior to recommending purchase of shares of the REIT's common stock ("Shares"), the undersigned had and continues to have reasonable grounds to believe, based upon information provided by the Client concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by the undersigned, that: (A) each Client that purchases Shares is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares, (B) each Client that purchases Shares has a net worth and income sufficient to sustain the risks inherent in the Shares, including loss of the entire investment and lack of liquidity, and (C) the Shares otherwise are or will be a suitable investment for each Client that purchases Shares, and the undersigned shall maintain files disclosing the basis upon which the determination of suitability was made.

5. The undersigned agrees and acknowledges that Dealer Manager is relying on this certification with respect to the suitability of the Client to purchase Shares through Dealer Manager.

6. The undersigned represents and warrants that the undersigned has informed the Client of the current purchase price for Shares, including the purchase price for Shares under the distribution reinvestment plan.

7. The undersigned further represents and warrants that the information set forth in this Certification is accurate and that the Client's subscription to purchase Shares either does not involve a discretionary account or, if so, that the undersigned has made the Client aware, prior to subscribing for the Shares, of the risks entailed in investing in the Shares.

IN WITNESS WHEREOF, the undersigned has certified to the foregoing statements this _____ day of _______________, 201___.

ADV or IARD # ______________________________

SIGNATURE OF REGISTERED INVESTMENT ADVISOR ______________________________________

PRINT NAME OF REGISTERED INVESTMENT ADVISOR ______________________________________

Please complete this Certification as part of each Client's completed subscription and send documents to Strategic Transfer Agent Services, LLC in accordance with the subscription agreement procedures.

PAGE 7 OF 7

SST4-03-2019

APPENDIX B

STRATEGIC STORAGE TRUST IV, INC.

DISTRIBUTION REINVESTMENT PLAN

Effective as of March 17, 2017

Strategic Storage Trust IV, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1.     Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchased shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (“Initial Public Offering”), or (B) purchase Shares pursuant to any subsequent offering of the Company (“Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the dealer manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).

2.     Effective Date. The DRP was approved by the board of directors and became effective on March 17, 2017. Any amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.

3.     Eligibility and Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Initial Public Offering or purchases shares in any subsequent offering, and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form, or any other appropriate authorization form as may be available from the Company, the dealer manager, or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment, or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until all of the Shares registered have been sold, the Company has terminated a current offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of Distributions reinvested through the DRP. A Participant may also change the percentage of Distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4.     Purchase of Shares. Participants may acquire DRP Shares from the Company as follows: (i) stockholders who purchased Class A shares will pay a price equal to $23.75 per Class A share; (ii) stockholders who purchased Class T shares will pay a price equal to approximately $23.00 per Class T share; and (iii) stockholders who purchased Class W shares will pay a price equal to $22.75 per Class W share. Participants may purchase shares as described until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The DRP Share price for the Class A Shares, the Class T Shares, and the Class W Shares was determined by the board of directors in its business judgment. The board of directors may set or change the DRP Share price for the purchase of Class A Shares, Class T Shares, and Class W Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate, and without amending this DRP. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) Shares registered, or to be registered, with the SEC in an Offering for use in the DRP (a “Registration”), or (b) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5.     No Commissions or Other Charges. No dealer manager fee and no commissions will be paid with respect to the DRP Shares.

6.     Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.

7.     Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8.     Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9.     Voting. A Participant may vote all shares acquired through the DRP.

10.     Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price, and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11.     Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12.     Amendment or Termination of DRP by the Company. The board of directors of the Company may by majority vote (including a majority of the Independent Directors) amend, modify, suspend, or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.

13.     Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

APPENDIX C

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables provide historical unaudited financial information relating to four public real estate investment programs (“Prior Real Estate Programs”), which we deem to have similar investment objectives to us, sponsored by our sponsor, SmartStop Asset Management, LLC (our “sponsor”), or its affiliates. This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

The Prior Real Estate Programs presented provide an indication of prior real estate programs sponsored by our sponsor or its affiliates and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds — Table I summarizes information of the prior performance of our sponsor and its affiliates in raising funds for the Prior Real Estate Programs, the offerings of which closed in the most recent three years ended January 31, 2019. The information in Table I is unaudited.

Table II—Compensation to Sponsor — Table II summarizes the compensation paid to our sponsor and its affiliates for the Prior Real Estate Programs, the offerings of which closed in the most recent three years ended January 31, 2019. The information in Table II is unaudited.

Table III—Annual Operating Results of Prior Real Estate Programs — Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed in the most recent five years ended January 31, 2019. The information in Table III is unaudited.

Table IV—Results of Completed Prior Real Estate Programs — Table IV summarizes the results for the Prior Real Estate Programs that have completed operations during the previous five years ended January 31, 2019. The information in Table IV is unaudited.

Table V—Sales or Disposals of Properties for Prior Real Estate Programs — None of the Prior Real Estate Programs has sold or disposed of any properties during the most recent three years ended January 31, 2019. Accordingly, Table V has been omitted.

The Prior Real Estate Programs presented in the Prior Performance Tables are considered to have similar investment objectives as ours. We intend to invest in both income-producing and growth self storage properties (such as development, re-development, lease-up, and expansion opportunities) and related self storage investments with the objective of achieving appreciation of stockholder value as a result of both returns anticipated from income and appreciation in the value of our properties over the long term. Our stockholders will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Please see “Risk Factors — General Risks Related to Investments in Real Estate” in the prospectus. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment and you may lose some or all of your investment.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of our sponsor and its affiliates in investing and raising funds in Prior Real Estate Programs for which the offerings have closed in the most recent three years ended January 31, 2019. Information is provided pertaining to the timing and length of this offering and the time period over which the proceeds have been invested in the properties.

	Strategic Storage Growth Trust, Inc. (Public Offering)(1)	Strategic Storage Trust II, Inc.(2)	Strategic Student & Senior Housing Trust, Inc. (Private Offering)(3)
Dollar amount offered	$1,095,000,000	$1,095,000,000	$100,000,000
Dollar amount raised	$272,091,005	$566,016,179	$92,571,719
Length of offering (in months)	27	36	14
Months to invest 90% of amount available for investment	39	37	14

NOTES TO TABLE I

(1)

Amounts included herein relate to proceeds raised and invested pursuant to SSGT’s public offering, which closed on March 31, 2017. Additionally, amounts included herein relate to amounts reinvested pursuant to the related distribution reinvestment plan, but do not include any amounts related to SSGT’s Registration Statement on Form S-3 for its distribution reinvestment plan offering filed with the SEC on May 5, 2017 (the “SSGT Form S-3”).

(2)

Amounts included herein relate to proceeds raised and invested pursuant to Strategic Storage Trust II, Inc.’s (“SST II”) initial public offering, which closed on January 9, 2017. Additionally, amounts included herein relate to amounts reinvested pursuant to the related distribution reinvestment plan, but do not include any amounts related to SST II’s Registration Statement on Form S-3 for its distribution reinvestment plan offering filed with the SEC on November 30, 2016 (the “SST II Form S-3”).

(3)	Amounts included herein relate to proceeds raised and invested pursuant to Strategic Student & Senior Housing Trust, Inc.’s (“SSSHT”) private offering, which was terminated on March 15, 2018.

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

This table sets forth the compensation paid to our sponsor and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years ended January 31, 2019. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. The Prior Real Estate Programs for which information is presented below have a similar investment objective to this program.

	Strategic Storage Growth Trust, Inc.(1)		Strategic Storage Trust II, Inc.(16)	Strategic Student & Senior Housing Trust, Inc.
Date offerings commenced	Multiple	(2)	January 10, 2014	Multiple	(17)
Dollar amount raised(2)	$279,933,449		$566,016,179	$96,248,856
Amount paid or payable to sponsor from proceeds of offering:
Selling commissions(3)	$16,486,852		$38,070,692	$4,841,387
Stockholder servicing fees and dealer manager servicing fees(4)	$3,936,172		$3,596,604	$47,955
Dealer manager fees(5)	$5,099,117		$11,132,228	$2,002,046
Offering expenses(6)	$2,491,638		$2,603,983	$1,421,733
Acquisition costs
Acquisition fees(7)	$4,209,770		$13,189,521	$5,270,000
Acquisition expenses(8)	$1,145,393		$1,766,930	$374,331
Other(9)	$56,250		$129,893	$—
Dollar amount of cash generated from operations before deducting payments to sponsor	$18,038,338		$85,725,045	$8,070,781
Amounts paid or payable to sponsor from operations:
Property management fees(10)	$2,988,283		$14,153,472	$244,623
Asset management fees(11)	$2,251,363		$14,650,665	$1,438,361
Transfer agent fees(12)	$140,033		$352,300	$107,473
Tenant insurance revenues(13)	$369,998		$1,830,259	$—
Reimbursements(14)	$3,624,161		$6,627,731	$1,193,553
Debt issuance costs	$598,315		$655,879	$856,407
Dollar amount of property sales and refinancing before deducting payments to sponsor(15)
Cash	—		—	—
Notes	—		—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—		—	—
Real estate commissions	—		—	—
Other	—		—	—

NOTES TO TABLE II

(1)	The offering related amounts included herein do not include any amounts offered or raised pursuant to the SSGT Form S-3 filed with the SEC on May 5, 2017.
(2)

With respect to SSGT the offering related amounts herein relate to both SSGT’s private and public offering. SSGT’s private and public offering commenced on June 17, 2013, and January 20, 2015, respectively. The amounts relate to the entire SSGT program through September 30, 2018.

(3)	Represents selling commissions paid to the dealer manager, an affiliate of our sponsor, all of which was reallowed to participating broker-dealers.
(4)

Stockholder servicing fees are paid on an ongoing basis, payable monthly and accrue to the broker-dealers daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T Shares sold in the primary public offering for each of SST II, SSGT, and SSSHT. In the case of SSGT, stockholder servicing fees ceased to be paid after January 24, 2019, when SSGT merged into a subsidiary of SST II. In the case of SST II, stockholder servicing fees will cease to be paid on the occurrence of the earlier of (i) the date SST II lists its shares on a national securities exchange, merges or consolidates with or into another entity, or sells or disposes of all or substantially all of its assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of both Class A Shares and Class T Shares in its primary offering (i.e., excluding proceeds from sales pursuant to its distribution reinvestment plan), which calculation shall be made by SST II with the assistance of its dealer manager commencing after the termination of the initial public offering for SST II; (iii) the fifth anniversary of the last day of the fiscal quarter in which the initial public offering (i.e., excluding its distribution reinvestment plan offering) for SST II terminates; and (iv) the date that such Class T Share is redeemed or is no longer outstanding. In the case of SSSHT, stockholder servicing fees will cease to be paid on the occurrence of the earlier of (i) the date SSSHT lists its shares on a national securities exchange, merges or consolidates with or into another entity, or sells or disposes of all or substantially all of its assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in SSSHT’s primary offering (i.e., excluding proceeds from sales pursuant to its distribution reinvestment plan), which calculation shall be made by SSSHT with the assistance of its dealer manager commencing after the termination of SSSHT’s primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. Dealer manager servicing fees are paid on an ongoing basis, payable monthly and accrue to the dealer manager daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in SSSHT’s primary public offering. SSSHT will cease paying dealer manager servicing fees at the earlier of (i) the date SSSHT lists its shares on a national securities exchange, merges or consolidates with or into another entity, or sells or disposes of all or substantially all of its assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in SSSHT’s primary offering (i.e., excluding proceeds from sales pursuant to its distribution reinvestment plan), which calculation shall be made by SSSHT with the assistance of its dealer manager commencing after the termination of SSSHT’s primary offering, (iii) the end of the month in which the aggregate dealer manager servicing fees paid in SSSHT’s primary offering with respect to Class W shares equals 9.0% of the gross proceeds from the sale of Class W shares in SSSHT’s primary offering (excluding proceeds from sales pursuant to its distribution reinvestment plan), which calculation shall be made by SSSHT with the assistance of SSSHT’s dealer manager commencing after the termination of SSSHT’s primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding.

(5)	Represents amounts paid to the dealer manager, a portion of which was reallowed to participating broker-dealers.
(6)

Represents direct costs of the offering, paid to an affiliate of our sponsor. Such costs include reimbursable costs of the program’s advisor and third party costs originally paid by the program’s advisor. In addition to such costs, direct costs of the offering paid by SSGT, SST II, and SSSHT directly to third parties for offering costs totaled approximately $1.8 million, $2.3 million, and $1.7 million, respectively.

(7)

Represents acquisition fees incurred by the program and paid to its advisor. As SST II makes additional investments, acquisition fees will continue to increase. Prior to September 6, 2018, SSSHT incurred and paid acquisition fees with respect to its acquisitions. Subsequent to September 6, 2018, SSSHT will not incur any acquisition fees payable to its advisor in connection with any of its acquisitions or investments.

(8)

Represents acquisition related reimbursable costs paid to the program’s advisor. In addition to such costs, acquisition related costs paid directly by SSGT, SST II, and SSSHT to third parties totaled approximately $1.7 million, $5.1 million, and $1.1 million, respectively. As SST II and SSSHT make additional investments, acquisition related reimbursable costs paid to their respective advisors will continue to increase.

(9)	Represents set-up fees paid to an affiliated property manager of $3,750 per property, as applicable.
(10)

Property management fees paid by SSGT and SST II included approximately $1.5 million and $5.7 million, respectively, of fees paid to a prior sub-property manager of their properties. Relative to SSSHT such fees are property management oversight fees related to overseeing third party property managers.

(11)	Represents asset management fees paid to the program’s advisor.
(12)	Represents fees paid to an affiliate of the program’s sponsor for transfer agent and registrar services provided.
(13)

In connection with the property management agreements effective as of October 1, 2017, the programs agreed to share the net revenue attributable to the sale of tenant insurance at their properties with the property manager or its affiliate. To facilitate such revenue sharing, the programs and affiliates of the property manager agreed to transfer their rights in such tenant insurance revenue to newly created joint ventures in March of 2018. Amounts represent net tenant insurance revenue paid to an affiliate of the property manager.

(14)

Represents general and administrative costs, paid to the program’s advisor and its affiliates. Such costs include reimbursable costs of the program’s advisor (and its affiliates) and third party costs originally paid by the program’s advisor and its affiliates.

(15)

Certain programs have had activity relating to these line items. However, no fees were paid to affiliates of our sponsor in connection therewith. As such, including any related data is not meaningful and has therefore been omitted.

(16)	The offering related amounts included herein do not include any amounts offered or raised pursuant to the SST II Form S-3. The amounts relate to the entire SST II program through December 31, 2018.
(17)

The offering related amounts herein relate to both SSSHT’s private and public offering. SSSHT’s private offering commenced on January 27, 2017 and terminated on March 15, 2018. SSSHT’s public offering commenced on May 1, 2018 and is ongoing. The amounts relate to the entire SSSHT program through December 31, 2018.

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by our sponsor or its affiliates, the offerings of which have closed in the most recent five years ended January 31, 2019. The information relates only to programs with investment objectives similar to this program. Unless otherwise indicated, all amounts are as of and for the year ended December 31 for the year indicated.

	Strategic Storage Trust II, Inc.
	January 2017(5)
	2014	2015	2016	2017	2018
Summary Operating Results
Total revenue	$465,345	$17,905,699	$45,431,146	$76,108,906	$80,412,257
Operating expenses(1)	$167,434	$6,754,391	$15,976,950	$24,487,854	$25,228,704
Operating income (loss)	$(2,256,865)	$(5,076,880)	$(14,910,503)	$3,575,111	$16,151,443
Interest expense	$104,720	$3,828,231	$10,906,668	$18,194,016	$19,170,970
Depreciation and amortization(2)	$252,680	$9,110,398	$22,078,280	$33,452,073	$22,802,691
Net loss — GAAP basis	$(2,361,585)	$(8,937,541)	$(26,103,609)	$(14,986,290)	$(3,720,730)
Summary of Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(334,442)	$(1,252,240)	$(1,587,221)	$19,441,170	$18,359,125

Net cash flows used in investing activities	$(13,688,652)	$(140,865,350)	$(510,295,408)	$(58,441,023)	$(3,179,291)
Net cash flows provided by financing activities	$20,353,246	$163,690,908	$498,943,670	$31,278,664	$(12,541,473)

Amount and Source of Distributions
Total distributions paid in cash to common stockholders	$158,037	$1,497,802	$11,358,337	$16,671,024	$17,566,799

Distribution Data Per $1,000 invested(3)
Total distributions paid in cash to common stockholders	$9.01	$7.11	$21.16	$30.09	$31.71

From operations	$—	$—	$—	$30.09	$31.71
From offering proceeds	$9.01	$7.11	$21.16	$—	$—

Summary Balance Sheet
Total assets	$35,050,649	$193,446,828	$752,553,611	$817,497,838	$796,354,037

Total liabilities	$18,568,923	$26,371,397	$331,209,006	$410,062,755	$418,870,325
Redeemable equity	$73,514	$1,223,483	$10,711,682	$24,497,059	$32,226,815

Preferred equity	$5,028,115	$—	$—	$—	$—
Common equity	$11,380,097	$165,851,948	$410,632,923	$382,938,024	$345,256,897
Estimated per share value(4)	N/A	N/A	$10.09	$10.22	$10.65

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—CONTINUED

	Strategic Storage Growth Trust, Inc.
	March 2017(7)
	2014	2015	2016	2017	2018(8)
Summary Operating Results
Total revenue	$665,135	$4,857,407	$9,313,759	$13,786,361	$14,369,493
Operating expenses(1)	$287,724	$2,205,173	$4,016,072	$5,945,010	$6,277,406
Operating loss	$(1,219,938)	$(2,350,689)	$(1,857,951)	$(3,816,107)	$(2,048,884)
Interest expense	$219,071	$1,026,798	$2,057,428	$518,390	$664,431
Depreciation and amortization(2)	$438,319	$2,107,159	$3,298,559	$4,803,665	$5,401,800
Net loss — GAAP basis	$(1,435,635)	$(3,375,721)	$(3,955,374)	$(3,955,942)	$(2,727,009)
Summary of Statement of Cash Flows
Net cash flows (used in) provided by operating activities	$(598,022)	$(672,711)	$167,590	$2,041,912	$2,988,004
Net cash flows used in investing activities	$(20,172,479)	$(44,311,649)	$(29,988,936)	$(100,107,167)	$(54,311,670)
Net cash flows provided by financing activities	$25,068,799	$47,084,108	$26,923,887	$147,193,760	$1,200,444
Amount and Source of Distributions
Total distributions paid in cash to common stockholders	$—	$5,983	$576,046	$3,313,927	$3,948,280
Distribution Data Per $1,000 invested(3)
Total distributions paid in cash to common stockholders	$—	$0.23	$5.42	$11.94	$14.23
From operations	$—	$—	$1.58	$7.36	$10.77
From offering proceeds	$—	$0.23	$3.84	$4.58	$3.46
Summary Balance Sheet
Total assets	$24,967,883	$69,929,708	$93,937,975	$239,929,758	$238,744,685
Total liabilities	$11,964,177	$40,644,751	$15,278,591	$13,635,347	$21,015,247
Redeemable equity	$—	$10,706	$1,086,603	$5,679,485	$8,208,920
Preferred equity	$9,908,304	$15,884,852	$—	$—	$—
Common equity	$3,095,402	$13,389,399	$77,572,781	$220,614,926	$209,520,518
Estimated per share value(6)	N/A	N/A	$10.05	$11.56	$11.58

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—CONTINUED

	Strategic Student & Senior Housing Trust, Inc.
	March 2018(9)
	2017	2018
Summary Operating Results
Total revenue	$3,651,331	$23,372,722
Operating expenses(1)	$1,336,168	$13,787,526
Operating loss	$(5,122,264)	$(8,188,671)
Interest expense	$1,931,801	$7,458,485
Depreciation and amortization(2)	$3,787,209	$13,925,814
Net loss — GAAP basis	$(7,062,210)	$(15,720,781)
Summary of Statement of Cash Flows
Net cash flows (used in) provided by operating activities	$(1,285,994)	$835,907
Net cash flows used in investing activities	$(106,437,232)	$(172,770,042)
Net cash flows provided by financing activities	$118,093,224	$172,834,748
Amount and Source of Distributions
Total distributions paid in cash to common stockholders	$616,387	$4,105,267
Distribution Data Per $1,000 invested(3)
Total distributions paid in cash to common stockholders	$8.15	$42.65
From operations	$—	$8.68
From offering proceeds	$8.15	$33.97
Summary Balance Sheet
Total assets	$115,126,186	$277,969,615
Total liabilities	$54,566,859	$212,909,330
Redeemable equity	$303,844	$2,659,654
Preferred equity	$—	$10,095,708
Common equity	$61,194,317	$53,298,946
Estimated per share value(6)	N/A	N/A

NOTES TO TABLE III

(1)	Operating expenses include the ongoing operating costs, excluding the costs separately detailed in the tables.
(2)

Depreciation of real property is calculated on the straight-line method over estimated useful lives ranging primarily from 5 to 35 years. The fair value of in-place leases upon the acquisition of a property is amortized over the estimated future benefit period.

(3)

Distribution data was calculated based on the gross proceeds invested as of the end of each respective period shown. Distributions in excess of cash flow from operations were funded from offering proceeds.

(4)

On April 8, 2016, SST II’s board of directors approved a net asset valuation of $10.09 per share as of December 31, 2015. On April 13, 2017, SST II’s board of directors approved a net asset valuation of $10.22 per share as of December 31, 2016. On April 19, 2018, SST II’s board of directors approved a net asset valuation of $10.65 per share as of December 31, 2017. For the purposes of calculating these estimated net asset values per share, an independent third party appraiser valued SST II’s properties. The net asset valuation as of December 31, 2018 is not yet available.

(5)	SST II terminated its initial public offering on January 9, 2017.
(6)

On April 8, 2016, SSGT’s board of directors approved a net asset valuation of $10.05 per share as of December 31, 2015. On April 13, 2017, SSGT’s board of directors approved a net asset valuation of $11.56 per share as of December 31, 2016. On April 19, 2018, SSGT’s board of directors approved a net asset valuation of $11.58 per share as of December 31, 2017. For the purposes of calculating these estimated net asset values per share, an independent third party appraiser valued SSGT’s properties.

(7)	SSGT terminated its private offering on January 16, 2015 and terminated its public offering on March 31, 2017.
(8)

The 2018 results are presented as of and for the nine months ended September 30, 2018. On January 24, 2019 SST II acquired SSGT by way of merger. As such, the financial information contained in Table III is provided through September 30, 2018.

(9)	SSSHT terminated its private offering on March 15, 2018.

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations during the previous five years ended January 31, 2019. The information relates only to programs with investment objectives similar to this program.

Program Name	SmartStop Self Storage, Inc.(1)		Strategic Storage Growth Trust, Inc.(2)
Date of closing of offering	September 22, 2011 and September 22, 2013		January 16, 2015 and March 31, 2017
Duration of offering (in months)	42.0 and 24.0		19.0 and 27.0
Date program terminated	October 1, 2015		January 24, 2019
Dollar amount raised	$541,542,664		$279,933,449
Annualized return on investment	15.3	%(3)	9.3%	(3)
Annual median leverage	56%		13%

NOTES TO TABLE IV

(1)	SmartStop Self Storage merged into Extra Space on October 1, 2015.
(2)

SSGT merged into a subsidiary of SST II on January 24, 2019. The offering related amounts included herein do not include any amounts offered or raised pursuant to the SSGT Form S-3 or SSGT’s private offering which terminated on January 16, 2015.

(3)

Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the number of years from the initial receipt of offering proceeds from a third party investor to the liquidity event. As applicable, the aggregate amount distributed to investors includes distributions paid in cash and any operating partnership units issued upon acquisition by SmartStop Self Storage and SSGT, as the case may be.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Strategic Storage

Trust IV, Inc.

Maximum Offering of

$1.095 Billion in Shares

of Common Stock

PROSPECTUS

Select Capital Corporation

April 19, 2019